Exhibit p(i)
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                              JOINT CODE OF ETHICS
                              EFFECTIVE: 10/31/2005

I.   BACKGROUND

     1. This Joint Code of Ethics (Code) has been adopted by USAA Investment Management Company (IMCO), USAA Shareholder Account Services (SAS) and each of the USAA FUNDS (as defined in Appendix A) in order to comply with Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940 which require that every investment company and investment adviser adopt such a Code in order to regulate the personal investing activities of their personnel.

     2. The purposes of this Code are to implement the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, in particular to prohibit fraudulent, deceptive or manipulative acts by personnel covered by this Code in connection with their personal transactions in: (i) COVERED SECURITIES held or to be acquired by the USAA FUNDS or other clients of IMCO (other IMCO-managed accounts) and
          (ii) REPORTABLE USAA FUNDS, and to avoid conflicts of interest so that the best interests of investors in the USAA FUNDS and other clients of IMCO as well as USAA members and customers will be served.

     3. In adopting this Code, the Code of Ethics Committee and the Boards of Directors/Trustees (hereinafter Board of Directors) of the USAA FUNDS emphasize that all persons covered by this Code must agree:

          (a) to place the interests of USAA FUND shareholders and other IMCO-managed accounts above their own personal interests;

          (b)  to refrain, in the conduct of all of their personal affairs, from
               taking   any   inappropriate   advantage   of  their   roles  and
               responsibilities with IMCO, SAS and the USAA Funds;

          (c)  to comply with the FEDERAL SECURITIES LAWS; and

          (d) to conduct all "personal securities transactions" so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person's roles and responsibilities with IMCO, SAS and the USAA Funds.

     4.   This Code is intended  to be  administered  together  with the "Policy
          Statement Concerning Insider Trading" (the IMCO Insider Trading Policy) as adopted and revised, from time to time, by the Code of Ethics Committee, and the USAA FUNDS' "Disclosure of Portfolio Holdings Policy" as adopted and revised, from time to time, by the USAA FUNDS' Board of Directors. In additin, you may be subject to other

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          USAA Policies such as, among others, the "USAA Code of Business Ethics and Conduct" and the USAA Honor Code."

     5. In adopting this Code, the Code of Ethics Committee and the USAA Funds' Boards of Directors have considered:

          (a) how the Code's restrictions and procedures as to compliance should be framed in light of IMCO's and SAS's legal and ethical obligations to the USAA FUNDS and all other IMCO-managed accounts;

          (b) the overall nature of the operations of IMCO, SAS, and the USAA FUNDS; and

          (c) issues and concerns raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel having access to non-public information (including PORTFOLIO MANAGERS, analysts, traders, fund accountants, other INVESTMENT PERSONNEL, and all ACCESS PERSONS in general).

     6. The Code of Ethics Committee and the Boards of Directors have determined that the Code contains provisions reasonably necessary to prevent ACCESS PERSONS from engaging in UNLAWFUL ACTIONS or IMPERMISSIBLE CONDUCT and provides for the fair, just and equitable treatment of all of the officers, directors and employees who will be affected by this Code.

II.  DEFINITIONS

     For the definitions of bolded terms used throughout this Code, see Appendix A.

III. CODE OF ETHICS COMMITTEE

      1. PURPOSE, AUTHORITY AND RESPONSIBILITIES
          A Code of Ethics Committee (Committee) has been established which has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code. The Corporate Governance Committees of the USAA FUNDS receive recommendations from the Code of Ethics Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the Code by the USAA FUNDS.

          The Committee shall perform an annual review of the Code and the IMCO Insider Trading Policy to discuss (1) what, if any, changes to the Code or the IMCO Insider Trading Policy may be appropriate; and (2) compliance with the Code or the IMCO Insider Trading Policy over the previous year.

          Upon completion of the annual review, the CHIEF COMPLIANCE OFFICER, on behalf of the Committee and the Funds, shall prepare an annual written report to the USAA FUNDS' Boards of Directors that at a minimum (1) summarizes existing procedures

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          contained  in the Code and the IMCO  Insider  Trading  Policy  and any
          changes in the procedures made during the past year; (2) describes any issues arising under the Code or procedures since the last report to the Boards of Directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; (3) identifies any recommended changes in existing restrictions or procedures based upon experience under the Code or IMCO Insider Trading Policy, evolving industry practices, or developments in applicable laws or regulations; and (4) certifies that the USAA FUND, investment adviser or principal
          underwriter,   as  applicable,   has  adopted  procedures   reasonably
          necessary to prevent ACCESS PERSONS from violating the Code.

          In conjunction with its annual review of the Code, the Committee also shall provide a report to the Corporate Governance Committees of the USAA Funds summarizing the provisions of the Code as they apply to the DISINTERESTED DIRECTORS/TRUSTEES and proposing any changes to the Code as it applies to DISINTERESTED DIRECTORS/TRUSTEES.

          The Committee Charter contains provisions that will be of interest to all persons covered by this Code. Copies of the Charter will be furnished by the CHIEF COMPLIANCE OFFICER upon request and should be treated as the confidential property of USAA.

      2. VIOLATIONS; INVESTIGATIONS; EMPLOYMENT-RELATED SANCTIONS; AND DISGORGEMENT
          The office of the Chief Compliance Officer is granted authority to issue a letter of caution or warning for any violation of the substantive or procedural requirements of this Code. All letters of caution issued will be provided to the Committee on a quarterly basis.

          The Committee Charter authorizes the Committee to investigate as well as to conduct informal hearings (including the power to call individuals as witnesses) to determine whether violations of this Code have been committed by any persons subject thereto. In the event that a substantive violation of this Code is determined to have occurred, the Charter grants the Committee authority to impose certain employment-related sanctions listed therein.

          Authority is also granted to the Committee to issue directions, by way of disgorgement of any security or money, and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified.

IV.  AFFIRMATIVE OBLIGATIONS

     1.   The CHIEF COMPLIANCE OFFICER (or such officer's designee) shall:

          (a) maintain a list of all ACCESS PERSONS, to be updated as soon as practicable, but no less frequently than on a monthly basis; and


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          (b)  issue timely  notice to all  employees  of their  addition to, or removal from, such list.

      2.  REPORTING PERSONS
          Upon initial employment or association with IMCO, SAS or other entity designated by the CHIEF COMPLIANCE OFFICER (SEE sub-paragraphs (a) and (b) below), and no less frequently than annually thereafter (SEE sub-paragraphs (a) to (c) below), all REPORTING PERSONS shall be informed of all reporting obligations required by this Code and shall:

          (a) affirm in writing (which may be done electronically) their receipt of, familiarity with, understanding of, and agreement to comply with:

               (i)   those provisions of this Code that pertain to them;

               (ii)  all provisions of the IMCO Insider Trading Policy; and

               (iii) all provisions of the Disclosure of Portfolio Holdings
                     Policy.

          (b) agree in writing (which may be done electronically) to report any violations of this Code to the CHIEF COMPLIANCE OFFICER and cooperate  with any  investigations  or  inquiries  to  determine whether substantive violations of this Code, or of the above-referenced related policy statement, have occurred.

          (c) certify in writing (which may be done electronically) compliance with those provisions of this Code (including, in particular, the brokerage and/or Reportable USAA Fund account and transaction reporting requirements of the Code), and the above-referenced related policy statement, at all times since the effective date of such person's last such certification.

     3.   INTERESTED ACCESS PERSONS
          All INTERESTED ACCESS PERSONS shall make prompt oral or written disclosure to the CHIEF COMPLIANCE OFFICER as well as the department head in his or her area of the firm of any actual or apparent material conflict(s) of interest which the INTERESTED ACCESS PERSON may have with regard to any COVERED SECURITY in which he or she has a direct or indirect BENEFICIAL OWNERSHIP (see Appendix B) interest and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA FUND or other IMCO-managed account.

 V.  RESTRICTIONS AS TO GIFTS, ETC. AND DIRECTORSHIPS

     1.   GIFTS, GRATUITIES, FAVORS, AWARDS OR OTHER BENEFITS

          In addition to those provisions of the USAA Conflicts Policy and NASD Conduct Rules relating to the receipt of gifts and other benefits, all REPORTING PERSONS other than DISINTERESTED DIRECTORS/TRUSTEES are prohibited from receiving any gift,

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          gratuity,  favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or on behalf of any person or entity that does, or seeks to do, business with or on behalf of IMCO, SAS or any USAA FUND. Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a non-lavish nature are excepted from this prohibition.

     2.   DIRECTORSHIPS.

          (a)  GENERAL RULE
               INTERESTED ACCESS PERSONS are and shall hereby be prohibited from serving on the board of directors of any publicly traded company absent prior written approval by the Code of Ethics Committee.

          (b)  APPLICATIONS FOR APPROVAL
               Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the CHIEF COMPLIANCE OFFICER for prompt forwarding to the Code of Ethics Committee. In dealing with such applications, the Committee shall consider all factors which it deems to be pertinent to the request. Approvals, once granted, may be revoked, in the discretion of the Committee, at any time and upon no prescribed advance notice.

          (c)  SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES
               Whenever any INTERESTED ACCESS PERSON is granted approval to serve as a director of a publicly traded company he or she shall personally refrain from participating in any deliberations, recommendations, or considerations of whether or not to recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA FUND or other IMCO-managed account. All appropriate PORTFOLIO MANAGERS are to be advised in writing by the CHIEF COMPLIANCE OFFICER that specific INTERESTED ACCESS PERSON is to be excluded from such decisions.

VI.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     1.   REPORTABLE USAA FUNDS
          All persons covered by this Code must always conduct their personal investing activities in REPORTABLE USAA FUNDS in which they have any direct or indirect Beneficial Ownership lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies in REPORTABLE USAA Funds that are consistent with their financial resources and objectives. IMCO, SAS, and the USAA Funds discourage short-term trading strategies.

          ACCESS PERSONS must hold their investments in REPORTABLE USAA FUNDS in brokerage accounts with USAA Investment Management Company or in accounts with the REPORTABLE USAA FUNDS' transfer agent, unless otherwise approved by the CHIEF COMPLIANCE OFFICER (or such officer's designee).

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          EXCESSIVE  TRADING in REPORTABLE  USAA FUNDS by ACCESS PERSONS is not
          permitted. Any ACCESS PERSON covered by this Code who is identified as having engaged in EXCESSIVE TRADING in REPORTABLE USAA FUNDS will be reported to the Code of Ethics Committee for a determination of disciplinary action under Section


          III. 2. unless such person can demonstrate to the Code of Ethics Committee in writing that a BONA FIDE and sufficient personal or family economic hardship exists warranting the gravity of an exception.

     2.   INITIAL PUBLIC OFFERINGS
          No INTERESTED ACCESS PERSON or IMCO-NASD REGISTERED EMPLOYEE shall effect or be permitted to effect the purchase of a security from the issuer, or any member of the underwriting syndicate or selling group, in and during the course of any INITIAL PUBLIC OFFERING by or on behalf of the issuer of such security.

     3.   INVESTMENT OR OTHER SIMILAR CLUBS OR GROUPS
          Participation by REPORTING PERSONS in any investment or other similar club requires advance authorization by, and continuous compliance with such terms and conditions as the Chief Compliance Officer may impose.

     4.   LIMITED OFFERING TRANSACTIONS

          (a)  GENERAL RULE
               No INTERESTED ACCESS PERSON may purchase a security in a LIMITED OFFERING transaction without obtaining the advance written approval of the CHIEF COMPLIANCE OFFICER. The "Approval of Investment in Limited Offering" form is available on the IMCONet under the "Regulatory" link.

          (b)  EXCEPTION
               In determining whether or not to grant approval of participation in a LIMITED OFFERING, the CHIEF COMPLIANCE OFFICER is directed to consider, among any other pertinent factors:

               (i) whether the investment opportunity is available to, and should be reserved solely for, the USAA FUNDS or other IMCO-managed accounts; and

               (ii) whether the opportunity is or seems to have been made available to the ACCESS PERSON due to or by virtue of the position which he or she holds with IMCO and/or the USAA FUNDS.

          (c) SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES

               (i) INTERESTED ACCESS PERSONS who are granted advance written approval to purchase a security in a LIMITED OFFERING transaction shall timely comply with the continuing disclosure requirements of paragraph IV.3 above in connection with any actual or apparent conflict(s) of interest that might

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                     otherwise  arise  should  IMCO,  any USAA FUND or any other
                     IMCO-managed   account  consider  for  purchase,   sale  or
                     retention of any security whatsoever issued by the same issuer.

               (ii) In adopting this Code, IMCO acknowledges its responsibility to monitor activities of the firm and those of its INTERESTED ACCESS PERSONS to ensure that investment decisions on behalf of the USAA FUNDS and/or any other IMCO-managed account relating to any COVERED SECURITY whatsoever of an issuer with respect to which an INTERESTED ACCESS PERSON has obtained pre-acquisition approval will be subject to independent review by senior IMCO INVESTMENT PERSONNEL having no personal interest in the issuer or any of its securities.

     5.   PERSONAL COVERED SECURITIES TRANSACTION "BLACK-OUT" TRADING
          RESTRICTIONS

          (a)  PROHIBITED TRADING "BLACK-OUT" PERIODS
               The following categories of personnel are subject to the following self-operative restrictions upon execution of personal securities transactions by or on their behalf:

               (i) "PENDING ORDER" RESTRICTION Subject only to the exceptions noted in sub-paragraph (b) below, no PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON may effect a personal securities transaction in a COVERED SECURITY with respect to which any USAA Fund or other IMCO-managed account has outstanding a purchase or sale order (the PENDING order) regarding the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY.

               (ii) 14-DAY RESTRICTION No PORTFOLIO MANAGER may effect a personal securities transaction within seven calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY by or on behalf of any USAA Fund or other IMCO-managed account for which he or she serves as PORTFOLIO MANAGER.

               In the event that a personal securities transaction is effected in contravention of either of the two foregoing restrictions, the PRE-CLEARANCE PERSONNEL, AFFECTED ACCESS PERSON, or PORTFOLIO MANAGER involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (IRRESPECTIVE OF ANY PRE-EXECUTION CLEARANCE WHICH MAY HAVE BEEN PREVIOUSLY GRANTED FOR THE TRANSACTION), promptly
               (1) advise the office of the CHIEF COMPLIANCE OFFICER of the violation, and (2) comply with whatever directions, by way of disgorgement, which the CHIEF COMPLIANCE OFFICER may issue in order for the violation to be fully and adequately rectified.

          (b)  EXCEPTIONS TO THE "PENDING ORDER" TRADING RESTRICTION
               The CHIEF COMPLIANCE OFFICER (or such officer's designee) may and is hereby

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               authorized to grant, absent  circumstances  inconsistent with the recitals to this Code, exception and relief to PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSONS from the trading restriction established by sub-paragraph (a)(i) above where the pending order relates to the common stock of an issuer included within the
               Standard   &  Poor's  500   Composite   Stock   Index,   AND  the
               PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON'S requested trade does not, when aggregated with any and all such other like trades in the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY during the previous thirty (30) calendar days, exceed a total of 500 shares.

     6. SHORT-TERM MATCHED PROFIT ON COVERED SECURITIES TRANSACTIONS FOR PRE-CLEARANCE PERSONNEL.

          (a)  PROHIBITED TRANSACTIONS
               Subject  to  the  exceptions   noted   immediately   below,   no
               PRE-CLEARANCE PERSONNEL shall engage in any SHORT-TERM MATCHED PROFIT TRANSACTION within the meaning of this Code.

               (i) PRE-CLEARANCE PERSONNEL should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) security "short-selling," as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options.

          (b)  EXCEPTIONS
               The  CHIEF  COMPLIANCE   OFFICER  may,  and  is  hereby  granted
               authority to determine, in his or her discretion, to except a given personal securities transaction from the prohibition established by the foregoing sub-paragraph in cases where:

               (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA FUND or other IMCO-managed account (as, for example, where the COVERED SECURITY(IES) involved have not recently been held, traded or actively considered for investment or trading by such accounts); or

               (ii) the PRE-CLEARANCE PERSONNEL demonstrate that a BONA FIDE and sufficient personal or family economic hardship exists warranting the granting of such an exception.

               Exceptions should be granted only upon meritorious circumstances and, if granted, are to be promptly reported, in writing, to the Code of Ethics Committee.

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VII. PRE-EXECUTION CLEARANCE OF PERSONAL COVERED SECURITIES TRANSACTIONS

     1.   REQUIREMENT TO SEEK AND OBTAIN PRE-EXECUTION CLEARANCE
          All PRE-CLEARANCE PERSONNEL shall, as a pre-condition to the execution of any personal securities transaction in a COVERED SECURITY, including any voluntary contributions or adjustment to Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), and Employee Stock Purchase Plans (ESPPs) in which they will have any direct or indirect Beneficial Ownership, be required to seek and obtain the express approval of such action by the CHIEF COMPLIANCE OFFICER (or such officer's delegate), which approval must be in written or electronic form, as the PRE-CLEARANCE PERSONNEL elects.

          ACCESS PERSONS, other than those who are also PRE-CLEARANCE PERSONNEL, shall not be required to obtain the express approval of the execution of any personal securities transaction in a COVERED SECURITY provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the COVERED SECURITY at issue or any EQUIVALENT COVERED SECURITY has, at any time during the previous fifteen calendar days, been either (1) purchased or sold, or (2) actively considered for purchase or sale, by or on behalf of any USAA FUND or other IMCO-managed account. Should such ACCESS PERSON believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the ACCESS PERSON is deemed to be an AFFECTED ACCESS PERSON and the transaction may not occur without pre-execution clearance as prescribed in the preceding paragraph.

     2.   PROCEDURES FOR PROCESSING SUCH REQUESTS.

          (a)  PRE-CLEARANCE PROCEDURES
               All requests for pre-clearance must be received prior to such cut-off time as designated by the office of the Chief Compliance Officer in order to trade that same day. Approvals granted for requests received prior to this time must be executed by the end of the trading day (generally, 3 p.m. CT) after the approval is authorized (for example, if authorization is provided on a Monday, it is effective until the end of the trading day on Tuesday). Requests received after the designated cut-off time will be evaluated for approval the next business day.

          (b)  CHIEF COMPLIANCE OFFICER PROCEDURES.

               (i) IMCO TRADER AND PORTFOLIO MANAGER CONSIDERATION. Before a decision is made concerning a pre-execution clearance request, the CHIEF COMPLIANCE OFFICER or his or her delegate shall make such inquiries as are reasonably necessary to determine whether the proposed transaction in a COVERED

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                    SECURITY  would violate any express  provision of this Code, or would otherwise give rise to an actual or apparent material conflict of interest, and shall take such action as may be consistent with such determination.

     3. EFFECT OF PRE-EXECUTION CLEARANCE of Personal Covered Securities Transactions Approval of a request for pre-execution clearance shall not operate as a waiver, satisfaction or presumption of satisfaction of any other provision of this Code, but only as evidence of a PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON'S good faith, which may be considered by the Code of Ethics Committee should a violation of any other provision of this Code be determined to have occurred.

     4.   LIMITATIONS UPON EXECUTION OF APPROVED TRANSACTIONS
          The Code of Ethics Committee shall be authorized to establish terms and conditions upon which all approved personal securities transactions in COVERED SECURITIES may be executed. Such terms and conditions may be amended, from time to time, and, where practicable, shall be stated on the pre-execution clearance request form. At a minimum, such terms and conditions shall include requirements that the PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON acknowledge, by signing the request form:

          (a) his or her responsibility, pursuant to paragraph VIII.4(a) of this Code, to ensure that the executing broker-dealer (or its clearing broker) simultaneously provide a duplicate confirmation of the trade, when executed, directly to the office of the CHIEF COMPLIANCE OFFICER;

          (b) his or her understanding and agreement that if, for any reason whatsoever, the approved request is not acted upon no later than the close of the New York Stock Exchange on the business day following the clearance date, the clearance shall be deemed to have lapsed and terminated, necessitating a further original request if the trade is still desired to be pursued by the PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON; and

          (c) his or her agreement to notify the CHIEF COMPLIANCE OFFICER if, having received approval, the PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON subsequently determines not to pursue the approved trade.

     5.   DENIALS
          Grounds for denials of requests for pre-execution clearance will be provided by the CHIEF COMPLIANCE OFFICER, in writing, upon the PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON'S request form.

     6.   APPEALS

          (a)  DISCRETIONARY
               PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSONS may appeal to the Code of Ethics Committee for a hearing as to reasons why a denial of pre-execution clearance by the CHIEF COMPLIANCE OFFICER should be overturned and reversed by the Committee. Whether or not such a hearing will be granted is totally within the discretion of the Committee.

          (b)  PROCEDURES REGARDING APPEALS
               Requests for an appeal must be in writing, stating all reasons therefor, and delivered to the office of the CHIEF COMPLIANCE OFFICER not later than seven (7) calendar days following the date of final denial of the pre-execution clearance request. Further procedures governing appeals are to be adopted by the Code of Ethics Committee and shall be furnished, upon request, by the office of the CHIEF COMPLIANCE OFFICER.

VIII. REPORTING, DISCLOSURE AND ADMINISTRATION OF JOINT CODE OF ETHICS

Reporting and disclosure requirements to effectuate and monitor compliance with this Code, the IMCO Insider Trading Policy, Rule 17j-1 under the Investment Company Act of 1940, and Rules 204A-1 and 204-2(a)(12) and (13) under the Investment Advisers Act of 1940.

      1.   INITIAL HOLDINGS REPORTS
           No later than 10 days after a person becomes an ACCESS PERSON, the following information (which must be current as of a date no more than 45 days prior to the date the person becomes an ACCESS PERSON) shall be provided to the CHIEF COMPLIANCE OFFICER: (a) the title, number of shares and principal amount of each COVERED SECURITY in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP when the person became an ACCESS PERSON; (b) the name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON; (c) the fund name, number of shares and net asset value of each REPORTABLE USAA FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP when the person became an ACCESS PERSON; and (d) the date that the report is submitted by the ACCESS PERSON.

      2.   BROKERAGE ACCOUNT CONFIRMATIONS AND STATEMENTS
           All REPORTING PERSONS are required to ensure that the office of the CHIEF COMPLIANCE OFFICER is furnished duplicate copies of the following documents:

           (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any COVERED SECURITY in which the REPORTING PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the COVERED SECURITY which was the subject of the transaction; and

           (b) any regular periodic or other statements reflecting personal securities transaction activity in any COVERED SECURITY within any account with a securities broker-dealer in which the REPORTING PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

           In addition, all ACCESS PERSONS are required to ensure that the office of the CHIEF COMPLIANCE OFFICER is furnished duplicate copies of the following documents:

           (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any Reportable USAA Fund in which the ACCESS PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the REPORTABLE USAA FUND which was the subject of the transaction; and

           (b) any regular periodic or other statements reflecting personal securities transaction activity in any REPORTABLE USAA FUND within any account with a securities broker-dealer in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

           Such copies shall be provided to the CHIEF COMPLIANCE OFFICER at the time that the ACCESS PERSON receives his or her copies from the broker-dealer.

     3.    TRANSACTIONS IN ACCOUNTS WITH THE REPORTABLE USAA FUNDS' TRANSFER
           AGENT
           Information regarding personal securities transactions by ACCESS PERSONS in any REPORTABLE USAA Fund held in an account with the REPORTABLE USAA FUND'S transfer agent will be provided directly to the office of the CHIEF COMPLIANCE OFFICER by the REPORTABLE USAA FUND'S transfer agent.

           Note that for any newly opened accounts, notification must have been previously provided, as required, in order for the office of the Chief Compliance Officer to receive such information.

     4.    QUARTERLY REPORTS BY INTERESTED ACCESS PERSONS
           Every INTERESTED ACCESS PERSON shall submit to the CHIEF COMPLIANCE OFFICER (or such officer's designee), on a calendar quarterly basis, a report (the Quarterly Report) of all personal securities transactions, including any voluntary contributions or adjustment to Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), and Employee Stock Purchase Plans (ESPPs). To facilitate preparation of this report, at the end of each calendar quarter the CHIEF COMPLIANCE OFFICER (or such officer's designee) will provide each INTERESTED ACCESS PERSON a listing of transactions for which the CHIEF COMPLIANCE OFFICER (or such officer's designee) had received duplicate confirmations or other information during that quarter. AN INTERESTED ACCESS PERSON SHALL REVIEW AND REVISE (E.G., TO INCLUDE DRIP TRANSACTIONS, ETC.) SUCH LISTING AS APPROPRIATE TO SATISFY THIS QUARTERLY REPORT REQUIREMENT.

           Such quarterly report shall be submitted no later than 30 calendar days after the end of each calendar quarter. The Quarterly Report need not include any transactions in USAA money market funds or "EXCEPTED SECURITIES" as defined in Appendix A of this Joint Code of Ethics and shall be filed with the CHIEF COMPLIANCE OFFICER (or such officer's designee) regardless of whether or not the INTERESTED ACCESS PERSON had a BENEFICIAL OWNERSHIP interest in any securities transactions during the quarter.

           The Quarterly Report shall contain the following information:

                (a) the date of the transaction, the title and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each COVERED SECURITY or REPORTABLE USAA FUND involved;

                (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                (c) the price of the COVERED SECURITY or REPORTABLE USAA FUND at which the transaction was effected; and

                (d) the name of the broker, dealer, bank, or transfer agent with or through whom the transaction was effected.

                (e) the date that the report was submitted by the INTERESTED ACCESS PERSON.

           With respect to any account established by an INTERESTED ACCESS PERSON in which any COVERED SECURITIES or REPORTABLE USAA FUNDS were held during the quarter for the direct or indirect benefit of the INTERESTED ACCESS PERSON:

                (1) the name of the broker, dealer, bank, or other entity (such as a mutual fund's transfer agent) with whom the INTERESTED ACCESS PERSON established the account;

                (2)  the date the account was established; and

                (3) the date that the report was submitted by the INTERESTED ACCESS PERSON.


      5.   AUTOMATIC INVESTMENT PLANS
           Transactions in COVERED SECURITIES and REPORTABLE USAA FUNDS effected pursuant to an automatic investment or dividend/capital gain reinvestment plan do not need to be reported in Quarterly Reports. If an INTERESTED ACCESS PERSON effects any transaction that overrides the pre-set schedule or allocations of the automatic investment or dividend/capital gain reinvestment plan, these transactions must be reported in the INTERESTED ACCESS PERSON'S Quarterly Report.

      6.   ANNUAL HOLDINGS REPORTS
           Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted) must be submitted to the CHIEF COMPLIANCE OFFICER: (a) the title, number of shares and principal amount of each COVERED SECURITY in which the ACCESS PERSON had any direct or indirect BENEFICIAL

           OWNERSHIP; (b) the name of any broker, dealer or bank with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON; (c) the fund name, number of shares and net asset value of each REPORTABLE USAA FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL Ownership; and (d) the date that the report is submitted by the ACCESS PERSON.

      7.   OTHER REPORTING AND DISCLOSURE REQUIREMENTS
           Each REPORTING PERSON shall be required, upon his or her initial association with IMCO, SAS, or the USAA FUNDS, to complete the assigned training course and to furnish a disclosure and identification of:

           (a)  all  accounts  with  securities   broker-dealers  in  which  the
                REPORTING PERSON currently has any direct or indirect BENEFICIAL OWNERSHIP interest;

           (b) any investment or other similar clubs or groups in which he or she wishes to participate in (Participation in such clubs or groups requires advance authorization and continuous compliance with such terms and conditions as the CHIEF COMPLIANCE OFFICER may impose); and

           (c) any regular outside business interest and/or activities of the REPORTING PERSON (whether compensated or uncompensated), including any directorships within the purview of paragraph V.2 above in which he or she currently serves provided, however, that sub-paragraphs (a) and (b) above shall not apply to DISINTERESTED DIRECTORS/TRUSTEES.

           In addition, each ACCESS PERSON shall be required to furnish upon his or her initial association with IMCO, SAS, or the USAA FUNDS a disclosure and identification of all other accounts in which the ACCESS PERSON holds any REPORTABLE USAA FUND, whether held in a brokerage account with IMCO or in accounts with the Reportable USAA Funds' transfer agency.

           Subsequent developments necessitating additions, deletions or other changes in the above information shall be brought by REPORTING
           PERSONS to the attention of the office of the CHIEF COMPLIANCE OFFICER prior to the occurrence of developments within the scope of sub-paragraph (b) above, and promptly following occurrences within the scope of sub-paragraph (a) and (c) above. The information on file will be provided to persons to whom this Code applies on an annual basis by the office of the CHIEF COMPLIANCE OFFICER.

           REPORTING PERSONS must notify the office of the CHIEF COMPLIANCE OFFICER with any new brokerage accounts within 15 days of the account being opened. In addition, all ACCESS Persons must notify the office of the CHIEF COMPLIANCE OFFICER with any new REPORTABLE USAA FUND accounts within 15 days of the account being opened.

      8.   EXEMPTION TO REPORTING REQUIREMENTS
           A person need not make an initial, quarterly or annual report under this section with respect to transactions effected for, and COVERED SECURITIES or REPORTABLE USAA FUNDS held in, any account over which the person had no direct influence or control. Refer to Appendix B for discussion of influence or control, or contact the office of the Chief Compliance Officer.

           Furthermore, quarterly transaction reports need not be filed for any transaction effected in a Non-Discretionary Account if the CHIEF COMPLIANCE OFFICER, after a thorough review, is satisfied that the Access Person truly has no discretion over the account. In making requests for quarterly transaction report exemptions, ACCESS PERSONS will be required to furnish whatever information is called for by the office of the CHIEF COMPLIANCE OFFICER.

     9.    TRAINING
           Upon becoming a REPORTING PERSON and on an annual basis thereafter, all REPORTING PERSONS will be required to complete an on-line training course about the Code.

     10.   ANNUAL REPORT TO THE USAA FUNDS' BOARDS OF DIRECTORS
           Annually, a written report will be delivered to the USAA FUNDS' Boards of Directors that: (1) describes any issues arising under the Code or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and (2) certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Code.

     11. REVIEW AND APPROVAL OF THE JOINT CODE OF ETHICS BY THE USAA FUNDS' BOARDS OF DIRECTORS

           (a) The USAA FUNDS' Boards of Directors, including a majority of directors who are not interested persons of the USAA Funds, must review and approve any material changes to the Code.

           (b) A material change to the Code must be approved by the USAA FUNDS' Boards of Directors no later than six months after adoption of the material change.

           (c) The USAA FUNDS' Boards of Directors must base approval on a determination that the Code contains provisions reasonably necessary to prevent ACCESS PERSONS from violating the Code by engaging in UNLAWFUL ACTIONS or IMPERMISSIBLE CONDUCT.

      12.  REVIEW OF REPORTS
           The CHIEF COMPLIANCE OFFICER or his authorized designee shall review the above-described reports pursuant to procedures established by the CHIEF COMPLIANCE OFFICER (or such officer's designee). The CHIEF COMPLIANCE OFFICER shall report the results of his review to the Code of Ethics Committee.

      13.  RECORDKEEPING REQUIREMENTS
           The following records must be maintained by the office of the CHIEF COMPLIANCE OFFICER and shall be made available to the COMMISSION or any representative of the COMMISSION at any time and from time to time for reasonable periodic, special or other examination:

           (a) A copy of the code of ethics for each organization that is in effect or was in effect within the past five years in an easily accessible place;

           (b) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

           (c) A copy of each report required to be made by an ACCESS PERSON including any information provided in lieu of the reports (such as brokerage statements), must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

           (d) A record of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

           (e) A copy of each report to the USAA FUNDS' Boards of Directors must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

           (f) A record of any decision, and the reasons supporting the decision, to approve the acquisition by INTERESTED ACCESS PERSON of securities under LIMITED OFFERINGS, for at least five years after the end of the fiscal year in which the approval is granted; and

           (g) A copy of every written affirmation made by each REPORTING PERSON in accordance with section IV.2 of this Code, for at least five years after the end of the REPORTING PERSON'S employment or association with IMCO, SAS or other entity designated by the CHIEF COMPLIANCE OFFICER.

     14.   DISCLOSURE REQUIREMENTS
           Appropriate disclosure information shall be provided, pursuant to applicable statutes, rules and regulations, with respect to the existence of this Code and provisions which permit personnel subject to this Code to invest in securities, including securities that may be purchased or held by the USAA Funds.

     15.   CONFIDENTIALITY OF REPORTS
           Reports provided to the CHIEF COMPLIANCE OFFICER (or such officer's designee) under this Code are maintained in confidence, except to the extent necessary to implement and enforce the provisions of this Code, to comply with requests for information from regulators, or to comply with applicable laws, rules, and regulations.

     16.   QUESTIONS
           If you have any questions about your responsibilities under the Code, you can contact:
             * Jeff Hill, AVP Mutual Funds Compliance, at 8-3603 or
               JEFFREY.HILL@USAA.COM
             * Lynn Vale, Executive Director, Life/IMCO/FPS Licensing &
               Administration, at 8-0226 or LYNN.VALE@USAA.COM

                            APPENDIX A - DEFINITIONS


As used within this Code, the following terms have the following meanings:

DEFINED PERSONS

1. ACCESS PERSON includes: (1) any director, trustee or officer of IMCO, SAS and/or of any one or more of the USAA FUNDS, (2) any ADVISORY PERSON, (3) any person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a USAA FUND, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or (4) any other person designated by the CHIEF COMPLIANCE OFFICER.

2. ADVISORY PERSON means any IMCO employee, or other employee of USAA or its subsidiaries providing advice on behalf of IMCO and subject to IMCO's supervision and control:
      o whose functions relate to the making of recommendations with respect to such purchases or sales, of IMCO-managed accounts, or
      o   who has  access to such recommendations that are nonpublic, or
      o who has access to nonpublic information regarding the purchase or sale of securities by any one or more of the USAA FUNDS or other IMCO-managed accounts, or
      o who has access to nonpublic information regarding the portfolio holdings of any REPORTABLE USAA FUND.

3. AFFECTED ACCESS PERSON means any ACCESS PERSON who has actual knowledge regarding whether or not a COVERED SECURITY or any EQUIVALENT COVERED SECURITY has, at any time during the previous fifteen calendar days, been either (1) purchased or sold, or (2) actively considered for purchase or sale, by or on behalf of any USAA Fund or other IMCO-managed account. AFFECTED ACCESS PERSONS are required to seek pre-execution clearance of a personal securities transaction pursuant to paragraph VII.1 of this Code should such person believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction.

4. DISINTERESTED DIRECTOR/TRUSTEE means any director or trustee of a USAA FUND who is not an "interested person" of the Fund as the quoted term is defined by Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the COMMISSION thereunder.

5. IMCO-NASD REGISTERED EMPLOYEE means any officer or employee of IMCO, SAS or other USAA company affiliated with IMCO, who is licensed and registered with the National Association of Securities Dealers, Inc. (NASD) to engage in one or more categories of securities brokerage activities subject to the supervision and control of IMCO.

6.    INTERESTED   ACCESS   PERSON  means  any  ACCESS   PERSON  who  is  not  a
      DISINTERESTED DIRECTOR/TRUSTEE.

7. INVESTMENT PERSONNEL means any employee of the USAA FUNDS or IMCO (or of any company in a control relationship to the USAA FUNDS or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations on behalf of IMCO regarding the purchase or sale of specific securities by the USAA FUNDS or other IMCO-managed account and any natural person who controls the USAA FUNDS or investment adviser and who regularly obtains information concerning recommendations made to the USAA FUNDS or other IMCO-managed account regarding the purchase or sale of specific securities by the USAA FUNDS or other IMCO-managed account.

8. PORTFOLIO MANAGER means any ACCESS PERSON who, with respect to any USAA FUND or other IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such USAA FUND or account.

9. PRE-CLEARANCE PERSONNEL means (i) any INVESTMENT PERSONNEL or PORTFOLIO MANAGER, including, but not limited to, those INVESTMENT PERSONNEL, PORTFOLIO MANAGERS and registered representatives working with USAA
      Private Investment Management, an advisory service of IMCO; (ii) any officer of IMCO (at the level of Assistant Vice President or higher); and
      (iii) the  secretaries of those persons  identified in subsections (i) and
      (ii) of this section.

10. REPORTING PERSON means any officer or director of any USAA FUND, any officer, director or employee of IMCO or SAS, any IMCO-NASD REGISTERED EMPLOYEE, any INTERESTED ACCESS PERSON, and any other person designated by the CHIEF COMPLIANCE OFFICER.

DEFINED SECURITIES AND ACCOUNTS

11. COVERED SECURITY encompasses each of the following (but not an EXCEPTED SECURITY or a REPORTABLE USAA FUND, each of which is separately defined below):

      o any note, stock, treasury stock, shares of a closed-end fund, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights;

      o any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

      o any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

      o in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

12. EQUIVALENT COVERED SECURITY means, with respect to another security (the SUBJECT SECURITY), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

13.   EXCEPTED SECURITY means any:

      (a) security issued by the Government of the United States, bankers' acceptance, bank certificate of deposit, commercial paper, share of any open-end money market fund, or share of any other registered open-end investment company (other than a REPORTABLE USAA FUND or an exchange-traded fund); and

      (b) any other form of "security" which the Code of Ethics Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control.

              |X| Specifically excepted under this subparagraph are the following:
                        o Investments in Qualified Tuition Programs (such as
                          the USAA College Savings Plan or other 529 plans)
                        o Investments in the USAA Strategic Fund Advisor program

      In accordance with interpretations of the COMMISSION, for purposes of sub-paragraph (a) above:

           (i) "security issued by the Government of the United States" shall NOT be deemed to include any indirect obligations of the Government of the United States (so-called "agency" obligations) with a remaining maturity in excess of 397 calendar days (e.g., FNMA and FHLMC), but shall be deemed to include any obligations directly issued or guaranteed by the Government of the United States, irrespective of the obligation's initial or remaining maturity; and

           (ii) certain so-called "money-market instruments," including conventional repurchase agreements, U.S. Government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be EXCEPTED SECURITIES.

14. NON-DISCRETIONARY ACCOUNT means any account over which an ACCESS PERSON has given full investment discretion to a third party, retaining no ability to influence specific trades.

15. SECURITY HELD OR TO BE ACQUIRED means: any COVERED SECURITY that, within the most recent 15 days (i) is or has been held by the Fund; or is being or has been considered by the USAA Fund or its investment adviser for purchase by the USAA Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED SECURITY described in paragraph (a)(10)(i) of this section.

16. USAA FUNDS means each and all of the following registered investment companies currently advised by IMCO, together with any series or portfolio thereof, as well as any such further registered investment company the board of directors or trustees of which adopts this Joint Code of Ethics:

          o    USAA Mutual Fund, Inc.
          o    USAA Investment Trust
          o    USAA Tax Exempt Fund, Inc.
          o    USAA State Tax-Free Trust
          o    USAA Life Investment Trust

17. REPORTABLE USAA FUND means any USAA FUND, other than USAA money market funds.

DEFINED TRANSACTIONS

18. EXCESSIVE TRADING is defined as either (i) transactions in a REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund and the USAA Short-Term
     Fund) that exceed six exchanges per calendar year or (ii) a combination of transactions in a REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund and the USAA Short-Term Fund) which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction (other than a transaction made pursuant to an automatic dividend reinvestment or automatic investment plan) by or on behalf of the same person in the same REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund or the USAA Short-Term Fund) occurring within thirty
     (30) calendar days before or after the subject transaction, regardless of whether such transactions occur across multiple accounts in the same REPORTABLE USAA FUND.

19. INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to Broker-Dealer reporting requirements of the Securities Exchange Act of 1934.

20. LIMITED OFFERING means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts.

21. PERSONAL SECURITIES TRANSACTION means the execution, either directly or indirectly, of any "purchase or sale of a security."

22. PURCHASE OR SALE OF A COVERED SECURITY shall include any bargain, contract or other arrangement including the writing of an option to purchase or sell a COVERED SECURITY, by which a person (other than a USAA FUND or other IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect BENEFICIAL OWNERSHIP interest.

     Excepted from the definition of this term and from the coverage by this Code is any "purchase or sale of a security":

           (a) involving a security or securities account over which a person has no direct or indirect influence or control;

           (b) which is non-volitional on the part of the person by or for whom the transaction is effected;

           (c) which is effected pursuant to an automatic dividend reinvestment plan; or

           (d)  involving either:

                (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer PRO RATA to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or

                (ii)  the sale of any such rights so acquired.

23. BENEFICIAL OWNERSHIP and BENEFICIAL OWNER shall have the meanings accorded to them in Appendix B to this Code.

24. SHORT-TERM MATCHED PROFIT TRANSACTION means the combination of any "personal securities transaction" (the SUBJECT transaction) in a COVERED SECURITY which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same person in the same (or any "equivalent") COVERED SECURITY occurring within sixty (60) calendar days before or after the subject transaction, results in actual trading profit for the person.

OTHER DEFINITIONS

25. CHIEF COMPLIANCE OFFICER means the AVP, Mutual Funds Compliance, or any other individual designated by the Code of Ethics Committee to meet the responsibilities of such officer on an interim basis.

26. FEDERAL SECURITIES LAWS means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the COMMISSION under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the COMMISSION or the Department of the Treasury.

27. UNLAWFUL ACTIONS means it is unlawful for any REPORTING PERSON in connection with the purchase or sale, directly or indirectly, by the person of a SECURITY HELD OR TO BE ACQUIRED by A USAA FUND or other
      IMCO-managed account: (1) to employ any device, scheme or artifice to defraud the USAA FUND or other-IMCO managed account; (2) to make any untrue statement of a material fact to the USAA FUND or other IMCO-managed account or omit to state a material fact necessary in order to make the statements made to the USAA FUND or other IMCO-managed account, in light of the circumstances under which they are made, not misleading; (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the USAA FUND or other IMCO-managed account; or (4) to engage in any manipulative practice with respect to the USAA FUND or other IMCO-managed account.

28. IMPERMISSIBLE CONDUCT means engaging in EXCESSIVE TRADING in a REPORTABLE USAA FUND.

29.   COMMISSION shall mean the Securities and Exchange Commission.

                        APPENDIX B - BENEFICIAL OWNERSHIP


     For purposes of the USAA Joint Code of Ethics, the term "beneficial ownership" shall be interpreted in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "beneficial owner" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

     The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is extremely broad and encompasses many situations which MIGHT not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

SECURITIES DEEMED TO BE "BENEFICIALLY OWNED"

     Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others FOR YOUR BENEFIT in an account over which you have influence or control, such as, for example, securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes securities held for your account by pledgees, securities owned by a partnership in which you are a general partner, and securities owned by any corporation that you control.

     Set forth below are some examples of how beneficial ownership may arise in different contexts.

     FAMILY HOLDINGS. Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you. Your "immediate family" includes any child, step-child, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You will be presumed to be the beneficial owner of a family member's holdings only if that family member shares your household. However, you may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent UPON you.

     PARTNERSHIP AND CORPORATE HOLDINGS. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner will generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company," the corporation's holdings of securities are attributable to you.

     TRUSTS. Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

     ESTATES. Ordinarily, the term "beneficial ownership" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary unless there is a specific bequest to you or such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

SOME PRACTICAL EXAMPLES OF BENEFICIAL OWNERSHIP

     |X| Ownership of a COVERED SECURITY or REPORTABLE USAA FUND by your spouse or minor children

     |X| Ownership of a COVERED SECURITY or REPORTABLE USAA FUND by a family member sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

     |X| Ownership, partnership interest, or similar interest in a COVERED SECURITY or REPORTABLE USAA FUND accounts held by a corporation, general or limited partnership or similar entity you control

     |X| Right to receive dividends or interest from a COVERED SECURITY or REPORTABLE USAA FUND even if that right is separate or separable from the underlying securities

     |X| Interest in a COVERED SECURITY or REPORTABLE USAA FUND held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal)

     |X| Right to acquire a COVERED SECURITY through the exercise or conversion of a "derivative" COVERED SECURITY

SECURITIES DEEMED NOT TO BE "BENEFICIALLY OWNED"

     For purposes of the Joint Code of Ethics, the term "beneficial ownership" excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities or accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you, AND who is not economically dependent upon you.

"INFLUENCE OR CONTROL"

     Supplementing the foregoing principles of beneficial ownership is a further concept of "direct or indirect influence or control" which, in instances where it appropriately applies, will operate so as to afford persons covered by the Joint Code of Ethics with an exception from the pre-execution clearance, post-trade reporting and year-end securities position disclosure requirements (as well as the various self-operative investing and trading restrictions) of the Code. This further concept provides, in effect, that in cases where beneficial ownership is indirect, the covered person must have an ability to exercise direct or indirect influence or control over the subject security or securities account for such security or account, or an individual transaction therein, to be within the purview of the Code.

     To have such "influence or control," the covered person must have an ability to prompt, induce or otherwise affect transactions in the subject security or securities account. Like "beneficial ownership," the concept of influence or control encompasses a wide variety of factual situations. An example of where influence or control exists would be where the beneficiary of a revocable trust has significant ongoing business and social relationships with the trustee of the trust. Examples of where influence or control does not exist would be a true blind trust, or securities held by a limited partnership in which the covered person's only participation is as a non-controlling limited partner. The determining factor in each case will be whether the covered person has ANY direct or indirect influence or control over the subject security or securities account. You are presumed under the Code to have "influence or control" as a result of having the following:

     |X|  Investment control (sole or shared) over a personal brokerage account

     |X| Investment control (sole or shared) over an account in the name of your spouse or minor children, unless you have renounced an interest in your spouse's assets (subject to the approval of the CHIEF COMPLIANCE OFFICER)

     |X| Investment control (sole or shared) over an account in the name of any family member, friend, or acquaintance

     |X|  Involvement in an Investment Club

     |X|  Trustee power over an account

     |X| An active power of attorney or limited trading authorization over an account

                       USAA INVESTMENT MANAGEMENT COMPANY
                           POLICY STATEMENT CONCERNING
                                 INSIDER TRADING


I.       Policy Statement

         USAA Investment Management Company ("IMCO") forbids any officer, director or employee from trading, either personally or on behalf of others, including mutual funds and brokerage service or other investment portfolios managed by IMCO, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "Insider Trading". IMCO's policy applies to every officer, director and employee and extends to activities within and outside their duties at IMCO. Every officer, director and employee must read and retain this policy statement.

         This Policy Statement applies to trading in all types of financial instruments, including but not limited to, equity, debt, government, municipal, tax-exempt, mutual funds, futures, and options.

         A. What is Insider Trading?

                 The term "Insider Trading" is not defined in the federal securities laws, but is generally referred to as the use of material nonpublic information to trade in securities (whether or not one is an "Insider") or to communications of material nonpublic information to others.

                 While the law concerning Insider Trading is not static, it is generally understood that the law prohibits:

                 1. Trading by an Insider while in possession of material nonpublic information,

                 2. Trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an Insider's duty to keep it confidential or was misappropriated, or

                 3.    Communicating material nonpublic information to others.

                 The elements of Insider Trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this Policy Statement, you have any questions you should consult the IMCO Compliance Officer.

         B. Who is an Insider?

                 The concept of "Insider" is broad. It may include officers, directors and employees of any public company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, IMCO may become a temporary insider of a company it advises, for which it performs other services or whose securities it owns either directly or beneficially.

         C. What is material information?

                 Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.
                 Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                 Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S. (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

         D. What is Nonpublic Information?

                 Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

II. Procedures to Implement USAA Investment Management Company's Policy Concerning Insider Trading

         A. All reporting persons as defined in the Joint Code of Ethics must affirm in writing upon initial employment and at least annually thereafter, their receipt of, familiarity with, understanding of and agreement to comply with the Joint Code of Ethics and IMCO Insider Trading Policy.

         B.      Identifying Insider Information

                 Before trading for yourself or others, including mutual funds or private accounts managed by IMCO, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  1. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

                  2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

                  If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

                  1. Report the matter immediately to the IMCO Compliance Officer in writing.

                  2. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by IMCO.

                  3. Do not communicate the information inside or outside IMCO, other than to the Compliance Officer.

                  4. After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information. Such communication shall be written.

           C.     Restricting Access to Material Nonpublic Information

                  In the event that you identify certain information as MATERIAL and NONPUBLIC, such information may be inside information and may not be communicated to anyone, including persons within IMCO, except as provided in Paragraph B above. In addition, care should be taken so that such information is secure and treated as confidential information.

           D.     Resolving Issues Concerning Insider Trading

                  If, after consideration of the items set forth in Paragraph B, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any act, it must be discussed with the Compliance Officer before trading or communicating the information to anyone.

III.       Supervisory Procedures for Control of Insider Trading

                  The role of the Compliance Officer is critical to the implementation and maintenance of IMCO's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of Insider Trading and detection of Insider Trading.

           A.     Prevention of Insider Trading

                  To prevent Insider Trading, the Compliance Officer shall:

                  1.    Provide,  at least annually,  an educational  program to
                        familiarize  officers,   directors  and  employees  with
                        IMCO's Policy and Procedures.

                  2.    Answer questions regarding IMCO's Policy and Procedures,
                        to  include  Insider  Trading  and  material   nonpublic
                        information transactions.

                  3. Resolve issues of whether information received by an officer, director or employee of IMCO is material and nonpublic.

                  4. Review on a regular basis and update as necessary IMCO's Policy and Procedures.

                  5. When it has been determined that an officer, director or employee of IMCO has material nonpublic information:

                        i.   implement measures to prevent dissemination of such
                             information    including    measures   to   prevent
                             dissemination to subadvisers; and

                        ii. if necessary, restrict officers, directors and employees from trading the securities, and maintain a Restricted List to include security description, symbol, date restricted and date restriction removed; and

                  6.    Promptly  review,  and either approve or disapprove,  in
                        writing, each request of an officer, director or employee for clearance to trade in specified securities.

           B.     Detection of Insider Trading

                  To detect Insider Trading, the Compliance Officer or his designee shall:

                  1. review the trading  activity reports filed by each officer, director and employee,

                  2. review the trading  activity  of mutual  funds and private accounts managed by IMCO,

                  3. review trading activity of IMCO's own account, and

                  4. coordinate   the  review  of  such   reports  with  other
                     appropriate officers, directors or employees of IMCO.

           C.     Special Reports to Management

                  Promptly, upon learning of a potential violation of IMCO's Policy and Procedures to Detect and Prevent Insider Trading, the Compliance Officer should prepare a written report to management providing full details and recommendations for further action.

                             USAA MUTUAL FUND, INC.
                              USAA INVESTMENT TRUST
                           USAA TAX EXEMPT FUND, INC.
                            USAA STATE TAX-FREE TRUST
                           USAA LIFE INVESTMENT TRUST

                     DISCLOSURE OF PORTFOLIO HOLDINGS POLICY

GENERAL STATEMENT OF POLICY

     This policy of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust, and USAA Life Investment Trust (the Funds) has been developed to prevent possible misuse of material non-public portfolio holdings information of the Funds. This policy applies to all directors, officers, employees, and agents who have roles and responsibilities related to the Funds.

PURPOSE OF POLICY

     The Funds' portfolio holdings may be material non-public information and, if so, must not be selectively disclosed, except under the safeguards and circumstances provided herein or as otherwise required by state law or federal securities laws. This policy is designed to prevent the possible misuse of knowledge of the Funds' portfolio holdings.

POLICY

     The general policy of the Funds is to not separately disclose to any person the portfolio holdings of the Funds. Therefore, no person who is covered by this policy may disclose portfolio holdings of the Funds, except as provided herein.

PROCEDURES

     To prevent the selective disclosure of portfolio holdings of the Funds, the general policy of the Funds is to NOT disclose any portfolio holdings of the Funds, other than the portfolio holdings filed with the Securities and Exchange Commission (SEC) on Form N-CSR (i.e., annual and semiannual reports) and Form N-Q (i.e., quarterly portfolio holdings reports), and any portfolio holdings made available on usaa.com.

     The Funds' general policy of preventing selective disclosure of portfolio holdings shall not apply in the following instances:

     * Where the person to whom the disclosure is made owes a fiduciary or other duty of trust or confidence to the Funds (e.g., auditors, attorneys, and Access Persons under the Funds' Joint Code of Ethics);

     * Where the person has a valid business reason to have access to the portfolio holdings information and has agreed not to disclose or
          misuse  the  information   (e.g.,   custodians,
          accounting agents, securities lending agents, subadvisers, rating agencies, and proxy voting agents);

     *    As disclosed in each Fund's Statement of Additional Information (SAI);
          and

     *    As required by law or a regulatory body.

     So, whenever any person covered by this policy receives a request seeking a Fund's portfolio holdings information which (i) has been filed with the SEC, or
(ii) is available on usaa.com, that request may be answered in compliance with USAA Investment Management Company's internal policies without the need for any special approval by the Fund's officers. In addition, any request from a person or entity listed on Exhibit A seeking a Fund's portfolio holdings information may be answered in compliance with USAA Investment Management Company's internal policies without the need for any special approval by the Fund's officers.

     Whenever any person covered by this policy receives a request seeking a Fund's portfolio holdings information and such request does not satisfy any of the conditions set forth in the prior paragraph allowing such request to be answered immediately, such request must be sent in writing to the Chief Compliance Officer (CCO), Securities Counsel, or their designee(s) who will make the determination whether disclosure of such portfolio holdings may be made and whether the relevant Fund needs to make any related disclosure in its SAI. A report will be made to a Fund's Board of Directors/Trustees at each quarterly meeting about (i) any determinations made by the CCO, Securities Counsel, or their designee(s) pursuant to the procedures set forth in this paragraph, and
(ii) any violations of this policy.

RECORD RETENTION

     The CCO, Securities Counsel, or their designee(s) shall maintain and preserve in an easily accessible place a copy of this policy (and any amendments) and shall maintain and preserve for a period of not less than six years any written records completed in accordance with this policy.

                                    EXHIBIT A

I.       ARRANGEMENTS TO DISCLOSE PORTFOLIO HOLDINGS

If portfolio holdings are released pursuant to an ongoing arrangement with any party, a Fund must have a legitimate business purpose for doing so, and neither the Fund, nor USAA Investment Management Company or its affiliates, may receive any compensation in connection with an arrangement to make available information about the Fund's portfolio holdings. A Fund may disclose any and all portfolio information to its service providers and others who generally need access to such information in the performance of their contractual duties and responsibilities and are subject to duties of confidentiality, including a duty not to trade on non-public information, imposed by law and/or agreement. These service providers include each Fund's:

     *    Investment adviser and subadviser(s);
     *    Custodian;
     *    Administrator;
     *    Securities lending agent;
     *    Auditors;
     *    Internal auditors when necessary to conduct audit-related work;
     *    Attorneys;
     *    Accounting agent;
     *    Proxy voting agent; and
     *    Trade analysis consultant.

Each Fund also may distribute portfolio holdings to other entities including:

     *     Mutual fund evaluation services such as Lipper Analytical Services;
     *     Rating agencies; and
     * Broker-dealers that may be used by the Fund, for the purpose of efficient trading and receipt of relevant research.

II.      SCHEDULED DISCLOSURE OF PORTFOLIO HOLDINGS

     * Each Fund (except for each Fund of USAA Life Investment Trust) intends to post its annual and semiannual reports, and quarterly schedules of portfolio holdings on usaa.com after these reports are filed with the Securities and Exchange Commission (which typically occurs approximately 60 days after the end of each fiscal quarter).

     * Each Fund (except for the USAA money market funds, the USAA Total Return Strategy Fund, and each Fund of USAA Life Investment Trust) intends to post its top ten holdings on usaa.com 15 days following the end of each month. This information will also be made available on USAA Investment Management Company's intranet.

     * Approximately 60 days after the end of each fiscal quarter, a Fund's portfolio holdings will be delivered to certain independent evaluation and reporting services such as Bloomberg, Standard & Poor's, and Morningstar.

     * For the last month of each quarter, after each Fund's top ten holdings are made available on usaa.com, this information will be delivered to certain independent evaluation and reporting services such as Lipper, Standard & Poor's, Thomson Financial, and Value Line.

                                 Exhibit p(ii)

                           LOOMIS, SAYLES & CO., L.P.

                                 CODE OF ETHICS



              ----------------------------------------------------
                POLICY ON PERSONAL TRADING AND RELATED ACTIVITIES
                           BY LOOMIS SAYLES PERSONNEL
              ----------------------------------------------------



                                   EFFECTIVE:
                                JANUARY 14, 2000

                                   AS AMENDED:
                                 JANUARY 1, 2003

                                  MARCH 1, 2004

                                 JANUARY 1, 2005

                           LOOMIS, SAYLES & CO., L.P.

                                 CODE OF ETHICS



              ----------------------------------------------------
                POLICY ON PERSONAL TRADING AND RELATED ACTIVITIES
              ----------------------------------------------------

1.       INTRODUCTION

         This Code of Ethics ("Code") has been adopted by Loomis, Sayles & Co., L.P. ("Loomis Sayles") to govern personal trading in securities and related activities of those individuals whom have been deemed ACCESS PERSONS thereunder, and under certain circumstances, those ACCESS PERSONS' family members and others in a similar relationship to them.

         The policies in this Code reflect Loomis Sayles' desire to detect and prevent not only situations involving actual or potential conflicts of interest or unethical conduct, but also those situations involving even the appearance of these.

2.       STATEMENT OF GENERAL PRINCIPLES

         It is the policy of Loomis Sayles that no ACCESS PERSON as defined under the Loomis Sayles' Code, (please note that Loomis Sayles treats all employees as ACCESS PERSONS) shall engage in any act, practice or course of conduct that would violate the Code, the fiduciary duty owed by Loomis Sayles and its personnel to Loomis Sayles' clients, Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 there under. The fundamental position of Loomis Sayles is, and has been, that it must at all times place the interests of its clients first. Accordingly, your personal financial transactions (and in some cases, those of your family members and others in a similar relationship to you) and related activities must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of your position of trust and responsibility.

         Without limiting in any manner the fiduciary duty owed by Loomis Sayles to its clients, it should be noted that Loomis Sayles considers it proper that purchases and sales be made by ACCESS PERSONS in the marketplace of securities owned by Loomis Sayles' clients, PROVIDED that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in the Code. In making personal investment decisions, however, you must exercise extreme care to ensure that the provisions of the Code are not violated and under no circumstances, may an ACCESS PERSON use the knowledge of COVERED SECURITIES purchased or sold by any client of Loomis Sayles or COVERED SECURITIES being considered for purchase or sale by any client of Loomis Sayles to profit personally, directly or indirectly, by the market effect of such transactions.

         Improper trading activity can constitute a violation of the Code. The Code can also be violated by your failure to file required reports, by making inaccurate or misleading reports or statements concerning trading activity, or by opening an account with a non-SELECT BROKER.

         It is not intended that these policies will specifically address every situation involving personal trading. These policies will be interpreted and applied, and exceptions and amendments will be made, by Loomis Sayles in a manner considered fair and equitable, but in all cases with the view of placing Loomis Sayles' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate you from scrutiny of, and sanctions for, securities transactions which indicate an abuse of Loomis Sayles' fiduciary duty to any of its clients.

         You are encouraged to bring any questions you may have about the Code to PERSONAL TRADING COMPLIANCE. Please do not guess at the answer.

         PERSONAL TRADING COMPLIANCE, the CHIEF COMPLIANCE OFFICER and the Ethics Committee will review the terms and provisions of the Code at least annually and make amendments as necessary. Any amendments to the Code will be provided to you.

         3.       A FEW KEY TERMS

         BOLDFACED terms have special meaning in this Code. The application of a particular Code requirement to you may hinge on the elements of the definition of these terms. See the GLOSSARY at the end of this Code for definitions of these terms. In order to have a basic understanding of the Code, however, you must have an understanding of the terms "COVERED SECURITY", "BENEFICIAL OWNERSHIP" and "INVESTMENT CONTROL" as used in the Code.

         3.1      COVERED SECURITY

         This Code generally relates to transactions in and ownership of an investment that is a COVERED SECURITY. Currently, this means any type of equity or debt security (such as common and preferred stocks, and corporate and government bonds or notes), any equivalent (such as ADRs), any derivative, instrument representing, or any rights relating to, a COVERED SECURITY, and any closely related security (such as certificates of participation, depository receipts, put and call options, warrants, and related convertible or exchangeable securities and securities indices). Shares of closed-end funds, municipal obligations and securities issued by agencies and instrumentalities of the U.S. government (e.g. GNMA obligations) are also considered COVERED SECURITIES under the Code.

         Additionally, the shares of any investment company that is registered under the Investment Company Act that is advised, sub-advised, or distributed by Loomis Sayles, and those investment companies that are advised, sub-advised, or distributed by any affiliated investment adviser within the IXIS organization (e.g. IXIS Asset Management Advisers, Harris Associates, Hansberger, etc.) ("REPORTABLE FUNDS") are deemed to be COVERED SECURITIES for purposes of certain provisions of the Code. REPORTABLE FUNDS include any closed-end funds but exclude money market funds. A current list of REPORTABLE FUNDS is attached as EXHIBIT ONE and will be maintained on the firm's intranet site under the Legal and Compliance page.

         All ACCESS PERSONS are expected to comply with the spirit of the Code, as well as the specific rules contained in the Code. Therefore, while the list of REPORTABLE FUNDS is subject to change, it is ultimately the responsibility of all ACCESS PERSONS to determine whether or not an investment company or mutual fund is advised, sub-advised, or distributed by Loomis Sayles or advised, sub-advised, or distributed by an IXIS investment adviser prior to investing in such a fund to ensure that you comply with all aspects of the Code regarding your investment in a REPORTABLE FUND.

         Please see EXHIBIT TWO for the application of the Code to a specific COVERED SECURITY or instrument.

         It should be noted that private placements, hedge funds and investment pools are deemed to be COVERED SECURITIES for purposes of the Code whether or not advised, sub-advised, or distributed by Loomis Sayles or an IXIS investment adviser. Investments in such securities are discussed under sections 4.14 and 5.2.

         3.2      BENEFICIAL OWNERSHIP

         The Code governs any COVERED SECURITY in which you have any direct or indirect "BENEFICIAL OWNERSHIP." BENEFICIAL OWNERSHIP for purposes of the Code means a direct or indirect "pecuniary interest" that is held or shared by you directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a COVERED SECURITY. The term "pecuniary interest" in turn generally means your opportunity directly or indirectly to receive or share in any PROFIT derived from a transaction in a COVERED SECURITY, whether or not the COVERED SECURITY or the relevant account is in your name and regardless of the type of account (i.e. brokerage account, direct account, or retirement plan account). Although this concept is subject to a variety of U.S. Securities and Exchange Commission (the "SEC") rules and interpretations, you should know that you are PRESUMED under the Code to have an indirect pecuniary interest as a result of:

         o    ownership of a COVERED SECURITY by your spouse or minor children;

         o ownership of a COVERED SECURITY by a live-in partner who shares your household and combines his/her financial resources in a manner similar to that of married persons;

         o ownership of a COVERED SECURITY by your other family members sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

         o your share ownership, partnership interest or similar interest in COVERED SECURITIES held by a corporation, general or limited partnership or similar entity you control;

         o your right to receive dividends or interest from a COVERED SECURITY even if that right is separate or separable from the underlying securities;

o your interest in a COVERED SECURITY held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal); and

         o your right to acquire a COVERED SECURITY through the exercise or conversion of a "derivative COVERED SECURITY."

EXPLANATORY NOTE:

                           ANY ACCOUNT OF AN ACCESS PERSON, EVEN IF ALSO A CLIENT ACCOUNT OF THE FIRM, WILL BE SUBJECT TO THE CODE AS AN ACCOUNT IN WHICH AN ACCESS PERSON HAS BENEFICIAL OWNERSHIP.

         Please see EXHIBIT THREE to this Code for specific examples of the types of interests and accounts subject to the Code.

3.3      INVESTMENT CONTROL

         The Code governs any COVERED SECURITY in which you have direct or indirect "INVESTMENT CONTROL." The term INVESTMENT

CONTROL encompasses any influence (i.e., power to manage, trade, or give instructions concerning the investment disposition of assets in the account or to approve or disapprove transactions in the account), whether sole or shared, direct or indirect, you exercise over the account or COVERED SECURITY.

         You should know that you are PRESUMED under the Code to have INVESTMENT CONTROL as a result of having:

         o    INVESTMENT   CONTROL   (shared)  over  your   personal   brokerage
              account(s)

         o INVESTMENT CONTROL (shared) over an account(s) in the name of your spouse or minor children, unless, you have renounced an interest in your spouse's assets (subject to the approval of PERSONAL TRADING COMPLIANCE)

         o INVESTMENT CONTROL (shared) over an account(s) in the name of any family member, friend or acquaintance

         o    Involvement in an Investment Club

         o    Trustee power over an account(s)

         o The existence and/or exercise of a power of attorney over an account

         Please see EXHIBIT THREE to this Code for specific examples of the types of interests and accounts subject to the Code.

3.4      MAINTAINING PERSONAL ACCOUNTS

                  All ACCESS PERSONS who have personal accounts that hold or can hold COVERED SECURITIES in which they have direct or indirect INVESTMENT CONTROL AND BENEFICIAL OWNERSHIP are required to maintain such accounts at one of the following firms: Charles Schwab, Fidelity Investments, Merrill Lynch or TD Waterhouse (collectively, the "SELECT BROKERS"). Additionally, an ACCESS PERSON may only purchase and hold shares of REPORTABLE FUNDS through either a SELECT BROKER, directly from the REPORTABLE FUND through its transfer agent, or through one or more of Loomis Sayles' retirement plans.

                  Accounts in which the ACCESS PERSON only has either INVESTMENT CONTROL or BENEFICIAL OWNERSHIP; certain retirement accounts with an ACCESS PERSON'S prior employer; and/or the retirement accounts of an ACCESS PERSON'S spouse may be maintained with a firm other than the SELECT BROKERS with the approval of PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER.


4.       SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING

         The following are substantive prohibitions and restrictions on your personal trading and related activities. In general, the prohibitions set forth below relating to trading activities apply to accounts holding COVERED
SECURITIES in which an ACCESS Person has BENEFICIAL OWNERSHIP AND INVESTMENT CONTROL.

         4.1      PRECLEARANCE

           Each ACCESS PERSON must pre-clear through the iTrade Preclearance System ("iTrade System") all VOLITIONAL transactions in COVERED SECURITIES (including REPORTABLE FUNDS) (i.e. transactions in which the ACCESS PERSON has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold) and all transactions in closed-end mutual funds regardless of whether or not the fund is a REPORTABLE FUND in which he or she has INVESTMENT CONTROL AND in which he or she has or would acquire BENEFICIAL OWNERSHIP. Limited exceptions to the preclearance requirement are set forth in EXHIBIT FOUR.

EXPLANATORY           NOTE: FIXED INCOME TRANSACTIONS, SHORT SALES, WARRANTS AND
                      OPTIONS   TRANSACTIONS  IN  COVERED   SECURITIES  MUST  BE
                      MANUALLY PRE-CLEARED BY PERSONAL TRADING COMPLIANCE OR THE
                      CHIEF  COMPLIANCE  OFFICER  SINCE THE ITRADE SYSTEM CANNOT
                      CURRENTLY HANDLE SUCH TRANSACTIONS.  INITIAL AND SECONDARY
                      PUBLIC   OFFERINGS,   PRIVATE   PLACEMENTS   TRANSACTIONS,
                      INCLUDING  HEDGE  FUNDS  WHETHER OR NOT THEY ARE  ADVISED,
                      SUB-ADVISED,  OR  DISTRIBUTED  BY LOOMIS SAYLES OR AN IXIS
                      INVESTMENT ADVISER.  PARTICIPATION IN INVESTMENT CLUBS AND
                      PRIVATE POOLED VEHICLES  REQUIRE  SPECIAL  PRECLEARANCE AS
                      DETAILED UNDER SECTIONS 4.13, 4.14 AND 5.2 OF THE CODE.

         Any transaction approved pursuant to the preclearance request procedures must be executed by the end of the trading day on which it is approved unless PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER, or designee thereof, extends the pre-clearance for an additional trading day. If the ACCESS PERSON'S trade has not been executed by the end of the same trading day (or the next trading day in the case of an extension), the "preclearance" will lapse and the ACCESS PERSON may not trade without again seeking and obtaining preclearance of the intended trade.

         Preclearance requests can only be submitted through iTrade and/or to Personal Trading Compliance Monday - Friday from 9:30am-4:00pm Eastern Standard Time.

         If after preclearance is given and before it has lapsed, an ACCESS PERSON becomes aware that a COVERED SECURITY as to which he or she obtained preclearance has become the subject of a buy or sell order or is being considered for purchase or sale for a client account, the ACCESS PERSON who obtained the preclearance must consider the preclearance revoked. If the transaction has already been executed before the ACCESS PERSON becomes aware of such facts, no violation will be considered to have occurred as a result of the ACCESS PERSON'S transactions.

         If an ACCESS PERSON has actual knowledge that a requested transaction is nevertheless in violation of this Code or any provision thereof, approval of the request will not protect the ACCESS PERSON'S transaction from being considered in violation of the Code. The CHIEF COMPLIANCE OFFICER or PERSONAL TRADING COMPLIANCE may deny or revoke preclearance for any reason that is deemed to be consistent with the spirit of the Code.

         4.2      GOOD UNTIL CANCELED AND LIMIT ORDERS

         No ACCESS PERSON shall place a "good until canceled," "limit" or equivalent order with his/her broker except that a ACCESS PERSON may utilize a "day order with a limit" so long as the transaction is consistent with provisions of this Code, including the preclearance procedures. All orders must expire at the end of the trading day on which they are pre-cleared unless otherwise extended by PERSONAL TRADING COMPLIANCE.

         4.3      SHORT TERM TRADING PROFITS

         No ACCESS PERSON may profit from the VOLITIONAL purchase and sale, or conversely the VOLITIONAL sale and purchase, of the same or equivalent COVERED SECURITY (including REPORTABLE FUNDS) within 60 calendar days. Hardship exceptions may be requested (in advance) from PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER.

         An Access Person may sell a COVERED SECURITY (including REPORTABLE FUNDS) or cover an existing short position at a loss within 60 calendar days. Such request must be submitted to the iTrade System and to PERSONAL TRADING COMPLIANCE for approval because the iTrade System does not have the capability to determine whether the COVERED SECURITY will be sold at a gain or a loss.

         4.4      RESTRICTIONS ON ROUND TRIP TRANSACTIONS IN REPORTABLE FUNDS

         In addition to the 60 day holding period requirement for purchases and sales of REPORTABLE FUNDS, with the exception of closed-end REPORTABLE FUNDS, an ACCESS PERSON is prohibited from purchasing, selling and then re-purchasing shares of the same Reportable Fund within a 90 day period ("Round Trip" restriction). The Round Trip restriction does not limit the number of times an Access Person can purchase a REPORTABLE FUND or sell a REPORTABLE FUND during a 90 day period. In fact, subject to the holding period requirement described above, an ACCESS PERSON can purchase a REPORTABLE FUND (through one or multiple transactions) and can liquidate their position in that fund (through one or several transactions) during a 90 day period. However, an ACCESS PERSON cannot then reacquire a position in the same REPORTABLE FUND previously sold within the same 90 day period.

         The Round Trip restriction will only apply to VOLITIONAL transactions in REPORTABLE FUNDS. Therefore, shares of REPORTABLE FUNDS acquired through a dividend reinvestment or dollar cost averaging program, and automatic monthly contributions to the firm's 401K plan will not be considered when applying the Round Trip restriction.

         Finally, all VOLITIONAL purchase and sale transactions of REPORTABLE FUNDS, in any share class and in ANY employee account (i.e., direct account with the REPORTABLE FUND, Select Broker account, 401K account, etc.) will be matched for purposes of applying the Round Trip restriction.

         4.5      FUTURES AND RELATED OPTIONS

         No ACCESS PERSON shall use derivatives including futures, options on futures, or options or warrants on a COVERED SECURITY to evade the restrictions of the Code. In other words, no ACCESS PERSON may use derivative transactions with respect to a COVERED SECURITY if the Code would prohibit the ACCESS PERSON from taking the same position directly in the COVERED SECURITY.

         4.6      SHORT SALES

         No ACCESS PERSON may purchase a put option, sell a call option, sell a COVERED SECURITY short or otherwise take a short position in a COVERED SECURITY then being held in a Loomis Sayles client account, unless, in the cases of the purchase of a put or sale of a call option, the option is on a broad based index.

         4.7      COMPETING WITH CLIENT TRADES

         Except as set forth in Section 4.9, an ACCESS PERSON may not, directly or indirectly, purchase or sell a COVERED SECURITY (REPORTABLE FUNDS are not subject to this rule.) when the ACCESS PERSON knows, or reasonably should have known, that such COVERED SECURITIES transaction competes in the market with any actual or considered COVERED SECURITIES transaction for any client of Loomis Sayles, or otherwise acts to harm any Loomis Sayles client's COVERED SECURITIES transactions.

         Generally preclearance will be DENIED if:

         o a COVERED SECURITY or a closely related COVERED SECURITY is the subject of a pending "buy" or "sell" order for a Loomis Sayles client until that buy or sell order is executed or withdrawn.

         o the COVERED SECURITY is being considered for purchase or sale for a Loomis Sayles client, until that security is no longer under consideration for purchase or sale.

         o the COVERED SECURITY is on the Loomis Sayles "Restricted List" or "Concentration List" (or such other trading restriction list as Loomis Sayles, may from time to time establish).

For those transactions pre-cleared through the iTrade System, such system will have the information necessary to deny preclearance if any of these situations apply. Therefore, you may assume the COVERED SECURITY is not being considered for purchase or sale for a client account UNLESS you have actual knowledge to the contrary in which case, the preclearance you received is null and void. For COVERED SECURITIES requiring manual preclearance (i.e. bonds, futures, options, warrants and short sales of COVERED SECURITIES), the applicability of such restrictions will be determined by PERSONAL TRADING COMPLIANCE upon the receipt of the preclearance request.

         4.8      INVESTMENT PERSON SEVEN-DAY BLACKOUT

         Except as set forth in Section 4.9 below, no INVESTMENT PERSON shall, directly or indirectly, purchase or sell any COVERED SECURITY (REPORTABLE FUNDS are not subject to this rule.) within a period of seven (7) calendar days (trade date being day zero) BEFORE and AFTER the date that a Loomis Sayles client, with respect to which he or she is an INVESTMENT PERSON, has purchased or sold such COVERED SECURITY. It is ultimately the INVESTMENT PERSON'S responsibility to understand the rules and restrictions of the Code and to know what COVERED SECURITIES are being traded in his/her client(s) account(s) or any account(s) with which he/she is associated.

EXPLANATORY NOTE:

              THE "SEVEN DAYS BEFORE" ELEMENT OF THIS RESTRICTION IS BASED ON THE PREMISE THAT AN INVESTMENT PERSON CAN NORMALLY BE EXPECTED TO KNOW, WHEN HE OR SHE IS EFFECTING A PERSONAL TRADE, WHETHER ANY CLIENT AS TO WHICH HE OR SHE IS DESIGNATED AN INVESTMENT PERSON HAS TRADED, OR WILL BE TRADING IN THE SAME COVERED SECURITY WITHIN SEVEN DAYS OF THE INVESTMENT PERSON'S TRADE. FURTHERMORE, AN INVESTMENT PERSON HAS A FIDUCIARY OBLIGATION TO RECOMMEND AND/OR EFFECT SUITABLE AND ATTRACTIVE TRADES FOR CLIENTS REGARDLESS OF WHETHER SUCH TRADES MAY CAUSE A PRIOR PERSONAL TRADE TO BE CONSIDERED AN APPARENT VIOLATION OF THIS RESTRICTION. IT WOULD CONSTITUTE A BREACH OF FIDUCIARY DUTY AND A VIOLATION OF THIS CODE TO DELAY OR FAIL TO MAKE ANY SUCH RECOMMENDATION OR TRANSACTION IN A CLIENT ACCOUNT IN ORDER TO AVOID A CONFLICT WITH THIS RESTRICTION.

              IT IS UNDERSTOOD THAT THERE MAYBE PARTICULAR CIRCUMSTANCES (I.E. NEWS ON AN ISSUER, A CLIENT INITIATED LIQUIDATION, SUBSCRIPTION OR REBALANCING) THAT MAY OCCUR AFTER AN INVESTMENT PERSON'S PERSONAL TRADE WHICH GIVES RISE TO AN OPPORTUNITY OR NECESSITY FOR HIS OR HER CLIENT TO

              TRADE IN THAT COVERED SECURITY WHICH DID NOT EXIST OR WAS NOT ANTICIPATED BY THAT PERSON AT THE TIME OF THAT PERSON'S PERSONAL TRADE. PERSONAL TRADING COMPLIANCE OR THE CHIEF COMPLIANCE OFFICER, WILL REVIEW ANY EXTENUATING CIRCUMSTANCES WHICH MAY WARRANT THE WAIVING OF ANY REMEDIAL ACTIONS IN A PARTICULAR SITUATION INVOLVING AN INADVERTENT VIOLATION OF THIS RESTRICTION.

         4.9      LARGE CAP/DE MINIMIS EXEMPTION

         An ACCESS PERSON who wishes to make a trade in a COVERED SECURITY that would otherwise be denied preclearance solely because the COVERED SECURITY is under consideration or pending execution for a client as provided in Section 4.7 or an INVESTMENT PERSON who wishes to make a trade in a COVERED SECURITY that would otherwise be denied preclearance solely because either the COVERED SECURITY is under consideration or pending execution for a client as provided in
Section 4.7 or because such transaction would violate the Investment Person Seven Day Blackout Restriction set forth in Section 4.8 above, will nevertheless receive preclearance provided that:

         o The issuer of the COVERED SECURITY in which the ACCESS PERSON wishes to transact has a market capitalization exceeding U.S. $5 billion (a "Large Cap Security"), AND


         o The AGGREGATE amount of the ACCESS PERSON'S transactions in that Large Cap Security on that day across all personal accounts does not exceed $10,000 USD.

         Such transactions will be subject to all other provisions of the Code

         4.10     RESEARCH ANALYST THREE-DAY BLACKOUT BEFORE A RECOMMENDATION

         During the three (3) business day period BEFORE a RESEARCH ANALYST issues a RECOMMENDATION on a COVERED SECURITY, that RESEARCH ANALYST may not purchase or sell that COVERED SECURITY.

EXPLANATORY NOTE:

              IT'S UNDERSTOOD THAT THERE MAY BE PARTICULAR CIRCUMSTANCES SUCH AS A NEWS RELEASE, CHANGE OF CIRCUMSTANCE OR SIMILAR EVENT THAT MAY OCCUR AFTER A RESEARCH ANALYST'S PERSONAL TRADE WHICH GIVES RISE TO A NEED, OR MAKES IT APPROPRIATE, FOR A RESEARCH ANALYST TO ISSUE A RECOMMENDATION ON SAID COVERED SECURITY. A RESEARCH ANALYST HAS AN AFFIRMATIVE DUTY TO MAKE UNBIASED RECOMMENDATIONS AND ISSUE REPORTS, BOTH WITH RESPECT TO THEIR TIMING AND SUBSTANCE, WITHOUT REGARD TO HIS OR HER PERSONAL INTEREST. IT WOULD CONSTITUTE A BREACH OF A RESEARCH ANALYST'S FIDUCIARY DUTY AND A VIOLATION OF THIS CODE TO DELAY OR FAIL TO ISSUE A RECOMMENDATION IN ORDER TO AVOID A CONFLICT WITH THIS RESTRICTION.

              PERSONAL TRADING COMPLIANCE OR THE CHIEF COMPLIANCE OFFICER, WILL REVIEW ANY EXTENUATING CIRCUMSTANCES WHICH MAY WARRANT THE WAIVING OF ANY REMEDIAL SANCTIONS IN A PARTICULAR SITUATION INVOLVING AN INADVERTENT VIOLATION OF THIS RESTRICTION.

         4.11     ACCESS PERSON SEVEN-DAY BLACKOUT AFTER RECOMMENDATION CHANGE

         During the seven (7) day period after a RECOMMENDATION is issued for a COVERED SECURITY, no ACCESS PERSON may purchase or sell that COVERED SECURITY. A request to pre--clear a transaction in a COVERED SECURITY will be denied if there has been a RECOMMENDATION issued for such COVERED SECURITY during the past seven (7) days.

         4.12     HEDGE FUND TEAM RESTRICTIONS

         Due to the unique trading practices and strategies associated with hedge funds, a hedge fund team member (i.e., any INVESTMENT PERSON for a hedge fund) is prohibited from trading COVERED SECURITIES in their personal brokerage accounts that are eligible investments for the hedge fund with which he/she is associated. Hedge fund team members must therefore, contact PERSONAL TRADING COMPLIANCE for special preclearance approval prior to executing any personal securities transactions.

         4.13     INITIAL AND SECONDARY PUBLIC OFFERINGS

Investing in INITIAL AND SECONDARY PUBLIC OFFERINGS of COVERED SECURITIES is prohibited unless such opportunities are connected with your prior employment compensation (i.e. options, grants, etc.) or your spouse's employment compensation. No ACCESS PERSON may, directly or indirectly, purchase any COVERED SECURITY sold in an INITIAL or SECONDARY PUBLIC OFFERING without obtaining prior written approval from the CHIEF COMPLIANCE OFFICER.

         4.14     PRIVATE PLACEMENT TRANSACTIONS

         No ACCESS PERSON may, directly or indirectly, purchase any COVERED SECURITY offered and sold pursuant to a PRIVATE PLACEMENT TRANSACTION without obtaining prior written approval from the CHIEF COMPLIANCE OFFICER. A request for an approval form for a private placement investment can be obtained by contacting PERSONAL TRADING COMPLIANCE.

EXPLANATORY NOTE:

              IF YOU HAVE BEEN AUTHORIZED TO ACQUIRE A COVERED SECURITY IN A PRIVATE PLACEMENT TRANSACTION, YOU MUST DISCLOSE TO PERSONAL TRADING COMPLIANCE IF YOU ARE INVOLVED IN A CLIENT'S SUBSEQUENT CONSIDERATION OF AN INVESTMENT IN THE ISSUER OF THE PRIVATE PLACEMENT, EVEN IF THAT INVESTMENT INVOLVES A DIFFERENT TYPE OR CLASS OF COVERED SECURITY. IN SUCH CIRCUMSTANCES, THE DECISION TO PURCHASE SECURITIES OF THE ISSUER FOR A CLIENT MUST BE INDEPENDENTLY REVIEWED BY AN INVESTMENT PERSON WITH NO PERSONAL INTEREST IN THE ISSUER.

         The purchase of additional shares or the subsequent sale of an approved PRIVATE PLACEMENT TRANSACTION does not require preclearance provided there are no publicly traded COVERED SECURITIES in the corporation, partnership or limited liability company whose shares the ACCESS PERSON owns. However, if the issuer of the PRIVATE PLACEMENT has publicly traded COVERED SECURITIES, then the sale of such PRIVATE PLACEMENTS must be pre-cleared with PERSONAL TRADING COMPLIANCE. Further, additional purchases and any subsequent sales of an approved private placement, regardless of whether or not the issuer is publicly traded, must be reported quarterly and annually as detailed in Section 6 of the Code.



         4.15     EXEMPTIONS GRANTED BY THE CHIEF COMPLIANCE OFFICER

         Subject to applicable law, the CHIEF COMPLIANCE OFFICER may from time to time grant exemptions, other than or in addition to those described in EXHIBIT FOUR, from the trading restrictions, preclearance requirements or other provisions of the Code with respect to particular individuals such as non-employee directors, consultants, temporary employee, intern or independent contractor, and types of transactions or COVERED SECURITIES, where in the opinion of the CHIEF COMPLIANCE OFFICER, such an exemption is appropriate in light of all the surrounding circumstances.

5.       PROHIBITED OR RESTRICTED ACTIVITIES


         5.1      PUBLIC COMPANY BOARD SERVICE AND OTHER AFFILIATIONS

         To avoid conflicts of interest, inside information and other compliance and business issues, the firm prohibits ACCESS PERSONS from serving as officers or members of the board of any publicly traded entity. This prohibition does not apply to service as an officer or board member of any parent subsidiary of the firm.

         In addition, in order to identify potential conflicts of interests, compliance and business issues, before accepting any service, employment, engagement, connection, association, or affiliation in or within any enterprise, business or otherwise, (herein after, collectively outside activity(ies)), an Access Person must obtain the advance written approval of PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER AND the applicable ACCESS PERSON'S supervisor or other appropriate member of senior management.

         A request form for approval of such Outside Activities can be obtained by contacting PERSONAL TRADING COMPLIANCE. In determining whether to approve such Outside Activity, PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER will consider whether such service will involve an actual or perceived conflict of interest with client trading, place impediments on Loomis Sayles' ability to trade on behalf of clients or otherwise materially interfere with the effective discharge of Loomis Sayles' or the ACCESS PERSON'S duties to clients.

         5.2      PARTICIPATION IN INVESTMENT CLUBS AND PRIVATE POOLED VEHICLES

         No ACCESS PERSON shall participate in an investment club or invest in a hedge fund, or similar private organized investment pool (but not an SEC registered open-end mutual fund) without the express permission of PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER, whether or not the investment vehicle is advised, sub-advised or distributed by Loomis Sayles or an IXIS investment adviser.

6.       REPORTING REQUIREMENTS

         6.1 INITIAL HOLDINGS REPORTING, ACCOUNT DISCLOSURE AND ACKNOWLEDGEMENT OF CODE

         Within 10 days after becoming an ACCESS PERSON, each ACCESS PERSON must file with PERSONAL TRADING COMPLIANCE, a report (by paper) of all COVERED SECURITIES holdings (including holdings of REPORTABLE FUNDS) in which such ACCESS PERSON has BENEFICIAL OWNERSHIP OR INVESTMENT CONTROL. The information contained therein must be current as of a date not more than 45 days prior to the individual becoming an ACCESS PERSON.

         Additionally, within 10 days of becoming an ACCESS PERSON, such ACCESS PERSON must report all brokerage or other accounts that hold or can hold COVERED SECURITIES in which the ACCESS PERSON has BENEFICIAL OWNERSHIP OR INVESTMENT CONTROL. The information must be as of the date the person became an ACCESS PERSON. An ACCESS PERSON can satisfy these reporting requirements by providing PERSONAL TRADING COMPLIANCE with a current copy of his or her brokerage account or other account statements, which hold or can hold COVERED SECURITIES.

         EXPLANATORY NOTE:

              LOOMIS SAYLES TREATS ALL OF ITS EMPLOYEES AS ACCESS PERSONS. THEREFORE, YOU ARE DEEMED TO BE AN ACCESS PERSON AS OF THE FIRST DAY YOU BEGIN WORKING FOR THE FIRM.

         Finally, upon becoming an ACCESS PERSON and annually thereafter, each ACCESS PERSON must acknowledge that he or she has received, read and understands the Code and recognizes that he or she is subject hereto, and certify that he or she will comply with the requirements of the Code.

         6.2      BROKERAGE CONFIRMATIONS AND BROKERAGE ACCOUNT STATEMENTS

         Each ACCESS PERSON must notify PERSONAL TRADING COMPLIANCE IMMEDIATELY upon opening an account that holds or may hold COVERED SECURITIES (including REPORTABLE FUNDS), and must assist PERSONAL TRADING COMPLIANCE in ensuring that Loomis Sayles receives copies of the ACCESS PERSON'S confirmations and account statements for all accounts holding COVERED SECURITIES in which the ACCESS PERSON has either BENEFICIAL OWNERSHIP or INVESTMENT CONTROL.

         6.3      QUARTERLY TRANSACTION REPORTING AND ACCOUNT DISCLOSURE
                  PROCEDURE

         Utilizing the automated reporting procedure ("Blue Sheets"), each ACCESS PERSON must file by electronic means a Blue Sheet on all VOLITIONAL transactions in COVERED SECURITIES (including VOLITIONAL transactions in REPORTABLE FUNDS) made during each calendar quarterly period in which such ACCESS PERSON has, or by reason of such transaction acquires or disposes of, any BENEFICIAL OWNERSHIP of a COVERED SECURITY (even if such ACCESS PERSON has no direct or indirect INVESTMENT CONTROL over such COVERED SECURITY), or as to which the Access Person has any direct or indirect INVESTMENT CONTROL (even if such ACCESS PERSON has no BENEFICIAL Ownership in such COVERED SECURITY). NON-VOLITIONAL transactions in COVERED SECURITIES (including REPORTABLE FUNDS) are subject to annual reporting only and are not required for purposes of the Blue Sheets (such as automatic monthly payroll deductions, changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging programs, and transactions made within the Guided Choice Program). If no transactions in any COVERED SECURITIES, required to be reported, were effected during a quarterly period by an ACCESS PERSON, such ACCESS PERSON shall nevertheless submit a Blue Sheet within the time frame specified below stating that no reportable securities transactions were affected.

         ACCESS PERSONS are also required to report each account that may hold or holds COVERED SECURITIES (including accounts that hold or may hold REPORTABLE FUNDS) opened or closed by the ACCESS PERSON during the reporting period, other then those accounts described in Exhibit Three.

          Every Blue Sheet must be submitted not later than thirty (30) calendar days after the close of each calendar quarter.

         6.4      ANNUAL HOLDINGS AND CODE COMPLIANCE REPORTING REQUIREMENTS

         On an annual basis, by a date specified by PERSONAL TRADING COMPLIANCE, each ACCESS PERSON must file with PERSONAL TRADING COMPLIANCE a dated Annual Package which identifies all holdings in COVERED SECURITIES (including REPORTABLE FUNDS) in which such ACCESS PERSON has a BENEFICIAL OWNERSHIP and/or over which such ACCESS PERSON has INVESTMENT CONTROL. This reporting requirement also applies to shares of COVERED SECURITIES, including shares of REPORTABLE FUNDS that were acquired during the year in NON-VOLITIONAL transactions. The information in the Annual Package shall reflect holdings in the ACCESS PERSON'S account(s) that are current as of a date not more than 45 days prior to the date on which the Annual Package was submitted.

         Additionally, on an annual basis, each ACCESS PERSON must acknowledge that he/she has received, read and understood the Code and Loomis Sayles Policies and Procedures on Insider Trading ("Insider Trading Policy") and recognizes that he/she is subject thereto, and certify that he/she has complied with the requirements of the Code and Insider Trading Policy during the past year, except as otherwise disclosed in writing to PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER.

         6.5      REVIEW OF REPORTS BY CHIEF COMPLIANCE OFFICER

 The CHIEF COMPLIANCE OFFICER shall establish procedures as the CHIEF COMPLIANCE OFFICER may from time to time determine appropriate for the review of the information required to be compiled under this Code regarding transactions by ACCESS PERSONS and to report any violations thereof to all necessary parties.

         6.6      INTERNAL REPORTING OF VIOLATIONS TO THE CHIEF COMPLIANCE
                  OFFICER

         Prompt internal reporting of any violation of the Code to the CHIEF COMPLIANCE OFFICER or PERSONAL TRADING COMPLIANCE is required under Rule 204A-1. While the daily monitoring process undertaken by PERSONAL TRADING COMPLIANCE is designed to identify any violations of the Code and handle any such violations immediately, ACCESS PERSONS are required to promptly report any violations they learn of resulting from either their own conduct or those of other ACCESS PERSONS to the CHIEF COMPLIANCE OFFICER or PERSONAL TRADING COMPLIANCE. It is incumbent upon Loomis Sayles to create an environment that encourages and protects ACCESS PERSONS who report violations. In doing so, individuals have the right to remain anonymous in reporting violations. Furthermore, any form of retaliation against an individual who reports a violation could constitute a further violation of the Code, as deemed appropriate by the CHIEF COMPLIANCE OFFICER. All ACCESS PERSONS should therefore feel safe to speak freely in reporting any violations.

7.       SANCTIONS

         Any violation of the substantive or procedural requirements of this Code will result in the imposition of a sanction as set forth in the firm's then current Sanctions Policy, or as the Ethics Committee may deem appropriate under the circumstances of the particular violation. These sanctions may include, but are not limited to:

         o    a letter of caution or warning (i.e. Procedures Notice);

         o payment of a fine, disgorgement of profits generated or payment of losses avoided and/or restitution to an affected client;

         o    suspension of personal trading privileges;

         o    actions  affecting   employment  status,  such  as  suspension  of
              employment without pay, demotion or termination of employment; and

         o    referral  to  the  SEC,   other  civil   authorities  or  criminal
              authorities.

         Serious violations, including those involving deception, dishonesty or knowing breaches of law or fiduciary duty, will result in one or more of the most severe sanctions regardless of the violator's history of prior compliance.

         Fines, penalties and disgorged profits will be donated to a charity selected by the Loomis Sayles Charitable Giving Committee.

8.       RECORDKEEPING REQUIREMENTS

          Loomis Sayles shall maintain and preserve records, in an easily accessible place, relating to the Code of the type and in the manner and form and for the time period prescribed from time to time by applicable law. Currently, Loomis Sayles is required by law to maintain and preserve:

         o in an easily accessible place, a copy of this Code (and any prior Code of Ethics that was in effect at any time during the past five years) for a period of five years;

         o in an easily accessible place a record of any violation of the Code and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

         o a copy of each report (or information provided in lieu of a report including any manual preclearance forms and information relied upon or used for reporting) submitted under the Code for a period of five years, provided that for the first two years such copy must be preserved in an easily accessible place;

         o copies of ACCESS PERSONS' written acknowledgment of receipt of the Code;

         o in an easily accessible place, a record of the names of all ACCESS PERSONS within the past five years, even if some of them are no longer Access Persons, the holdings and transactions reports made by these Access Persons, and records of all Access Persons' personal securities reports (and duplicate brokerage confirmations or account statements in lieu of these reports);

         o a copy of each report provided to any Investment Company as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and

         o a written record of any decision, and the reasons supporting any decision, to approve the purchase by a ACCESS PERSON of any COVERED SECURITY in an INITIAL OR SECONDARY PUBLIC OFFERING OR PRIVATE PLACEMENT TRANSACTION or other limited offering for a period of five years following the end of the fiscal year in which the approval is granted.

         EXPLANATORY NOTE:

              UNDER RULE 204-2, THE STANDARD RETENTION PERIOD REQUIRED FOR ALL DOCUMENTS AND RECORDS LISTED ABOVE IS FIVE YEARS, IN EASILY ACCESSIBLE PLACE, THE FIRST TWO YEARS IN AN APPROPRIATE OFFICE OF PERSONAL TRADING COMPLIANCE.

9.       MISCELLANEOUS

         9.1      CONFIDENTIALITY

         Loomis Sayles will keep information obtained from any ACCESS PERSON hereunder in strict confidence. Notwithstanding the forgoing, reports of COVERED SECURITIES transactions and violations hereunder will be made available to the SEC or any other regulatory or self-regulatory organizations to the extent required by law rule or regulation, and in certain circumstances, may in Loomis Sayles' discretion be made available to other civil and criminal authorities. In addition, information regarding violations of the Code may be provided to clients or former clients of Loomis Sayles that have been directly or indirectly affected by such violations.

         9.2      DISCLOSURE OF CLIENT TRADING KNOWLEDGE

         No ACCESS PERSON may, directly or indirectly, communicate to any person who is not an ACCESS PERSON or other approved agent of Loomis Sayles (e.g., legal counsel) any non-public information relating to any client of Loomis Sayles or any issuer of any COVERED SECURITY owned by any client of Loomis Sayles, including, without limitation, the purchase or sale or considered purchase or sale of a COVERED SECURITY on behalf of any client of Loomis Sayles, except to the extent necessary to comply with applicable law or to effectuate COVERED SECURITIES transactions on behalf of the client of Loomis Sayles.

         9.3 NOTICE TO ACCESS PERSONS, INVESTMENT PERSONNEL AND RESEARCH ANALYSTS AS TO STATUS

         PERSONAL TRADING COMPLIANCE will initially determine an employee's status as an ACCESS PERSON, RESEARCH ANALYST or INVESTMENT PERSON and the client accounts to which INVESTMENT PERSONS should be associated, and will inform such persons of their respective reporting and duties under the Code.

         All ACCESS PERSONS and/or the applicable  Supervisor  thereof,  have an
obligation  to  inform  PERSONAL  TRADING   COMPLIANCE  if  an  ACCESS  PERSON'S
responsibilities change during the ACCESS PERSON'S tenure at Loomis Sayles.



         9.4 NOTICE TO PERSONAL TRADING COMPLIANCE OF ENGAGEMENT OF INDEPENDENT CONTRACTORS

         Any person engaging a consultant, temporary employee, intern or independent contractor shall notify PERSONAL TRADING COMPLIANCE of this engagement and provide to PERSONAL TRADING COMPLIANCE, the information necessary to make a determination as to how the Code shall apply to such consultant, temporary employee, intern or independent contractor, if at all.

         9.5      QUESTIONS AND EDUCATIONAL MATERIALS

         Employees are encouraged to bring to PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER any questions you may have about interpreting or complying with the Code about COVERED SECURITIES, accounts that hold or may hold COVERED SECURITIES or personal trading activities of you, your family, or household members, about your legal and ethical responsibilities or about similar matters that may involve the Code.

         PERSONAL   TRADING   COMPLIANCE   will  from  time  to  time  circulate
educational materials or bulletins or conduct training sessions designed to assist you in understanding and carrying out your duties under the Code.

                                GLOSSARY OF TERMS

The BOLDFACE terms used throughout this policy have the following meanings:

1. "ACCESS PERSON" means an "access person" as defined from time to time in Rule 17j-1 under the 1940 Act or any applicable successor provision. Currently, this means any director, or officer of Loomis Sayles, or any ADVISORY PERSON (as defined below) of Loomis Sayles.

2. "ADVISORY PERSON" means an "advisory person" and "advisory representative" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act, respectively, or any applicable successor provision. Currently, this means (i) every employee of Loomis Sayles (or of any company in a CONTROL relationship to Loomis Sayles), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a COVERED SECURITY by Loomis Sayles on behalf of clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) every natural person in a CONTROL relationship to Loomis Sayles who obtains information concerning recommendations made to a client with regard to the purchase or sale of a COVERED SECURITY. ADVISORY PERSON also includes: (a) any other employee designated by PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER as an ADVISORY PERSON under this Code; (b) any consultant, temporary employee, intern or independent contractor (or similar person) engaged by Loomis Sayles designated as such by PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER as a result of such person's access to information about the purchase or sale of COVERED SECURITIES by Loomis Sayles on behalf of clients (by being present in Loomis Sayles offices, having access to computer data or otherwise) and
     (c) members of the Board of Directors of Loomis, Sayles & Company, Inc., the sole general partner of Loomis, Sayles & Company, L.P. , who are not employees of Loomis, Sayles & Company, L.P. ("non-employee directors").

3.   "BENEFICIAL OWNERSHIP" is defined in Section 3.2 of the Code.


4. "CHIEF COMPLIANCE OFFICER" refers to the officer or employee of Loomis Sayles designated from time to time by Loomis Sayles to receive and review reports of purchases and sales by ACCESS PERSONS, and to address issues of personal trading. "PERSONAL TRADING COMPLIANCE" means the employee or employees of Loomis Sayles designated from time to time by the General Counsel of Loomis Sayles to receive and review reports of purchases and sales, and to address issues of personal trading, by the CHIEF COMPLIANCE OFFICER, and to act for the CHIEF COMPLIANCE OFFICER in the absence of the CHIEF COMPLIANCE OFFICER.


5. "INVESTMENT CONTROL" is defined in Section 3.3 of the Code. This means "control" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means the power to exercise a controlling influence over the management or policies of Loomis Sayles, unless such power is solely the result of an official position with Loomis Sayles.

6. "INITIAL PUBLIC OFFERING" means an "initial public offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means any offering of securities registered under the Securities Act of 1933 the issuer of which immediately before the offering, was not subject to the reporting requirements of
     Section 13 or 15(d) of the Securities Exchange Act of 1934.

7. "INVESTMENT COMPANY" means any INVESTMENT COMPANY registered as such under the 1940 Act and for which Loomis Sayles serves as investment adviser or subadviser or which an affiliate of Loomis Sayles serves as an investment adviser.

8. "INVESTMENT PERSON" means all PORTFOLIO MANAGERS of Loomis Sayles and other ADVISORY PERSONS who assist the PORTFOLIO MANAGERS in making and implementing investment decisions for an INVESTMENT COMPANY or other client of Loomis Sayles, including, but not limited to, designated RESEARCH ANALYSTS and traders of Loomis Sayles. A person is considered an INVESTMENT PERSON only as to those client accounts or types of client accounts as to which he or she is designated by PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER as such. As to other accounts, he or she is simply an ACCESS PERSON.

9. "NON-VOLITIONAL" transactions are any transaction in which the employee has not determined the timing as to when the purchase or sale will occur and the amount of shares to be purchased or sold, i.e. changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging program, automatic monthly payroll deductions, and any transactions made within the Guided Choice Program. NON-VOLITIONAL transactions are not subject to the preclearance or quarterly reporting requirements under the Code.

10. "PORTFOLIO MANAGER" means any individual employed by Loomis Sayles who has been designated as a PORTFOLIO MANAGER by Loomis Sayles. A person is considered a PORTFOLIO MANAGER only as to those client accounts as to which he or she is designated by the CHIEF COMPLIANCE OFFICER as such. As to other client accounts, he or she is simply an ACCESS PERSON.

11. "PRIVATE PLACEMENT TRANSACTION" means a "limited offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 under that Act, including hedge funds.

12. "RECOMMENDATION" means any initial rating or change therein, in the case of an equity COVERED SECURITY, or any initial rating or status, or change therein in the case of a fixed income COVERED SECURITY in either case issued by a RESEARCH ANALYST.

13. REPORTABLE FUND" is defined in Section 3.1 of the Code and a list of such funds is found in EXHIBIT ONE.

14."RESEARCH ANALYST" means any individual employed by Loomis Sayles who has been designated as a RESEARCH ANALYST by Loomis Sayles. A person is considered a RESEARCH ANALYST only as to those COVERED SECURITIES which he or she is assigned to cover and about which he or she issues research reports to other INVESTMENT PERSONNEL. As to other securities, he or she is simply an ACCESS PERSON.

15.  "COVERED SECURITY" is defined in Section 3.1 of the Code.

16. "SECONDARY PUBLIC OFFERING" is defined as a registered offering of a block of COVERED SECURITIES which had been previously issued to the public, by a current shareholder.

17.  "SELECT BROKER" is defined in Section 3.4 of the Code.

18. "VOLITIONAL" transactions are any transactions in which the employee has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold, i.e. making changes to existing positions or asset allocations within the Loomis Sayles retirement plans, sending a check or wire to the Transfer Agent of a REPORTABLE FUND, and buying or selling shares of a REPORTABLE FUND in a brokerage account or direct account held with the applicable fund's Transfer Agent. VOLITIONAL transactions are subject to the preclearance and reporting requirements under the Code.

                                 Exhibit p(vi)

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.


                                 CODE OF ETHICS




INTRODUCTION

Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm") has adopted this Code of Ethics ("Code") in compliance with the requirements of Sections 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Section 17j of the Investment Company Act of 1940. This Code was adopted on November 28, 1983 and last amended on December 30, 2005. The Code of Ethics REQUIRES THE FIRM'S SUPERVISED PERSONS TO COMPLY WITH THE FEDERAL SECURITIES LAWS, sets forth standards of conduct expected of the Firm's supervised Persons and addresses conflicts that arise from personal trading by Access Persons. The policies and procedures outlined in the Code of Ethics are intended to promote compliance with fiduciary standards by the Firm and its supervised Persons. As a fiduciary, the Firm has the responsibility to render professional, continuous and unbiased investment advice, owes its clients a duty of honesty, good faith and fair dealing, must act at all times in the best interests of clients and must avoid or disclose conflicts of interest.

This Code Of Ethics Is Designed To:

     o Protect the Firm's clients by deterring misconduct;
     o Educate our employees regarding the Firm's expectations and the laws governing their conduct;
     o Remind employees that they are in a position of trust and must act with complete propriety at all times;
     o Protect the reputation of the Firm;
     o Guard against violations of the securities laws; and
     o Establish procedures for employees to follow so that the Firm may determine whether employees are complying with its ethical principals.

This Code of Ethics is based upon the principle that the directors, officers and other employees of the Firm owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal Securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Chief Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and any U.S. registered investment company client for which the Firm acts as adviser or sub-adviser.

This Code contains provisions reasonably necessary to prevent Persons from engaging in acts in violation of the above standards, and procedures reasonably necessary to prevent violations of the Code. Each employee at the commencement of their employment and as an Access Person must certify, by their signature on Exhibit A, they have read and understand the Code's requirements and their acknowledgement to abide by all of the Code's provisions. Each employee must re-certify understanding and acknowledgement of the Code any time the Code is amended.

     A.   DEFINITIONS

          (1) "ACCESS PERSON" means any director, officer, general partner, advisory person, investment personnel, portfolio manager, or employee of the firm.

          (2)  "ADVISORY   PERSON"  means  any  natural   person  in  a  control
               relationship to the Firm who obtains information concerning recommendations made to the Firm with regard to the purchase or sale of a Security by the Firm

          (3) "AFFILIATED COMPANY" means a company which is an affiliate of the Firm through the Old Mutual U.S. Holdings, Inc. relationship.


          (4) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm has a pending "buy" or "sell" order with respect to a Security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a Security.

          (5) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations hereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Security. An Access Person is PRESUMED TO BE the beneficial owner of Securities held BY HIS/HER IMMEDIATE FAMILY MEMBER SHARING THE SAME household.

          (6) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any Person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any Person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural Person shall be presumed not to be a controlled Person.

          (7) "INVESTMENT PERSONNEL" means: (a) any Portfolio Manager of the Firm as defined in (10) below; and (b) securities analysts, traders and other personnel who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager's decisions.

          (8) "NONRESIDENT DIRECTOR" means any director of the Firm who: (a) is not an officer, employee or shareholder of the Firm; (b) does not maintain a business address at the Firm and (c) who does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of Securities by the Firm, information regarding recommendations concerning the purchase or sale of Securities by the Firm or information regarding Securities being considered for purchase or sale by the Firm.

          (9)  "PERSON" means any natural Person or a company.

          (10) "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

          (11) "REPORTABLE FUND" means any Fund for which the Firm serves as an Investment Adviser or Sub-Adviser.

          (12) "SECURITY" means any note, stock, treasury stock, bond, debenture, unit trust-ETFs, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national Securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a Security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Security shall not include: direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, and shares of registered open-end investment companies, other than shares of Reportable Funds, open-end ETFs, and UITs that are invested exclusively in one or more open-end fund (none of which are Reportable Funds.)

B.        POLICY STATEMENT ON INSIDER TRADING

          Section 204A of the Advisers Act requires every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment  adviser's  business,  to prevent  the misuse of  material, nonpublic information by such investment adviser or any person associated with such investment adviser. The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. BHMS' Insider Trading Policy applies to all of its employees and any questions regarding this policy and procedures should be referred to the Firm's Chief Compliance Officer.

          The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in Securities (whether or not one is an "insider") or to communications of material nonpublic information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

               (1) Trading by an insider, while in possession of material nonpublic information; or

               (2) Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

               (3) Communicating material nonpublic information to others in a breach of fiduciary duty.

          Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's Securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, debt service and liquidation problems, extraordinary management developments, write-downs or write-offs of assets, additions to reserves for bad debts, new product/services announcements, criminal, civil and government investigations and indictments. Material information does not have to relate to a company's business. For example, material information about the contents of any upcoming newspaper column may affect the price of a Security, and therefore be considered material. Disclosure of a registered investment company client's holdings or any client's holdings that are not publicly available are considered material information and therefore must be kept confidential. All employees of BHMS are subject to the Duty of Confidentiality, Item C of this Code.

          Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS
          ECONOMIC  SERVICES,  THE WALL STREET JOURNAL or other  publications of general circulation would be considered public. You should be particularly careful with information received from client contacts at public companies.

          Before trading for yourself or others in the Securities of a company about which you may have potential inside information, ask yourself the following questions:

               (i) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the Securities if generally disclosed?

               (ii) Is the information  nonpublic?  To whom has this information
                    been  provided?   Has  the  information   been   effectively
                    communicated to the marketplace?

          The role of the Firm's Chief Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

               (i) Report the matter immediately to the Firm's Chief Compliance Officer.

               (ii) Do not purchase or sell the Securities on behalf of yourself or others.

              (iii) Do not communicate  the  information  inside or outside the
                    Firm,  other than to the Firm's  Chief  Compliance  Officer.
                    (iv) After the Firm's Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

          Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

      C.  DUTY OF CONFIDENTIALITY

          Employees of the Firm must keep confidential at all times any nonpublic information they may obtain in the course of their employment at the Firm. This information includes but is not limited to:

               (1) Information on the clients accounts, including account holdings, recent or impending Securities transactions by the clients and recommendations or activities of the Portfolio Managers for the clients' accounts;

               (2) Information on the Firm's clients and prospective clients investments and account transactions;

               (3) Information on other Firm personnel, including their pay, benefits, position level and performance rating; and (4) Information on the Firm's business activities, including new services, products, technologies and business initiatives.

          The Firm's personnel have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information and to safeguard all client information.

      D.  RESTRICTIONS FOR ACCESS PERSONS

          (1) GENERAL RESTRICTIONS FOR ACCESS PERSONS. Access Persons are subject to the following restrictions with respect to their personal transactions:

               (A) PROHIBITION ON ACCEPTING GIFTS OF MORE THAN DE MINIMIS VALUE. Access Persons are prohibited from accepting any gift or other items of more than DE MINIMIS value from any Person or entity that does business with or on behalf of the Firm; for the purpose of this Code DE MINIMIS shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business. A GIFT DOES NOT INCLUDE PARTICIPATION IN LUNCHES, DINNERS, COCKTAIL PARTIES, SPORTING ACTIVITIES OR SIMILAR GATHERINGS CONDUCTED FOR BUSINESS PURPOSES.

               (b) PROHIBITION ON SERVICE AS A DIRECTOR OR PUBLIC OFFICIAL. Investment Personnel are prohibited from serving on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's clients. Authorization of board service shall be subject to the implementation by the Firm of a "Chinese Wall" or other procedures to isolate such Investment Personnel from making decisions about trading in that company's securities.

               (c) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from acquiring Securities in an initial public offering. NONRESIDENT DIRECTORS MUST RECEIVE PRE-CLEARANCE TO PURCHASE SECURITIES IN AN INITIAL PUBLIC OFFERING.

               (d) PROHIBITION ON PRIVATE PLACEMENTS. Access Persons are prohibited from acquiring Securities in a private placement without prior approval from the Firm's Chief Compliance Officer. In the event an Access Person receives approval to purchase Securities in a private placement, the Access Person must disclose that investment if he or she plays any part in the Firm's later consideration of an investment in the issuer.

               (e)  PROHIBITION  ON  OPTIONS.   Access  Persons,   WHO  ARE  NOT
                    NONRESIDENT DIRECTORS, are prohibited from acquiring or selling any option on any Security.

               (f) PROHIBITION ON SHORT-SELLING. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from selling any Security that the Access Person does not own or otherwise engaging in "short-selling" activities.

               (g) PROHIBITION ON SHORT-TERM TRADING PROFITS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement.

               (h) PROHIBITION ON SHORT-TERM TRADING OF REPORTABLE FUNDS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from short-term trading of any Reportable Fund shares. "Short-term trading" defined as a purchase and redemption/sell of a fund's shares within a 30-day period. This prohibition does not cover purchases and redemptions/sales: (i) into or out of money market funds or short term bond funds; or (ii) purchases effected on a regular periodic basis by automated means, such as 401(k) purchases.

          (2) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are subject to the following restrictions when their purchases and sales of Securities coincide with trades by any client of the Firm:

               (a) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A TRADE BY A CLIENT. Access Persons are prohibited from purchasing or selling any Security within three calendar days after any client has traded in the same (or a related) Security. In the event that an Access Person makes a prohibited purchase or sale within the three-day period, the access Person must unwind the transaction and relinquish to the Firm any gain from the transaction.

               (b) PURCHASES WITHIN SEVEN DAYS BEFORE A PURCHASE BY A CLIENT. Any Access Person who purchases a Security within seven calendar days before any client purchases the same (or a related) Security is prohibited from selling the Security for a period of six months following the client's trade. In the event that an Access Person makes a prohibited sale within the six-month period, the Access Person must relinquish to the Firm any gain from the transaction.

               (c) SALES WITHIN SEVEN DAYS BEFORE A SALE BY A CLIENT. Any Access Person who sells a Security within seven days before any client sells the same (or a related) Security must relinquish to the Firm the difference between the Access Person's sale price and the client portfolio(s) sale price (assuming the Access Person's sale price is higher).

               (d)  DISGORGEMENT.  A CHARITY  SHALL BE  SELECTED  BY THE FIRM TO
                    RECEIVE  ANY  DISGORGED  OR  RELINQUISHED   AMOUNTS  DUE  TO
                    PERSONAL TRADING VIOLATIONS.

      E.  EXEMPTED TRANSACTIONS

          The prohibitions of Sections D (1)(f) and (g) and D (2)(a),(b) and (c) shall not apply to:

          (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control; AN ACCESS PERSON IS PRESUMED TO BE A BENEFICIAL OWNER OF SECURITIES THAT ARE HELD BY HIS/HER IMMEDIATE FAMILY MEMBERS SHARING THE ACCESS PERSON'S HOUSEHOLD;

          (2) Purchases or sales which are non-volitional on the part of either the Access Person or the Firm;

          (3) Purchases which are part of an automatic dividend reinvestment plan or an automatic investment plan, such as 401(k) purchases; and

          (4) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      F.  COMPLIANCE PROCEDURES

          (1) RECORDS OF SECURITIES TRANSACTIONS. All Access Persons must notify the Firm's Chief Compliance Officer if they have opened or intend to open a brokerage or Securities account. Access Persons must direct their brokers to supply the Firm's Chief Compliance Officer with duplicate brokerage confirmations of their
               Securities transactions and duplicate statements of their Securities account(s).

          (2) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. All Access Persons, who are not Nonresident Directors, shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling Securities or any Reportable Fund. Pre-clearance for Securities owned or traded by the Firm is valid for that trading day. Pre-clearance for Securities not owned or traded by the Firm and any Reportable Fund is valid for five concurrent trading sessions. The personal Securities transactions pre-clearance form is attached as Exhibit D.

          (3) PRE-CLEARANCE OF ANY TRANSACTION IN A REPORTABLE FUND. All Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling any Reportable Fund. Pre-clearance for Reportable Funds is valid for THAT TRADING DAY. This prohibition does not cover purchases and redemptions/sales: (a) into or out of money market funds or short term bond funds; or (b) effected on a regular periodic basis by automated means, such as 401(k) purchases.

          (4) DISCLOSURE OF PERSONAL HOLDINGS, AND CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS. All Access Persons shall disclose to the Firm's Chief Compliance Officer all personal Securities holdings and all Reportable Funds holdings upon the later of commencement of employment or adoption of this Code and thereafter on an annual basis as of December 31. Every Access Person shall certify by their signature:

               (a) They have read and understand the Code and recognize that they are subject to all provisions of the Code and they have reported all personal Securities and Reportable Funds holdings, on Exhibit A, INITIAL REPORT OF ACCESS PERSONS, upon employment with the Firm;

               (b) They have read and understand the Code and recognize they are subject to all provisions of the Code, AT ANY TIME THE CODE IS AMENDED;

               (c) They have complied with the requirements of the Code and reported all personal Securities and Reportable Funds holdings on Exhibit B, ANNUAL REPORT OF ACCESS PERSONS, annually; and

               (d) They have reported all personal Securities and Reportable Funds transactions, and any Securities account(s) opened during the quarter on Exhibit C, QUARTERLY REPORT OF ACCESS PERSONS, quarterly.

               (e) These reports shall be made WITHIN 10 BUSINESS DAYS OF HIRE, QUARTER-END AND YEAR-END, on the forms attached as Exhibits, as identified above, and delivered to the Firm's Chief Compliance Officer.

      (5)  REPORTING REQUIREMENTS

          (a) The Chief Compliance Officer of the Firm shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such person upon their date of employment AND UPON SUCH TIME AS ANY AMENDMENT IS MADE TO THIS CODE.

          (b) Reports submitted to the Chief Compliance Officer of the Firm pursuant to this Code shall be confidential and shall be provided only to the officers and directors of the Firm, Firm counsel or regulatory authorities upon appropriate request.

          (c) Every Access Person shall report to the Chief Compliance Officer of the Firm the information described in, Sub-paragraph (4)(d) of this Section with respect to transactions in any security or Reportable Fund in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; AN ACCESS PERSON IS PRESUMED TO BE A BENEFICIAL OWNER OF SECURITIES THAT ARE HELD BY HIS/HER IMMEDIATE FAMILY MEMBERS SHARING THE ACCESS PERSON'S HOUSEHOLD.

          (d) Reports required to be made under this Paragraph (5) shall be made not later than 10 BUSINESS DAYS after the end of the calendar quarter in which the transaction to which the report relates was effected. Every Access Person and Nonresident Director shall be required to submit a report for all periods, including those periods in which no Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

                    (i) The date of the transaction, the Security name and cusip, the number of shares, and the principal amount of each Security transacted;

                    (ii) The nature of the transaction (i.e., purchase or sale);

                    (iii) The price at which the transaction  was effected;  and

                    (iv) The name of the broker,  dealer or bank with or through whom the transaction was effected. Duplicate copies of the Securities transaction confirmation of all personal transactions and copies of periodic statements for all Securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

               (e) Any such report may contain a statement that the report shall not be construed as an admission by the Person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

      (6) CONFLICT OF INTEREST

          Every Access Person shall notify the Chief Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm's clients, such as the existence of any economic relationship between their transactions and Securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

      G.  REPORTING OF VIOLATIONS

          (1) ANY EMPLOYEE OF THE FIRM WHO BECOMES AWARE OF A VIOLATION OF THE CODE MUST PROMPTLY REPORT SUCH VIOLATION TO THE CHIEF COMPLIANCE OFFICER.

          (2) The Firm's Chief Compliance Officer shall promptly report to the Board of Directors and to the any Investment Company client's Compliance Officer all MATERIAL violations of this Code and the reporting requirements there-under.

          (3) When the Firm's Chief Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph
               (2) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Section 206 of the Advisers Act or

               Rule 17j-1 of the `40 Act, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code, in lieu of reporting the transaction to the Board of Directors.

          (4) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

      H.  ANNUAL REPORTING TO THE BOARD OF DIRECTORS

          The Firm's Chief Compliance Officer shall prepare an annual report relating to this Code to the Board of Directors. Such annual report shall:

               (1) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

               (2)  Identify  any  violations  requiring   significant  remedial
                    action during the past year; and

               (3) Identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code, evolving industry practices or developments in applicable laws or regulations.

      I.  SANCTIONS

          Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

      J.  RETENTION OF RECORDS

          This Code, a list of all Persons required to make reports hereunder from time to time, as shall be updated by the Firm's Chief Compliance Officer, a copy of each report made by an Access Person hereunder, each memorandum made by the Firm's Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm. Exhibit A

                                                                       Exhibit A

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                        INITIAL REPORT OF ACCESS PERSONS


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

     1. I hereby acknowledge receipt of a copy of the Code of Ethics for Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm").

     2. I have read and understand the Code and recognize that I am subject thereto in the capacity of Access Persons.

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and Securities held or to be acquired by the Firm or any of its portfolios.

     4. As of the date below I had a direct or indirect beneficial ownership in the following Securities:


===============================================================================
SECURITY NAME/TYPE/TICKER    NUMBER OF    PRINCIPAL VALUE      TYPE OF
INTEREST RATE & MATURITY      SHARES                           INTEREST
                                                               (DIRECT OR
                                                                INDIRECT)
=============================================================================

============================================================================


    5. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

================================================================================
                                                      TYPE OF INTEREST
                         NAME OF FIRM              (DIRECT OR INDIRECT)
===============================================================================
===============================================================================


NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


 Date:                                  Signature:
          -------------------------                 -------------------------
          (First date of investment    Print Name:
          personnel status)
                                            Title:
                                         Employer:  Barrow, Hanley, Mewhinney &
                                                     Strauss, Inc.
 Date:                                  Signature:
          ---------------------------             ---------------------------
                                                    Firm's Chief Compliance
                                                    Officer

                                                                       Exhibit B


                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                         ANNUAL REPORT OF ACCESS PERSONS


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

     1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an Access Person.

     2. I hereby certify that, during the year ended December 31, 20 ___, I have complied with the requirements of the Code and I have reported all Securities transactions required to be reported pursuant to the Code.


     3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Client's portfolio of the Firm to any employees of any other OMUSH affiliate, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

     4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.


     5. As of December 31, 20___, I had a direct or indirect beneficial ownership in the following Securities:



===============================================================================
SECURITY NAME/TYPE/                NUMBER OF SHARES          TYPE OF INTEREST
TICKER INTEREST RATE & MATURITY                            (DIRECT OR INDIRECT)
===============================================================================

     6. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

=============================================================================
                                                       TYPE OF INTEREST
                          NAME OF FIRM             (DIRECT OR INDIRECT)
=============================================================================
=============================================================================


NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


  Date:                                  Signature:
          -------------------------                 -------------------------
          (First date of investment    Print Name:
          personnel status)
                                            Title:
                                         Employer:  Barrow, Hanley, Mewhinney &
                                                     Strauss, Inc.
 Date:                                  Signature:
          ---------------------------             ---------------------------
                                                    Firm's Chief Compliance
                                                    Officer

                                                                       Exhibit C

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                       QUARTERLY REPORT OF ACCESS PERSONS

 Securities Transactions Report for the Calendar Quarter Ended: _______________


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

During the quarter referred to above, the following transactions were effected in Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.

============================================== ============ =========== ================ ================ ==========================
  SECURITY NAME/TYPE TICKER         DATE OF      NO. OF      DOLLAR AMOUNT      NATURE OF       PRICE     BROKER/
  INTEREST RATE & MATURITY          TRANSACTION  SHARES      OF TRANSACTION     TRANSACTION               DEALER OR BANK
                                                                                (Purch., Sale,             NAME
                                                                                   Other)
============================================== ============ =========== ================ ================ ========== ===============

During the quarter referred to above, the following brokerage accounts were opened with direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.


==============================================================================
     NAME OF FIRM          TYPE OF INTEREST           DATE ACCOUNT OPENED
                        (DIRECT OR INDIRECT)
======================================================================
======================================================================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as the existence of any economic relationship between my transactions and Securities held or to be acquired by Firm clients or any related portfolios.

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).



 Date:                                  Signature:
          -------------------------                 -------------------------
          (First date of investment    Print Name:
          personnel status)
                                            Title:
                                         Employer:  Barrow, Hanley, Mewhinney &
                                                     Strauss, Inc.
 Date:                                  Signature:
          ---------------------------             ---------------------------
                                                    Firm's Chief Compliance
                                                    Officer

                                                                       Exhibit D

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 ACCESS PERSONS

                 Personal Securities Transactions Pre-clearance
                    Form (See Section D(2), Code of Ethics)

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.: I hereby request pre-clearance of the following proposed transactions:


================================ ============ ================ ================ ============= ===================== ===============
  SECURITY NAME/TYPE/ TICKER     NO. OF        DOLLAR AMOUNT      NATURE OF      PRICE (OR      BROKER/DEALER OR    AUTHORIZED
   INTEREST RATE & MATURITY      SHARES       OF TRANSACTION     TRANSACTION      PROPOSED     BANK THROUGH WHOM     YES    NO
                                                               (Purch., Sale,      PRICE)           EFFECTED
                                                                   Other)
================================ ============ ================ ================ ============= ===================== ===============
================================ ============ ================ ================ ============= ===================== ======== ======


 Date:                                  Signature:
          -------------------------                 -------------------------
          (First date of investment    Print Name:
          personnel status)
                                            Title:
                                         Employer:  Barrow, Hanley, Mewhinney &
                                                     Strauss, Inc.
 Date:                                  Signature:
          ---------------------------             ---------------------------
                                                    Firm's Chief Compliance
                                                    Officer

                                 Exhibit p(vii)

                     BATTERYMARCH FINANCIAL MANAGEMENT, INC.
                                 CODE OF ETHICS



                             Dated: February 1, 2005

                                TABLE OF CONTENTS



I.       Introduction                                                         1

II.      Individuals Covered by the Code                                      1

III.     Standards of Business Conduct                                        2

         A     Compliance With Laws and Regulations                           2

         B.    Fiduciary Duties                                               2

               1.   Clients Come First                                        2
               2.   Avoid Taking Advantage                                    3
               3.   Undue Influence                                           3
               4.   Disclosure of Personal Interest                           3
               5.   Investment Opportunities                                  3
               6.   Material Nonpublic Information and Insider Trading        4
               7.   Confidentiality                                           5
               8.   Gifts and Entertainment                                   5
               9.   Service as a Director                                     7
               10.  Outside Business Activities                               7
               11.  Employee Private Securities Transactions                  7
               12.  Political and Charitable Contributions                    7
               13.  Marketing and Promotional Activities                      8
               14.  Personal Securities Transactions                          8

IV.      Personal Securities Transactions in Covered Securities               8

         A.    Preclearance Requirements for Access Persons                   8

               1.   General Requirement                                       8
               2.   Trade Authorization Request Forms                         8
               3.   Review of Form                                            9
               4.   Length of Trade Authorization Approval                    9
               5.   No Explanation Required for Refusals                     10
               6.   Independent Review                                       10
               7.   Excessive Trading                                        10
               8.   Investment Clubs                                         10

         B.    Execution of Personal Securities Transactions                 11

         C.    Prohibited Transactions                                       11

               1.   Always Prohibited Securities Transactions                11

                    a.   Inside Information                                  11
                    b.   Market Manipulation                                 11
                    c.   Legg Mason, Inc. Stock During Restricted Period     11
                    d.   Short Sales in Legg Mason, Inc. Stock               11
                    e.   Option Transactions in Legg Mason, Inc. Stock       12
                    f.   Others                                              12

               2.   Generally Prohibited Securities Transactions             12

                    a.   Initial Public Offerings (all Access Persons)       12
                    b.   Same-Day Blackout (all Access Persons)              12
                    c.   Seven-Day Blackout (Portfolio Managers only)        13
                    d.   60-Day Blackout (Investment Personnel only)         14
                    e.   Private Placements (all Access Persons)             14
                    f.   Intention to Buy or Sell for a Client Account or
                           an Account Managed by a Batterymarch Affiliate
                           (all Access Persons)                              15
                    g.   Option Transactions Not Involving Legg Mason, Inc.
                           Stock (all Access Persons)                        16
                    h.   Limit Orders to Purchase Covered Securities
                           (all Access Persons)                              16

         D.    Exemptions                                                    16

               1.   Exemptions from Preclearance and Treatment as a
                      Prohibited Transaction                                 16

                    a.   Exempt Securities                                   16
                    b.   Commodities, Futures, and Options on Futures        16
                    c.   Closed-End Index Funds                              16
                    d.   Open-End Investment Companies Not Registered
                          in the United States                               16
                    e.   No Knowledge                                        16
                    f.   Involuntary Transactions (Including Certain
                         Corporate Actions)                                  17
                    g.   Automatic Investment Plans                          17
                    h.   Legg Mason, Inc. Stock Outside Restricted Period    17
                    i.   Certain Transactions Under Legg Mason, Inc.'s
                          Employee Stock Plans                               18
                    j.   Rights                                              18
                    k.   Sales Pursuant to a Bona Fide Tender Offer          18
                    l.   Bona Fide Gifts or Contributions of Securities      18
                    m.   Certain Transactions in Non-Legg Mason
                         Employee Benefit and Stock Plans                    18
                    n.   Fixed Income Investments                            19
                    o.   Miscellaneous                                       19

               2.   Exemption from Treatment as a Prohibited Transaction     19

                    a.   De Minimis Transactions                             19
                    b.   Options on Broad-Based Indices                      20

V.       Personal Fund Transactions Involving Legg Mason Funds and
         Batterymarch-Managed Funds                                          20

         A.    Preclearance of Transactions in Legg Mason Funds and
               Batterymarch-Managed Funds                                    20

               1.   General Requirement                                      20
               2.   Fund Trade Authorization Request Form                    20
               3.   Review of Form                                           21
               4.   Length of Trade Authorization Approval                   21
               5.   No Explanation Required for Refusals                     21

         B.    Prohibited Transactions in Legg Mason Funds and
                Batterymarch-Managed Funds                                   22

               1.   60-Day Holding Period                                    22
               2.   Other Prohibited Trading                                 22

         C.    Exemptions for Transactions in Legg Mason Funds and
               Batterymarch-Managed Funds                                    22

               1.   Exemptions from Preclearance and Treatment as a
                    Prohibited Transaction                                   22

                    a.   Money Market Funds                                  22
                    b.   No Knowledge                                        22
                    c.   Automatic Investment Plans                          22
                    d.   Certain 401(k) Plan Reallocations                   22

VI.      Reporting Requirements                                              23

         A.    Initial and Annual Certifications                             23

         B.    Acknowledgement of Amendments to the Code                     23

         C.    Initial and Annual Disclosure of Personal Holdings            24

         D.    Quarterly New Account Reports                                 24

         E.    Quarterly Transaction Reports                                 25

         F.    Duplicate Trade Confirmations and Account Statements          25

         G.    Confidentiality                                               26

         H.    Availability of Reports                                       26

VII.     Administration and Enforcement of the Code of Ethics                26

         A.    Training and Education                                        26

         B.    Annual Review                                                 27

         C.    Reporting Violations                                          27

               1.   Confidentiality                                          27
               2.   Types of Reporting                                       27
               3.   Retaliation                                              27

         D.    Legg Mason's Code of Ethics Review Committee                  27

               1.   Membership, Voting and Quorum                            27
               2.   Investigating Violations of the Code                     27
               3.   Annual Reports                                           28

         E.    Sanctions                                                     28

         F.    Review                                                        28

         G.    Exceptions to the Code                                        29

         H.    Inquiries Regarding the Code                                  29

VIII.    Definitions                                                         29

         "401(k) Plan"                                                       29
         "Access Person"                                                     29
         "Automatic Investment Plan"                                         30
         "Batterymarch"                                                      31
         "Batterymarch Affiliate"                                            31
         "Batterymarch's Compliance Department"                              31
         "Batterymarch-Managed Fund"                                         31
         "Beneficial Interest"                                               31
         "Client Account"                                                    32
         "Closed-End Investment Company"                                     32
         "Code"                                                              32
         "Code of Ethics Review Committee"                                   32
         "Compliance Committee"                                              33
         "Covered Security"                                                  33
         "Covered Securities Transaction"                                    33
         "Equivalent Security"                                               33
         "Exempt Security"                                                   33

         "Fixed Income Investment"                                           33
         "Immediate Family"                                                  33
         "Index Fund"                                                        34
         "Initial Public Offering"                                           34
         "Investment Club"                                                   34
         "Investment Company"                                                34
         "Investment Company Act of 1940"                                    34
         "Investment Person" and "Investment Personnel"                      34
         "Investment Team"                                                   34
         "Legg Mason"                                                        34
         "Legg Mason Fund"                                                   34
         "Legg Mason's Legal and Compliance Department"                      34
         "Monitored Fund"                                                    34
         "Monitored Fund Transaction"                                        35
         "Non-Discretionary Account"                                         35
         "Open-End Investment Company"                                       35
         "Option"                                                            35
         "Portfolio Manager"                                                 35
         "Preclearance Officer"                                              35
         "Private Placement"                                                 35
         "Restricted Period"                                                 35
         "Short Sale"                                                        35
         "Supervised Persons"                                                36
         "Supervisor"                                                        36

VIII.    Appendices to the Code                                              37

         Appendix 1:     Contact Persons                                     38
         Appendix 2:     Acknowledgement of Receipt of Code of Ethics
                         or Amendment to the Code                            39
         Appendix 3:     Personal Holdings Report                            40
         Appendix 4:     Trade Authorization Request Form                    41
         Appendix 5:     Legg Mason Fund and Batterymarch-Managed Fund
                         Trade Authorization Request Form                    43
         Appendix 6:     Certification of Access Person's Designee           45
         Appendix 7:     Form Letter to Broker, Dealer or Bank               46
         Appendix 8:     Certification of No Beneficial Interest             47
         Appendix 9:     New Account(s) Report                               48
         Appendix 10:    Transaction Report                                  49

I.   INTRODUCTION

     Batterymarch and its employees are subject to certain laws and regulations governing personal securities trading and other conduct. Batterymarch expects its employees to adhere to such laws and regulations and has developed this Code of Ethics to promote the highest standards of behavior and ensure compliance with applicable laws and regulations.

     The Code of Ethics sets forth procedures and limitations that govern the personal securities transactions of every Batterymarch employee as well as the standards of business conduct that Batterymarch requires of its employees. It is designed to protect the firm's clients and Batterymarch's reputation by deterring misconduct and guarding against any violation of the federal securities laws. It is imperative that Batterymarch avoid even the appearance of a conflict between the activities of its employees and its fiduciary duties to its client accounts.

     Employees must read this Code of Ethics and are expected to comply with both the spirit and the letter of the Code. Personal securities transactions should be conducted in a manner so as to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility.

     Failure to comply with the Code may result in the imposition of serious sanctions, including, but not limited to, disgorgement of profits, cancellation of trades, selling of positions, dismissal, personal liability and referral to law enforcement agencies or other regulatory agencies. Known violations of the Code of Ethics must be reported to Batterymarch's Compliance Department. Any questions regarding the Code of Ethics should be referred to Batterymarch's Chief Compliance Officer or his designee.

     Batterymarch employees must also comply with the LEGG MASON, INC. CODE OF CONDUCT, which addresses compliance with laws and regulations, conflicts of interest, confidential information, insider trading and other ethical issues.

II.  INDIVIDUALS COVERED BY THE CODE

     The Code applies to all of Batterymarch's Supervised Persons.1 The Code's applicability to temporary employees, consultants, independent contractors and certain employees of affiliates will be determined on a case-by-case basis. The Code imposes different requirements and limitations on Supervised Persons based on the nature of their activities for Batterymarch. For purposes of adhering to the Code's preclearance and reporting requirements relating to their personal securities transactions, Supervised Persons are classified into one of three categories:

     (1) Access Persons;
     (2) Investment Persons; and
     (3) Portfolio Managers.

------------------
1 Capitalized words are defined in Section VIII. Definitions.

     Supervised Persons should confirm their classification with Batterymarch's Compliance Department.

     The Code covers the personal trading activities of all Supervised Persons in their own accounts and in accounts in which they have a Beneficial Interest.


III. STANDARDS OF BUSINESS CONDUCT

     Legg Mason, Inc. has set out basic principles in the LEGG MASON, INC. CODE OF CONDUCT to guide the day-to-day business activities of directors, officers and employees of Legg Mason, Inc. and its subsidiaries. The LEGG MASON, INC. CODE OF CONDUCT is included in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL. Supervised Persons are expected to comply with all applicable laws, regulations and Company policies, and be sensitive to, and act appropriately in, situations that may give rise to actual as well as apparent conflicts of interest or violations of this Code or the LEGG MASON, INC. CODE OF CONDUCT. Batterymarch requires its Supervised Persons to abide by the following standards of business conduct in addition to the basic principles and restrictions set out in the LEGG MASON, INC. CODE OF CONDUCT:

     A. COMPLIANCE WITH LAWS AND REGULATIONS. In carrying out their responsibilities, Supervised Persons must, at a minimum, comply with all applicable legal requirements, including applicable federal and other securities laws. Supervised Persons should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that ignorance of laws and regulations is not a defense.

     B. FIDUCIARY DUTIES. The Code is based on the principle that Supervised Persons owe fiduciary duties to the Client Accounts and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the Client Accounts.

     Supervised Persons must at all times comply with the following elements of fiduciary duty:

          1. CLIENT ACCOUNTS COME FIRST. A "conflict of interest" occurs when the personal interests of a Supervised Person interfere or could potentially interfere with their responsibilities to Batterymarch and its clients. Conflicts of interest also occur when the interests of Batterymarch interfere or could potentially interfere with the interests of Client Accounts. Supervised Persons must scrupulously avoid serving Batterymarch's or their personal interests ahead of the interests of the Client Accounts (i.e., engaging in "conflicts of interest"). Regardless of whether an activity is specifically addressed in the Code, Supervised Persons should disclose any personal interest that might present a conflict of interest or harm the reputation of Batterymarch.

               Doubtful situations should be resolved in favor of the Client Accounts.

               Technical   compliance  with  the  Code's   procedures  will  not
               automatically insulate from scrutiny any activities that indicate an abuse of fiduciary duties.

          2. AVOID TAKING ADVANTAGE. Supervised Persons may not use any nonpublic information concerning the trading or investment activities of Batterymarch or any of its affiliates to their own advantage. Supervised Persons may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of open, executed, or pending portfolio transactions in the Client Accounts, or "scalping," that is, the purchase or sale of securities for the Client Accounts for the purpose of affecting the value of a security owned or to be acquired by the Supervised Person.

          3. UNDUE INFLUENCE. A Supervised Person may not cause or attempt to cause any Client Account to purchase, sell or hold any security in a manner calculated to create any personal benefit to the Supervised Person. For example, a Supervised Person would violate the Code by causing a Client Account to purchase a security the Supervised Person owned for the purpose of increasing the price of that security.

          4. DISCLOSURE OF PERSONAL INTEREST. If a Supervised Person stands to benefit materially from an investment decision for a Client Account, and the Supervised Person is participating in the investment decision, then the Supervised Person must disclose the potential benefit to those persons with authority to make investment decisions for the Client Account and Batterymarch's Compliance Department (or, if the Supervised Person in question is a person with authority to make investment decisions for the Client Account, to Batterymarch's Compliance Department). The person to whom the Supervised Person reports the interest, in consultation with Batterymarch's Compliance Department, must determine whether or not the Supervised Person will be restricted in making or participating in the investment decision.

          5. INVESTMENT OPPORTUNITIES. Supervised Persons may not take personal advantage of any opportunity (investment or otherwise) properly belonging to Batterymarch or any Client Account. For example, an Access Person should not directly or indirectly acquire ownership in a security of limited availability without first offering the opportunity to purchase such security to Batterymarch on behalf of one or more Client Accounts. Employees must offer any appropriate investment opportunities to the Client Accounts before they may take personal advantage of such opportunities.

          6. MATERIAL NONPUBLIC INFORMATION AND INSIDER TRADING. Supervised Persons possessing material nonpublic information regarding any issuer of securities must inform Batterymarch's Chief Compliance Officer that they are in possession of such information and must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

               Securities laws generally prohibit the trading of securities of an issuer while in possession of material nonpublic information regarding such issuer ("insider trading"). Any person who passes along material nonpublic information upon which a trade is based ("tipping") may also be in violation of securities laws.

               Information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities.

               Information about a company is "nonpublic" if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

               Supervised Persons who possess material nonpublic information about a company (including Legg Mason) may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, employees may not recommend trading in those securities and may not pass the information along to others. These prohibitions remain in effect until the information has become public.

               Employees who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create limitations on their ability to carry out their responsibilities to the Client Accounts.

               Supervised Persons should be aware that material nonpublic information may relate not only to issuers of securities but to Batterymarch's securities recommendations and the investment holdings and securities transactions of Batterymarch's Client Accounts, including those of mutual funds and other pooled investment vehicles.

               Please refer to the INSIDER TRADING POLICY STATEMENT included in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL. Employees are required to certify annually their compliance with Batterymarch's INSIDER TRADING POLICY STATEMENT.

          7. CONFIDENTIALITY. All Supervised Persons are expected to strictly comply with measures necessary to preserve the confidentiality of information considered confidential by Batterymarch, its clients (and former clients)
               and other persons or entities Batterymarch conducts business with (e.g., vendors). Supervised Persons have an obligation to keep such information in strict confidence. Confidential information relating to clients may include the client's identity (unless the client consents to disclosure), the client's security holdings and advice furnished to the client by Batterymarch. Supervised Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Client Accounts, except to persons whose responsibilities require knowledge of the information.

               Employees should refer to and comply with the requirements of Batterymarch's INFORMATIONAL BARRIERS POLICY, PRIVACY POLICY and the various portfolio holdings disclosure policies included in Batterymarch's COMPLIANCE POLICIES AND PROCEDURES MANUAL.

          8. GIFTS AND ENTERTAINMENT. On occasion, because of their position with Batterymarch, Supervised Persons may be offered, or may receive without notice, gifts from persons or entities that do business with or on behalf of Batterymarch (e.g., brokers, vendors, clients or other persons not affiliated with Batterymarch). Supervised Persons should not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client or prospective client feel beholden to the firm or the Supervised Person.

               No Supervised Person may receive any gift, service or other thing of more than a DE MINIMIS value from any person or entity that does business with or on behalf of Batterymarch. No Supervised Person may give or offer any gift of more than a DE MINIMIS value to existing clients, prospective clients or any entity that does business with or on behalf of Batterymarch without pre-approval by Batterymarch's Chief Compliance Officer.

               For purposes of the Code, gifts, services or other things whose reasonable value do not exceed $100 per year that are provided to or from any person or entity that does business with or on behalf of Batterymarch are considered to be of DE MINIMIS value.

               However, Supervised Persons are expected to be aware that certain clients (such as state or municipal pension funds) may not allow their employees (or government officials) to accept any gifts or entertainment or may have set a different threshold limit for accepting gifts or entertainment (e.g., their employees may not accept gifts with an aggregate value in excess of $50 per year). As a result, no Supervised

               Person  may give  gifts or  provide  entertainment  to clients or
               prospective   clients  in  excess  of  any  limits  set  by  such
               organizations.

               No Supervised Person may accept cash gifts or cash equivalents (e.g., gift certificates) from or give them to any client, prospective client or any entity that does business with or on behalf of Batterymarch.

               No Supervised Person may solicit for themselves or the firm gifts or anything else of value (including entertainment).

               No Supervised Person may accept extravagant or excessive entertainment from or provide such entertainment to any client, prospective client or any person or entity that does or seeks to do business with or on behalf of Batterymarch. Supervised Persons may accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present and it was offered on an unsolicited basis. The receipt of entertainment from any person or entity should not be so frequent as to raise any question of impropriety.

               Unsolicited   gifts   received   during  the  holiday  season  by
               Batterymarch or its Supervised Persons from brokers or other vendors doing or seeking to do business with Batterymarch may be forwarded to Batterymarch's Supervisor instead of returned provided Batterymarch's Supervisor offers such gifts to Batterymarch employees and such gifts are offered to Batterymarch's employees, to the extent possible, on an anonymous basis (i.e., the person or entity providing the gift is not named), the gifts are not viewed as overly generous or with the potential to influence decision-making or make Batterymarch or a Supervised Person feel beholden to the firm providing the gift.

               Any inappropriate gifts or entertainment based on the criteria specified above that are offered to or received by Batterymarch employees must be declined or returned in order to protect the reputation and integrity of Batterymarch, its Supervised Persons and the Client Accounts.

          Employees are required to certify that they have no conflicts of interest or disclose any existing or potential conflicts of interest by completing Batterymarch's CONFLICTS OF INTEREST QUESTIONNAIRE on an annual basis.

          9. SERVICE AS A DIRECTOR. No Investment Person may serve on the board of directors of a publicly held company (other than
               Batterymarch, its affiliates, the Legg Mason Funds or other pooled investment vehicles which Batterymarch or its affiliates sponsor or promote) absent prior written authorization by Batterymarch's Compliance Department and Legg Mason's Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Investment Person not participate in making investment decisions related to the issuer on whose board the Investment Person sits.

               If a Supervised Person is a director of a private company, he or she may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as a director.

          10. OUTSIDE BUSINESS ACTIVITIES. An employee may not engage in any outside business activities without the approval of Batterymarch's Chief Compliance Officer or his designee. Outside business activities must also be reported to Batterymarch's Compliance Department on an annual basis. Please refer to
               Batterymarch's OUTSIDE BUSINESS ACTIVITIES policy in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL.

          11. EMPLOYEE PRIVATE SECURITIES TRANSACTIONS. Direct or indirect ownership of any stock or any financial interest in any other privately owned organization which is engaged in any securities, financial or kindred business must first be approved in writing by Batterymarch's Chief Compliance Officer or his designee. This includes privately owned investment advisers, broker-dealer banks, other depository institutions and insurance concerns. Employee private securities transactions must also be reported to Batterymarch's Compliance Department on an annual basis. Please refer to Batterymarch's EMPLOYEE PRIVATE SECURITIES TRANSACTIONS policy in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL.

          12. POLITICAL AND CHARITABLE CONTRIBUTIONS. Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. In addition, Supervised Persons should refrain from considering Batterymarch's current or anticipated business relationships as a factor in soliciting political or charitable contributions.

               Batterymarch   requires  prior  approval  of  certain   political
               contributions and after the fact reporting of others. All political contributions to candidates for, or incumbents of, state and local political office must be preauthorized by Batterymarch's Chief Compliance Officer or his designee and reported on an annual basis. This policy covers all employees and their immediate family members residing in the same household or if under the employee's control. Please refer to Batterymarch's POLITICAL CONTRIBUTIONS POLICY STATEMENT in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL.

          13. MARKETING AND PROMOTIONAL ACTIVITIES. All oral and written statements, including those made to clients, prospective clients, their representatives or the media, must be professional, accurate, balanced and not misleading in any way. Please refer to Batterymarch's MARKETING AND ADVERTISING and MEDIA RELATIONS
               policies  in  Batterymarch's   COMPLIANCE

               PROGRAM POLICIES AND PROCEDURES MANUAL.

          14. PERSONAL SECURITIES TRANSACTIONS. Supervised Persons are required to comply with Batterymarch's policies and procedures regarding personal securities transactions, including the preclearance and reporting requirements of this Code.

     Employees with questions regarding any of these principles and restrictions should consult with Batterymarch's Chief Compliance Officer.


IV.  PERSONAL SECURITIES TRANSACTIONS IN COVERED SECURITIES

     A.   PRECLEARANCE REQUIREMENTS FOR ACCESS PERSONS.

          1.   GENERAL  REQUIREMENT.  Except for the  transactions  specified in
               Section IV.D.1. (Exemptions from Preclearance and Treatment as a Prohibited Transaction), any Covered Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer. All Access Persons must notify the Preclearance Officer in writing and receive preclearance before they engage in any purchase or sale for their own accounts or accounts in which they otherwise have a Beneficial Interest.

               All requests for preclearance of a Covered Securities Transaction must be submitted by completing a Trade Authorization Request Form (Appendix 4).

          2. TRADE AUTHORIZATION REQUEST FORM. Prior to entering an order for a Covered Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request Form (Appendix 4), submit the completed form to a Preclearance Officer and obtain written preclearance from the Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

               In the event an Access Person is unable to complete a Trade Authorization Request Form, the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Trade Authorization Request Form and the Certification of Access Person's Designee Form (Appendix 6) and submit both forms to a Preclearance Officer.

               Proposed  Covered  Securities   Transactions  of  a  Preclearance
               Officer that require preclearance must be submitted to another Preclearance Officer.

          3.   REVIEW OF FORM.  After receiving a completed Trade  Authorization

               Request  Form,  a  Preclearance   Officer  will  (a)  review  the
               information set forth in the form, (b) review information regarding past, pending and contemplated transactions by any relevant Client Accounts, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Covered Securities Transaction.

               The Preclearance Officer will notify the Access Person (or his or her designee) in writing whether the request is approved or denied, without obligation to disclose the reason for such approval or denial.

               The granting of authorization, and the date and time of such authorization, must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for Batterymarch's Compliance Department and provide one copy to the Access Person seeking authorization.

               NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PRECLEARANCE AUTHORIZATION IS REQUIRED MAY BE PLACED BY AN ACCESS PERSON PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION BY A PRECLEARANCE OFFICER. VERBAL APPROVALS ARE NOT PERMITTED.

          4. LENGTH OF TRADE AUTHORIZATION APPROVAL. The authorization provided by a Preclearance Officer is effective until the earlier of (a) its revocation, (b) the close of business on the trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday) or (c) the moment the Access Person learns that the information in the Trade Authorization Request Form is not accurate. For example, if an Access Person learns of a pending buy or sell order in a Covered Security for a Client Account after the Access Person has received authorization to trade, but before the Covered Securities Transaction has been placed, the Access Person must refrain from placing the order [unless the Covered Securities Transaction is a DE MINIMIS transaction as described in Section IV.D.2.a. (DE MINIMIS Transactions)].

               If the order for the Covered Securities Transaction is not placed by the close of business on the trading day after the authorization is granted, a new authorization must be obtained before the Covered Securities Transaction is placed.

          5. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, a Preclearance Officer may refuse to authorize a Covered Securities Transaction for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing to authorize any Covered Securities Transaction.

          6. INDEPENDENT REVIEW. If an Access Person seeks preclearance of a Covered Securities Transaction, a Preclearance Officer may seek confirmation from Batterymarch's Investment Personnel whether there may be a pending buy or sell in the Covered Security for any Client Accounts.

               A Preclearance Officer may request, at his or her discretion, any and all information and/or documentation necessary to satisfy himself or herself that no actual or potential conflict, or appearance of a conflict, exists between the proposed purchase or sale and the interest of any Client Accounts.

               For example, if a Portfolio Manager wishes to execute a Covered Securities Transaction where the possibility of a conflict of interest exists with client interests (e.g., the Covered Security may appear to be appropriate for the Client Accounts or could potentially be recommended to the Client Accounts within seven
               (7) calendar days), a Preclearance Officer may request, at his or her discretion, a written explanation from the Portfolio Manager as to why the Covered Security is not appropriate at such time for the Client Accounts. The Preclearance Officer may also, at his or her discretion, seek an independent review by another member of the relevant Investment Team with no personal interest in the issuer to determine whether the Covered Securities Transaction may be appropriate for the Client Accounts prior to granting authorization.

          7. EXCESSIVE TRADING. Excessive trading may be a potential distraction from servicing clients. Batterymarch discourages all employees from engaging in short-term trading, trading that could be deemed excessive or trading that could interfere with an employee's job responsibilities. Absent special circumstances, an Access Person will be limited to no more than twenty (20) trade authorization requests per calendar quarter.

          8. INVESTMENT CLUBS. Since each member of an Investment Club generally participates in the investment decision-making process, Access Persons must obtain approval from Batterymarch's
               Compliance Department before they or a member of the Access Person's Immediate Family participates in an Investment Club and must thereafter preclear and report all Covered Securities Transactions of the Investment Club. Without such written authorization from a Preclearance Officer, Access Persons (or members of their Immediate Family) may not participate in an Investment Club or the individual Covered Securities Transactions of the Investment Club. Due to the administrative difficulties resulting from such restrictions, Batterymarch recommends that Access Persons refrain from participating in Investment Clubs.

     B. EXECUTION OF PERSONAL SECURITIES TRANSACTIONS. Transactions in Covered Securities subject to the preclearance requirements may be executed through any broker, dealer or bank so long as the requirements of Section VI.F. (Duplicate Trade Confirmations and Account Statements) are met. Although making a preclearance request does not obligate an

Access Person to execute the transaction, it should be noted that preclearance requests should not be made for a transaction that the Access Person does not intend to make. If a precleared trade is not executed, the Access Person should notify the Preclearance Officer promptly.

     C. PROHIBITED TRANSACTIONS.

          1.   ALWAYS   PROHIBITED   SECURITIES   TRANSACTIONS.   The  following
               securities transactions are prohibited and will not be authorized under any circumstances:

               a. INSIDE INFORMATION. Any transaction in a security by an Access Person who possesses material nonpublic information regarding the security or the issuer of the security is prohibited.

               b. MARKET MANIPULATION. Transactions intended to raise, lower or maintain the price of any security or to create a false appearance of active trading are prohibited.

               c. LEGG MASON, INC. STOCK DURING RESTRICTED PERIOD. Any purchase or sale of Legg Mason's publicly traded securities effected by an Access Person during the Restricted Period is prohibited, excluding the exercise of Options under any of Legg Mason's employee stock plans.

               d. SHORT SALES IN LEGG MASON, INC. STOCK. Short sales of Legg Mason's publicly traded securities by employees are prohibited, with the exception of short sales "against the box."

               e. OPTION TRANSACTIONS IN LEGG MASON, INC. STOCK. Option transactions, other than opening and closing hedging transactions, such as covered call options and protective put options, involving Legg Mason's publicly traded securities are prohibited. For example, purchases or sales of listed or OTC options or derivatives relating to Legg Mason are prohibited. Transactions under Legg Mason's incentive or other employee stock option plans are exempt from this prohibition.

               f. OTHERS. Any other transaction deemed by a Preclearance Officer to involve a conflict of interest, possible diversions of corporate opportunity or an appearance of impropriety is prohibited.

          2.   GENERALLY PROHIBITED SECURITIES TRANSACTIONS.  Unless exempted by
               Section IV.D. (Exemptions), the following Covered Securities Transactions are prohibited and will not be authorized by a
               Preclearance Officer absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified below.

               a. INITIAL PUBLIC OFFERINGS (ALL ACCESS PERSONS). Any purchase of a Covered Security by an Access Person in an Initial Public Offering without the prior written approval of Batterymarch's Chief Compliance Officer is prohibited. Batterymarch's Chief Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to the Access Person by virtue of his or her position with Batterymarch, or his or her relationship to a Client Account.

               b. SAME-DAY BLACKOUT (ALL ACCESS PERSONS). Any purchase or sale of a Covered Security by an Access Person on any day during which any Client Account has a pending buy or sell order, or has effected a buy or sell transaction, in the same Covered Security (or Equivalent Security) is generally prohibited, except for DE MINIMIS transactions as described in Section IV.D.2.a. (DE MINIMIS Transactions).

                    Excluding transactions considered DE MINIMIS as described in
                    Section IV.D.2.a. (DE MINIMIS Transactions), if a Covered Securities Transaction is executed in an account in which a Portfolio Manager has a Beneficial Interest on the same day that a trade in the same Covered Security (or Equivalent Security) is executed on behalf of a Client Account for which the Portfolio Manager has investment discretion and the price received for such Covered Security (or Equivalent Security) by such Client Account(s) is less favorable than the price received by the Portfolio Manager, then the Portfolio Manager will be obligated to disgorge his or her profits. In such instances, profit disgorgement will be equal to the difference between the price received by the Portfolio Manager and the price received by the Client Account(s). Any profits on disgorgement will be allocated to Client Accounts or to a charity of Batterymarch's choice.

               c. SEVEN-DAY BLACKOUT (PORTFOLIO MANAGERS ONLY). Any purchase or sale of a Covered Security by a Portfolio Manager within seven (7) calendar days of a purchase or sale of the same Covered Security (or Equivalent Security) by a Client
                    Account  managed  by that  Portfolio  Manager  is  generally prohibited. For example, if a Client Account trades a Covered Security on day one, day eight is the first day the Portfolio Manager may trade that Covered Security for an account in which he or she has a Beneficial Interest. Of course, Portfolio Managers must place the interests of the Client Accounts first; they may not avoid or delay purchasing or selling a security for a Client Account in order to profit personally.

                    It is acknowledged that circumstances may change with the passage of time. For example, at the time of a personal trade in a Covered Security by a Portfolio Manager, he or she may have had no intention to purchase or sell the same Covered Security (or Equivalent Security) for a Client Account and no knowledge that the same Covered Security (or Equivalent Security) would be subsequently purchased or sold for the Client Account. However, such events could occur especially where Batterymarch's investment process is quantitative and portfolio construction is automated. As a result, it will not automatically be construed to be a violation of the Code should a Portfolio Manager trade in a Covered Security for a Client Account less than seven (7) calendar days after the Portfolio Manager traded the same Covered Security (or Equivalent Security) for an account in which he or she has a Beneficial Interest. However, under such circumstances, the Portfolio Manager must document in a written memorandum addressed to Batterymarch's Compliance Department why the personal trade by the Portfolio Manager should not be considered a violation of the Code.

                    To guard against possible violations of this prohibition, Batterymarch's Portfolio Managers should consider refraining from purchasing/selling a Covered Security in which they acquire/have a Beneficial Interest that is ranked a "buy" or a "sell" or close to a "buy" or a "sell" by Batterymarch's stock selection model if there is a reasonable likelihood that it may be acquired/disposed of by a Client Account within seven (7) calendar days.

                    In addition to other appropriate sanctions, Portfolio Managers may be required to disgorge any and all profit realized from such transactions violating the seven (7) calendar day blackout period, except that DE MINIMIS transactions as described in Section IV.D.2.a. (DE MINIMIS Transactions) will not be subject to such disgorgement.

               d. 60-DAY BLACKOUT (INVESTMENT PERSONNEL ONLY). (i) Purchase of a Covered Security in which an Investment Person thereby acquires a Beneficial Interest within 60 calendar days of a sale of the same Covered Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, and (ii) sale of a Covered Security in which an Investment Person has a Beneficial Interest within 60 calendar days of a purchase of the same Covered Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, if, in either case, a Client Account held the Covered Security (or an Equivalent Security) at any time on or between the dates of the Covered Securities Transactions by the Investment Person is generally prohibited; unless the Investment Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with Section VII.E. (Sanctions). THERE IS NO EXCEPTION MADE IN THE CODE FOR DE MINIMIS TRANSACTIONS AS DESCRIBED IN SECTION IV.D.2.A. (DE MINIMIS Transactions). As a result, DE MINIMIS transactions involving Covered Securities that violate the 60-day blackout period restriction are subject to profit disgorgement.

                    Investment Persons should be aware that for purposes of the Code, trading in derivatives (such as options) is deemed to be trading in the underlying security. Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement.

               e. PRIVATE PLACEMENTS (ALL ACCESS PERSONS). Acquisition of a Beneficial Interest in Covered Securities in a Private Placement by an Access Person is prohibited without the prior written approval of Batterymarch's Chief Compliance Officer. Batterymarch's Chief Compliance Officer will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Client Account and whether the opportunity is being offered to an individual by virtue of his or her position with Batterymarch, or his or her relationship to a Client Account.

                    Access Persons who have acquired a Beneficial Interest in Covered Securities in a Private Placement are required to disclose their Beneficial Interest to Batterymarch's Compliance Department. If the Access Person is subsequently involved in a decision to buy or sell a Covered Security (or an Equivalent Security) from the same issuer for a Client Account, then the decision to purchase or sell the Covered Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

                    Investment Persons who have prior holdings of Covered Securities obtained in a Private Placement must request the written authorization of Batterymarch's Chief Compliance Officer to continue holding the security. This request for authorization must be initiated within ten (10) calendar days of becoming an Investment Person and annually thereafter.

                    Access Persons investing in a Private Placement are not required to preclear any of the securities transactions (whether or not they are Covered Securities Transactions) made by the Private Placement.

               f. INTENTION TO BUY OR SELL FOR A CLIENT ACCOUNT OR AN ACCOUNT MANAGED BY A BATTERYMARCH AFFILIATE (ALL ACCESS PERSONS). Any purchase or sale of a security by an Access Person at a time when that Access Person intends, or knows of another's intention, to purchase or sell that security or a similar security on behalf of a Client Account or any client account managed by a Batterymarch Affiliate, including the Monitored Funds. This prohibition also applies to transactions in Fixed Income Investments that may be executed on behalf of a client account managed by a Batterymarch Affiliate.

               g. OPTION TRANSACTIONS NOT INVOLVING LEGG MASON, INC. STOCK (ALL ACCESS PERSONS). Option transactions involving Covered Securities are generally prohibited. The prohibition regarding option transactions in Legg Mason, Inc. stock is set forth in Section IV.C.1.e. (Option Transactions in Legg Mason, Inc. Stock). Option transactions by Immediate Family members of Access Persons that involve their employer's stock under their employer's stock option plans are exempt from this prohibition. Options on certain broad-based indices are also not prohibited as described in Section IV.D.2.b. (Options on Broad-Based Indices).

               h. LIMIT ORDERS TO PURCHASE COVERED SECURITIES (ALL ACCESS PERSONS). Standard orders to purchase Covered Securities at certain prices (sometimes called "limit," "good-until-cancelled," or "standing buy" orders; collectively, referred to as "limit orders" for purposes of the Code) are generally prohibited. Limit orders to sell Covered Securities in which an Access Person already has a Beneficial Interest are not prohibited by the Code.

               The prohibitions set forth in Section IV.C.2.b. (Same-Day Blackout) and c. (Seven-Day Blackout) apply whether the Covered Securities Transaction is in the same direction (e.g., two purchases) or the opposite direction (e.g., a purchase and sale) as the transaction of a Client Account.

     D.   EXEMPTIONS.

          1. EXEMPTIONS FROM PRECLEARANCE AND TREATMENT AS A PROHIBITED TRANSACTION. The following securities transactions are exempt from the preclearance requirements set forth in Section IV.A. (Preclearance Requirements for Access Persons) and the prohibited transaction restrictions set forth in Section IV.C.2. (Generally Prohibited Securities Transactions):

               a. EXEMPT SECURITIES. Any transaction in the following: (i) bankers acceptances; (ii) bank certificates of deposit and time deposits; (iii) commercial paper; (iv) repurchase agreements; (v) securities that are direct obligations of the United States Government (but obligations of instrumentalities of the United States Government or quasi-government agencies are not exempt);
                    (vi) securities issued by Open-End Investment Companies registered under the Investment Company Act of 1940 (i.e., mutual funds), other than the Monitored Funds; (vii) shares of money market funds (regardless of affiliation with Batterymarch Affiliates); and (viii) units of unit investment trusts provided they are invested exclusively in funds that are not Monitored Funds (this exception is aimed at variable insurance contracts that are funded by insurance company separate accounts organized as unit investment trusts; such separate accounts typically are sub-divided into sub-accounts, each of which invests exclusively in shares of an underlying Open-End Investment Company). For purposes of the Code, collectively, these securities are referred to as "Exempt Securities."

               b. COMMODITIES, FUTURES, AND OPTIONS ON FUTURES. Any purchase or sale involving non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market-based index of stocks) and options on futures;

               c. CLOSED-END INDEX FUNDS. Purchases or sales of Index Funds that are Closed-End Investment Companies;

               d. OPEN-END INVESTMENT COMPANIES NOT REGISTERED IN THE UNITED STATES. Purchases or sales of Open-End Investment Companies that are not registered in the United States;

               e. NO KNOWLEDGE. Purchases or sales effected in accounts in which the Access Person has no direct or indirect influence or control over the investment decision making process and knowledge of the transaction before it is completed ("Non-Discretionary Accounts"). Non-Discretionary Accounts may only be exempted from preclearance procedures when Batterymarch's Chief Compliance Officer, after a thorough review, is satisfied that the account is truly non-discretionary to the Access Person (that is, the Access Person has given total investment discretion to an investment manager and retains no ability to influence specific trades). For example, Covered Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed, may be considered as non-discretionary.

                    Standard brokerage accounts generally are not deemed to be Non-Discretionary Accounts, even if the broker is given some discretion to make investment decisions;

               f. INVOLUNTARY TRANSACTIONS (INCLUDING CERTAIN CORPORATE ACTIONS). Transactions that are involuntary on the part of an Access Person, such as stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Covered Securities and sales of fractional shares; however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared;

               g. AUTOMATIC INVESTMENT PLANS. Transactions effected pursuant to an Automatic Investment Plan;

               h. LEGG MASON, INC. STOCK OUTSIDE RESTRICTED PERIOD. Any purchase or sale of Legg Mason's publicly traded securities effected by an Access Person outside the Restricted Period;

               i. CERTAIN TRANSACTIONS UNDER LEGG MASON, INC.'S EMPLOYEE STOCK PLANS. The receipt or exercise of an employee stock option under any of Legg Mason's employee stock plans;

               j. RIGHTS. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

               k. SALES PURSUANT TO A BONA FIDE TENDER OFFER. Any sales effected pursuant to a bona fide tender offer;

               l. BONA FIDE GIFTS OR CONTRIBUTIONS OF SECURITIES. Access Persons desiring to make a bona fide gift or contribution of Covered Securities or who receive a bona fide gift of Covered Securities, including an inheritance, do not need to preclear the transaction. However, the Access Person must report such bona fide gifts or contributions to Batterymarch's Compliance Department within thirty (30) calendar days of making or receiving the gift or contribution and must disclose the following information:
                    (i) the name of the person receiving/giving the gift; (ii) the date of the transaction; (iii) the name of the broker through which the transaction was effected; (iv) the name of the Covered Security; and (v) the number of shares of the Covered Security. A bona fide gift or contribution is one where the donor does not receive anything of monetary value in return. An Access Person who purchases a Covered Security with the intention of making a gift or contribution must preclear the purchase transaction;

               m. CERTAIN TRANSACTIONS IN NON-LEGG MASON, INC. EMPLOYEE BENEFIT AND STOCK PLANS. Purchases of an employer's securities done under a bona fide employee benefit plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person's Immediate Family do not require preclearance. Moreover, the receipt or exercise of options in an employer's securities done under a bona fide employee stock option plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person's Immediate Family do not require preclearance.

                    In such situations, the family member's employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit and stock plans.

                    However, sales of the employer's stock, whether part of the employee benefit or stock plans, do require preclearance and reporting. Furthermore, employee benefit plans that allow the employee to buy or sell Covered Securities other than those of their employer are subject to the preclearance and reporting requirements of the Code;

               n. FIXED INCOME INVESTMENTS. Any purchase or sale of Fixed Income Investments;

               o. MISCELLANEOUS. Transactions in other securities as may from time to time be designated in writing by Batterymarch's Compliance Department or Legg Mason's Code of Ethics Review Committee on the ground that the risk of abuse is minimal or non-existent.

               The Covered Securities Transactions listed in Section IV.D.1.a. (Exempt Securities), e. (No Knowledge), i. (Certain Transactions Under Legg Mason, Inc.'s Employee Stock Plans), m. (Certain Transactions Under Legg Mason, Inc.'s Employee Stock Plans) and
               n. (Fixed Income Investments) are also exempt from the reporting requirements set forth in Section VI.C. (Initial and Annual Disclosure of Personal Holdings), D. (Quarterly New Account Reports), E. (Quarterly Transaction Reports) and F. (Duplicate Trade Confirmations and Account Statements). All other Covered Securities Transactions listed in Section IV.D.1. (Exemptions from Preclearance and Treatment as a Prohibited Transaction) are subject to the Code's reporting requirements.

          2.   EXEMPTION  FROM  TREATMENT  AS  A  PROHIBITED  TRANSACTION.   The
               following Covered Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section IV.C.2. (Generally Prohibited Securities Transactions). HOWEVER, THEY ARE NOT EXEMPT FROM THE PRECLEARANCE REQUIREMENTS SET FORTH IN SECTION IV.A. (PRECLEARANCE REQUIREMENTS FOR ACCESS PERSONS):

               a. DE MINIMIS TRANSACTIONS. A Preclearance Officer may approve certain DE MINIMIS transactions even when Batterymarch is trading in such securities for the Client Accounts, provided the restrictions and conditions described below are met. In such instances, the prohibitions in Section IV.C.2.b. (Same-Day Blackout) and c. (Seven-Day Blackout) are not applicable to any Covered Securities Transaction, or series of related transactions, effected over a thirty (30) calendar day period, not exceeding the amount of $10,000 or 100 shares, whichever is greater, in the securities of companies with a market capitalization of $5 billion or higher. However, the prohibition in Section IV.C.2.d. (60-Day Blackout) does apply to DE MINIMIS transactions.

                    The following restrictions or conditions are imposed upon the above-described transactions:

                    i. The Access Person must not be aware, and must certify on the Trade Authorization Request Form (Appendix 4) that he or she is not aware, that any Client Account has an open order to buy or sell the Covered Security (or an Equivalent Security);

                    ii. The Access Person must not be using knowledge, and must certify on the Trade Authorization Request Form (Appendix 4) that he or she is not using knowledge, of any open, executed or pending transactions by a Client Account to profit by the market effect of such Client Account transaction;

                    iii. The Access Person must cooperate with the  Preclearance
                         Officer's request to document market capitalization amounts; and

                    iv.  Approval   is  limited  to  two  such   trades  in  the
                         securities of any one issuer in any thirty (30) calendar day period.

               b. OPTIONS ON BROAD-BASED INDICES. The prohibitions in Section IV.C.2.b. (Same-Day Blackout), c. (Seven-Day Blackout), and
                    d. (60-Day Blackout) are not applicable to any Covered Securities

                    Transaction involving options on certain broad-based indices designated by Batterymarch's Compliance Department. The broad-based indices designated by Batterymarch's Compliance Department may be changed from time to time and presently consist of the S&P MidCap 400, S&P 500, S&P Small Cap 600, Russell 1000, Russell 2000, Russell 2500, Russell 3000, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap indices.

V.   PERSONAL FUND TRANSACTIONS INVOLVING MONITORED FUNDS

     The following restrictions apply to transactions and holdings in Legg Mason Funds and Batterymarch-Managed Funds. From time to time, Legg Mason will publish a list of the Legg Mason Funds. This list will be posted in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL. Employees should rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Legg Mason Funds.

     The requirements below regarding Legg Mason Funds and Batterymarch-Managed Funds are in addition to other requirements of this Code and are not affected by the fact that the Legg Mason Funds and Batterymarch-Managed Funds may be exempt from those other requirements.

     A.   PRECLEARANCE    OF    TRANSACTIONS    IN   LEGG    MASON    FUND   AND
          BATTERYMARCH-MANAGED FUNDS.

          1.   GENERAL  REQUIREMENT.  Except for those transactions  exempted by
               Section V.C. (Exemptions for Transactions in Legg Mason Funds and Batterymarch-Managed Funds) of the Code, a Preclearance Officer must preclear each transaction (including any exchange) in any Legg Mason Fund or Batterymarch-Managed Fund in which an Access Person has or acquires a Beneficial Interest.

          2. FUND TRADE AUTHORIZATION REQUEST FORM. Prior to entering an order for a transaction (including any exchange) involving a Legg Mason Fund or Batterymarch-Managed Fund, the Access Person must complete a Legg Mason Fund and Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5) and submit the completed form to a Preclearance Officer. The Legg Mason Fund and Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5) requires Access Persons to provide certain information and to make certain representations.

               In the event an Access Person is unable to complete a Legg Mason Fund and Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5), the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Legg Mason Fund and Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5) and the Certification of Access Person's Designee (Appendix 6) and submit both forms to a Preclearance Officer.

               Proposed     transactions     in    Legg    Mason    Funds    and
               Batterymarch-Managed Funds of a Preclearance Officer must be submitted to another Preclearance Officer for approval.

          3. REVIEW OF FORM. After receiving a completed Legg Mason Fund and Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5), a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past transactions by the Access Person in the Legg Mason Fund(s) or Batterymarch-Managed Fund(s), as necessary, and
               (c) as soon as reasonably practicable, determine whether to authorize the proposed transaction. The granting of authorization, and the date and time that authorization was granted, must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for Batterymarch's Compliance Department and provide one copy to the Access Person seeking authorization.

               NO TRANSACTION IN A LEGG MASON FUND OR BATTERYMARCH-MANAGED FUND MAY BE PLACED PRIOR TO THE RECEIPT BY THE ACCESS PERSON OF WRITTEN AUTHORIZATION OF THE TRANSACTION BY A PRECLEARANCE OFFICER. VERBAL APPROVALS ARE NOT PERMITTED.

          4. LENGTH OF TRADE AUTHORIZATION APPROVAL. The authorization provided by a Preclearance Officer is effective untilthe earlier of (1) its revocation, (2) the close of business on the next trading day immediately following the day on which the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday), or (3) the moment the Access Person learns that the information in the Legg Mason Fund and Batterymarch-Managed Fund Trade Authorization Request Form (Appendix 5) is not accurate. If the order for the transaction in any Legg Mason Fund or Batterymarch-Managed Fund is not placed within that period, a new authorization must be obtained before the transaction may be placed.

          5. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, a Preclearance Officer may refuse to authorize a transaction in a Legg Mason Fund or Batterymarch-Managed Fund for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing any authorization request.

     B. PROHIBITED TRANSACTIONS IN LEGG MASON FUNDS AND BATTERYMARCH-MANAGED FUNDS.

          1. 60-DAY HOLDING PERIOD. No Access Person may sell (or exchange out of) shares of a Legg Mason Fund or Batterymarch-Managed Fund in which the Access Person has a Beneficial Interest within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Legg Mason Fund or Batterymarch-Managed Fund, including any individual retirement account or 401(k) participant account.

          2. OTHER PROHIBITED TRADING. Access Persons should not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any Legg Mason Fund or Batterymarch-Managed Fund or any other fund in violation of applicable law or the provisions of the fund's disclosure documents.

     C.   EXEMPTIONS    FOR    TRANSACTIONS    IN   LEGG    MASON    FUNDS   AND
          BATTERYMARCH-MANAGED FUNDS.

          1. EXEMPTIONS FROM PRECLEARANCE AND TREATMENT AS A PROHIBITED TRANSACTION. The following transactions in Legg Mason Funds or Batterymarch-Managed Funds are exempt from the preclearance requirements set forth in Section V.A. (Preclearance of Transactions in Legg Mason Funds and Batterymarch-Managed Funds) and the prohibited transaction restriction set forth in Section V.B.1. (60-Day Holding Period):

               a. MONEY MARKET FUNDS. Acquisitions or sales of money market funds;

               b. NO KNOWLEDGE. Acquisitions or sales of Legg Mason Funds or Batterymarch-Managed Funds effected in accounts in which the Access Person has no direct or indirect influence or control over the investment decision making process and knowledge of the transaction before it is completed ("Non-Discretionary Accounts"). Non-Discretionary Accounts may only be exempted from preclearance procedures when Batterymarch's Chief Compliance Officer, after a thorough review, is satisfied that the account is truly non-discretionary to the Access Person (that is, the Access Person has given total investment discretion to an investment manager and retains no ability to influence specific trades). For example, transactions in Legg Mason Funds and Batterymarch-Managed Funds effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed, may be considered as non-discretionary.

                    Standard brokerage accounts generally are not deemed to be Non-Discretionary Accounts, even if the broker is given some discretion to make investment decisions;

               c. AUTOMATIC INVESTMENT PLANS. Acquisitions or sales of Legg Mason Funds or Batterymarch-Managed Funds effected pursuant to an Automatic Investment Plan;

               d. CERTAIN 401(K) PLAN REALLOCATIONS. Elections regarding future contributions to the Legg Mason Funds or Batterymarch-Managed Funds in Batterymarch's 401(k) Plan are not deemed to be transactions and are therefore not subject to (i.e., they are exempt from) the preclearance and reporting requirements and the 60-day holding period requirement.

                    Payroll deduction contributions to the Legg Mason Funds or Batterymarch-Managed Funds in Batterymarch's 401(k) Plan are deemed to be pursuant to an Automatic Investment Plan. They are exempt from the preclearance and reporting requirements and the 60-day holding period requirement.

                    Movements of balances (including any exchanges) into or out of the Legg Mason Funds or Batterymarch-Managed Funds in Batterymarch's 401(k) Plan are deemed to be purchases or redemptions of those funds for purposes of the 60-day holding period requirement and are thus subject to the preclearance requirement of the Code. In lieu of transaction reporting, employees are deemed to consent to Batterymarch's Compliance Department obtaining transaction information from 401(k) Plan records.

                    Interests in Legg Mason Funds and Batterymarch-Managed Funds (such as through a spouse's 401(k) plan or other retirement plan or any other account) are also subject to the preclearance and 60-day holding period requirements of the Code. Please note that certain Legg Mason Funds and Batterymarch-Managed Funds are a common investment vehicle in employee benefit plans in which Immediate Family members may participate.

               The transactions listed in Section V.C.1.a. (Money Market Funds) and b. (No Knowledge) are also exempt from the reporting requirements set forth in Section VI.C. (Initial and Annual Disclosure of Personal Holdings), D. (Quarterly New Account Reports), E. (Quarterly Transaction Reports) and F. (Duplicate Trade Confirmations and Account Statements). Transactions pursuant to an Automatic Investment Plan outside of Batterymarch's 401(k) Plan [as described in Section V.C.1.c. (Automatic Investment Plans)] are subject to the Code's reporting requirements. However, transactions in Batterymarch's 401(k) Plan listed in Section V.C.1.d. (Certain 401(k) Plan Reallocations) do not need to be reported since the transaction information is available to Batterymarch's Compliance Department from 401(k) Plan records.

VI.  REPORTING REQUIREMENTS

     A. INITIAL AND ANNUAL CERTIFICATIONS. Within ten (10) days of being designated as an Access Person and on an annual basis thereafter, all Access Persons must complete and return to Batterymarch's Compliance Department the Acknowledgement of Receipt of Code of Ethics Certification (Appendix 2). Access Persons must certify in writing that they have: (a) received a copy of the Code;
(b) read and understood all provisions of the Code; and (c) agree to comply with the Code (or have complied with the Code). The Acknowledgement of Receipt of Code of Ethics Certification (Appendix 2) must be signed and dated by the Access Person.

          As part of the annual certification, Access Persons will be required to certify that they are not subject to any of the disciplinary events listed in
Item 11 of Form ADV, Part 1.

     B. ACKNOWLEDGEMENT OF AMENDMENTS TO THE CODE. Batterymarch's Compliance Department will provide Access Persons with any amendments to the Code. Within ten (10) days of receiving such amendments, all Access Persons must complete and return to Batterymarch's Compliance Department the Acknowledgement of Receipt of Code of Ethics Certification (Appendix 2). Access Persons must certify in writing that they have received, read and understood the amendments to the Code. The Acknowledgement of Receipt of Code of Ethics Certification (Appendix 2) must be signed and dated by the Access Person.

     C. INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS. Within ten (10) days of being designated as an Access Person and on an annual basis thereafter, an Access Person must disclose all holdings of Covered Securities and Monitored Funds in which such Access Person has a Beneficial Interest on the Personal Holdings Report (Appendix 3). For purposes of the Code, all Investment Companies and pooled investment vehicles managed by Batterymarch (the "Batterymarch-Managed Funds") and all Open-End Investment Companies registered under the Investment Company Act of 1940 (i.e. mutual funds) in which a Batterymarch Affiliate serves as an investment adviser, sub-adviser or principal underwriter (including the Legg Mason Funds) are considered "Monitored Funds." PLEASE NOTE: ALTHOUGH ONLY TRANSACTIONS IN THE LEGG MASON FUNDS AND BATTERYMARCH-MANAGED FUNDS (AND NOT OTHER MONITORED FUNDS) ARE SUBJECT TO THE PRECLEARANCE REQUIREMENT IN SECTION V.A. (PRECLEARANCE OF TRANSACTIONS IN LEGG MASON FUNDS AND BATTERYMARCH-MANAGED FUNDS) AND THE PROHIBITED TRANSACTION RESTRICTION IN SECTION V.B.1. (60-DAY HOLDING PERIOD), ALL HOLDINGS OF MONITORED FUNDS AND MONITORED FUND TRANSACTIONS MUST BE REPORTED AS REQUIRED BY SECTION VI.C. (INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS), D. (QUARTERLY NEW ACCOUNT REPORTS), E. (QUARTERLY TRANSACTION REPORTS) AND F. (DUPLICATE TRADE CONFIRMATIONS AND ACCOUNT STATEMENTS).

          The Personal Holdings Report must include: (a) a listing of all accounts that could hold Covered Securities in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such accounts (thus, even if an account doesn't hold Covered Securities, but has the capability of holding Covered Securities, the account must be disclosed);
(b) a listing of all accounts that hold Monitored Funds (accounts that are listed in (a) above do not need to be listed twice); (c) a listing of all Covered Securities and Monitored Funds held in the above accounts; and (d) a listing of all Covered Securities held outside of securities trading accounts in which the Access Person presently has a Beneficial Interest, such as physical certificates. The Personal Holdings Report (Appendix 3) must be signed and dated by the Access Person.

          PERSONAL HOLDINGS REPORTS AND TRANSACTION REPORTING RELATING TO OPEN-END INVESTMENT COMPANIES THAT ARE NOT MONITORED FUNDS ARE NOT REQUIRED. THEREFORE, ACCESS PERSONS DO NOT NEED TO DISCLOSE ACCOUNTS THAT ARE CAPABLE OF ONLY HOLDING MUTUAL FUNDS ("MUTUAL FUND-ONLY ACCOUNTS") WHEN NO MONITORED FUNDS ARE HELD IN SUCH ACCOUNTS.

          To satisfy this reporting requirement, an account statement for each account maintained with a broker, dealer or bank in which an Access Person has a Beneficial Interest must be attached to the Personal Holdings Report (Appendix
3).

          The information contained in the Personal Holdings Report (Appendix 3) must be current as of a date no more than forty-five (45) calendar days prior to the date an employee is designated as an Access Person or the date the report is submitted on an annual basis.

          Batterymarch's Compliance Department will notify all Access Persons on an annual basis when to supply Personal Holdings Reports. Batterymarch's Compliance Department reserves the right to ask for holding reports in addition to the initial and annual reports described above.

     D. QUARTERLY NEW ACCOUNT REPORTS. IF AN ACCESS PERSON OPENS AN ACCOUNT AT A BROKER, DEALER, BANK OR MUTUAL FUND (PROVIDED THE MUTUAL FUND ACCOUNT HOLDS ANY MONITORED FUNDS) THAT HAS NOT PREVIOUSLY BEEN DISCLOSED, THE ACCESS PERSON MUST NOTIFY BATTERYMARCH'S COMPLIANCE DEPARTMENT IN WRITING OF THE EXISTENCE OF THE ACCOUNT AND MAKE ARRANGEMENTS TO COMPLY WITH THE REQUIREMENTS SET FORTH IN THE CODE. On a quarterly basis, all Access Persons are required to disclose any new accounts opened in which the Access Person has a Beneficial Interest that have the capability of holding Covered Securities or hold Monitored Funds regardless of what, if any, securities are maintained in such accounts. All Access Persons must complete a New Account(s) Report (Appendix 9) to disclose such accounts and include the following information for each new account: (i) the name of the broker, dealer or bank with whom the Access Person established the account; (ii) the name of the account; (iii) the account number; and (iv) the date the account was established. The New Account Report (Appendix 9) must be signed and dated by the Access Person.

     E. QUARTERLY TRANSACTION REPORTS. All Access Persons are required to submit to Batterymarch's Compliance Department a Transaction Report (Appendix
10) no later than thirty (30) days after the end of each calendar quarter covering all Covered Securities Transactions and Monitored Fund Transactions during the quarter. The Transaction Report (Appendix 10) must include information about each Covered Securities Transaction and Monitored Fund Transaction in which the Access Person had, or as a result of the transaction acquired, any Beneficial Interest. The Transaction Report (Appendix 10) must include: (a) the name of each Covered Security and Monitored Fund traded; (b) the number of shares of each Covered Securities Transaction and Monitored Fund Transaction; (c) the transaction type of each Covered Securities Transaction and Monitored Fund Transaction (i.e., purchase, sale, etc.);

(d) the price of each Covered Security and Monitored Fund at which the Covered Securities Transaction and Monitored Fund Transaction, respectively, was effected; (e) the name of the broker, dealer or bank with or through which the Covered Securities Transaction or Monitored Fund Transaction was effected; and
(f) the date of each Covered Securities Transaction and Monitored Fund Transaction. The Transaction Report (Appendix 10) must be signed and dated by the Access Person.

          AN  ACCESS  PERSON  DOES  NOT  NEED TO  SUBMIT  A  TRANSACTION  REPORT
(APPENDIX 10) TO THE EXTENT THAT ALL OF THE REQUIRED INFORMATION ON THE TRANSACTION IS ALREADY INCLUDED IN A TRADE CONFIRMATION OR ACCOUNT STATEMENT PREVIOUSLY DELIVERED TO BATTERYMARCH'S COMPLIANCE DEPARTMENT IN COMPLIANCE WITH THE REQUIREMENTS DESCRIBED IN SECTION VI.F. (DUPLICATE TRADE CONFIRMATIONS AND ACCOUNT STATEMENTS).

          Covered Securities Transactions which were not completed through an account, such as gifts, inheritances, spin-offs from securities held outside of securities trading accounts or transactions through employee benefit plans, must be reported to Batterymarch's Compliance Department using a Transaction Report (Appendix 10).

          Access Persons that had no Covered Securities Transactions and/or Monitored Fund Transactions during a calendar quarter are not required to submit a Transaction Report (Appendix 10).

          Furthermore,  Transaction Reports (Appendix 10) need not be filed for:
(a) any transaction in Exempt Securities [Section IV.D.1.a. (Exempt Securities)]; (b) any transaction effected in a Non-Discretionary Account [Sections IV.D.1.e. and Section V.C.1.b. (No Knowledge)]; (c) the receipt or exercise of an employee stock option under any of Legg Mason's employee stock plans [Section IV.D.1.i. (Certain Transactions Under Legg Mason, Inc.'s Employee Stock Plans)]; (d) purchases of an employer's securities done under a bona fide employee benefit plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person's Immediate Family [Section IV.D.1.m. (Certain Transactions in Non-Legg Mason Employee
Benefit and Stock Plans)]; (e) the receipt or exercise of options in an employer's securities done under a bona fide employee stock option plan of an organization not affiliated with Legg Mason by an employee of that organization who is a member of an Access Person's Immediate Family [Section IV.D.1.m. (Certain Transactions in Non-Legg Mason Employee Benefit and Stock Plans)]; (f) any transaction in Fixed Income Investments [Section IV.D.1.n. (Fixed Income Investments)]; (g) acquisitions or sales of money market funds [Section V.C.1.a. (Money Market Funds)]; and (h) any transaction in Batterymarch's 401(k) Plan since the transaction information is available to Batterymarch's Compliance Department from 401(k) Plan records [Section V.C.1.d. Certain 401(k) Plan Reallocations)].

     INTERESTS IN MONITORED FUNDS (SUCH AS THROUGH A SPOUSE'S 401(K) PLAN OR OTHER RETIREMENT PLAN OR ANY OTHER ACCOUNT) ARE SUBJECT TO THE REPORTING (TRANSACTION AND HOLDINGS) REQUIREMENTS OF THE CODE. PLEASE NOTE THAT MONITORED FUNDS ARE A COMMON INVESTMENT VEHICLE IN EMPLOYEE BENEFIT PLANS IN WHICH YOUR IMMEDIATE FAMILY MEMBERS MAY PARTICIPATE.

     PLEASE NOTE: INTERESTS IN LEGG MASON FUNDS AND BATTERYMARCH-MANAGED FUNDS ARE SUBJECT

TO THE PRECLEARANCE, REPORTING (TRANSACTION AND HOLDINGS) AND 60-DAY HOLDING PERIOD REQUIREMENTS OF THE CODE.

     F. DUPLICATE TRADE CONFIRMATIONS AND ACCOUNT STATEMENTS. All Access Persons must arrange for Batterymarch's Compliance Department to receive directly from any broker, dealer, or bank firm (including Legg Mason, if applicable) through which they have effected any Covered Securities Transactions or Monitored Fund Transactions, duplicate copies of all trade confirmations relating to such Covered Securities Transactions and Monitored Fund Transactions and statements relating to each account that holds, or potentially could hold, Covered Securities or holds Monitored Funds in which the Access Person has a Beneficial Interest regardless of what, if any, securities are maintained in such accounts (thus, even if an account doesn't hold Covered Securities, but has the capability of holding Covered Securities, the Access Person must arrange for duplicate trade confirmations and account statements to be sent to Batterymarch's Compliance Department). Duplicate copies of trade confirmations and periodic account statements must be received by Batterymarch's Compliance Department no later than thirty (30) days after the end of each calendar quarter. Access Persons may use the Form Letter to Broker, Dealer or Bank (Appendix 7) as an instruction letter to request such documents from brokers, dealers or banks.

          Access Persons are not required to arrange for the delivery of duplicate copies of account statements relating to Batterymarch's 401(k) Plan.

          IF AN ACCESS PERSON OPENS AN ACCOUNT AT A BROKER, DEALER OR BANK THAT HAS NOT PREVIOUSLY BEEN DISCLOSED, THE ACCESS PERSON MUST NOTIFY BATTERYMARCH'S COMPLIANCE DEPARTMENT IN WRITING OF THE EXISTENCE OF THE ACCOUNT AS DESCRIBED IN
SECTION VI.D. (QUARTERLY NEW ACCOUNT REPORTS) AND MAKE ARRANGEMENTS TO COMPLY WITH THE REQUIREMENTS SET FORTH HEREIN.

          If an Access Person is not able to arrange for duplicate trade confirmations and periodic account statements to be sent, the Access Person must immediately notify Batterymarch's Compliance Department.

     G. CONFIDENTIALITY. Batterymarch's Compliance Department will use its best efforts to assure that the personal holdings information of Access Persons is treated confidentially. However, Batterymarch is required by law to review, retain and, in certain circumstances, disclose documents containing personal holdings information. Therefore, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside Legg Mason as is necessary to evaluate compliance with or sanctions under the Code or other requirements applicable to Legg Mason or Batterymarch.

     H. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code may be made available for inspection to Batterymarch's Board of Directors, the Board of Directors of each Legg Mason Fund, the Chairman of the Board and the Vice Chairman of Legg Mason, Inc., Batterymarch's Compliance Committee, Batterymarch's Compliance Department, Legg Mason's Code of Ethics Review Committee, Legg Mason's Legal and Compliance Department, any party to which any investigation is referred by any of the foregoing, the Securities Exchange Commission, any self-regulatory organization of which Legg Mason Wood Walker, Incorporated is a member, any state securities commission and any attorney or agent of the foregoing or of the Legg Mason Funds.

VII. ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

     A.   TRAINING AND EDUCATION. All Supervised  Persons are required to attend
any  training  sessions  conducted  by  Batterymarch's   Compliance   Department
concerning the Code.

     B.   ANNUAL REVIEW. Batterymarch's Chief Compliance  Officer will review at
least  annually  the  adequacy  of  the  Code  and  the   effectiveness  of  its
implementation and report such findings to Batterymarch's Compliance Committee.

     C. REPORTING VIOLATIONS. All Supervised Persons are required to report violations of the Code promptly to Batterymarch's Chief Compliance Officer or to another member of Batterymarch's Compliance Committee (provided Batterymarch's Chief Compliance Officer also received reports of all violations).

          1. CONFIDENTIALITY. Any reports of violations from Supervised Persons will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Reports of violations of the Code may be submitted to Batterymarch's Chief Compliance Officer on an anonymous basis.

          2. TYPES OF REPORTING. The types of reporting required include: (a) noncompliance with applicable laws, rules and regulations; (b) fraud or illegal acts involving any aspect of Batterymarch's or Legg Mason's business; (c) material misstatements in regulatory filings, internal books and records, client records or reports;
               (d) activity that is harmful to clients, including shareholders of Monitored Funds; and (e) deviations from required controls and procedures that safeguard clients and the firm. Supervised Persons are reminded to refer to the LEGG MASON, INC. CODE OF CONDUCT and the memorandum entitled EMPLOYEE REPORTING OF ALLEGED QUESTIONABLE ACCOUNTING OR AUDITING MATTERS, both of which reside in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL.

          3. RETALIATION. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

     D.   LEGG MASON'S CODE OF ETHICS REVIEW COMMITTEE

          1. MEMBERSHIP, VOTING AND QUORUM. Legg Mason's Code of Ethics Review Committee is comprised of the individuals identified in Appendix
               1. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee; provided, however, that at least one member of the Committee shall also be a member of Legg

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

               Mason's Legal and Compliance Department.

          2. INVESTIGATING VIOLATIONS OF THE CODE. Batterymarch's Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of any investigation relating to the Legg Mason Funds to Legg Mason's Code of Ethics Review Committee. Legg Mason's Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code relating to the Legg Mason Funds. Any violation of the Code relating to the Legg Mason Funds by an Access Person will also be reported to the Boards of Directors of the relevant Legg Mason Funds no less frequently than each quarterly meeting.

          3. ANNUAL REPORTS. Legg Mason's Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the Board of Directors of each Legg Mason
               Fund:

               a.   Summarizing   existing   procedures    concerning   personal
                    investing and any changes in the procedures made during the past year;

               b. Identifying any violation requiring significant remedial action during the past year; and

               c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices or developments in applicable laws or regulations.

     E. SANCTIONS. If Batterymarch's Chief Compliance Officer or Legg Mason's Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, Batterymarch's Compliance Committee and Legg Mason's Code of Ethics Review Committee may impose sanctions and take other actions as they deem appropriate, including but not limited to a warning, a letter of caution and warning, a forced sale of securities, profit disgorgement, suspension of personal trading rights, suspension of employment (with or without compensation), fine, and termination of the employment of the violator for cause. In addition to sanctions, violations may result in civil referral to the Securities and Exchange Commission or criminal referral, where appropriate.

          Where an Access Person is required to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result, the amount of profit shall be calculated by Batterymarch's Compliance Department or Legg Mason's Code of Ethics Review Committee and shall be forwarded to a charitable organization selected by either Batterymarch's Compliance Committee or Legg Mason's Code of Ethics Review Committee. Failure to promptly abide by a directive from Batterymarch's Compliance Committee, Batterymarch's Compliance Department or Legg Mason's Code of Ethics Review Committee to reverse a trade or forfeit profits may result in the imposition of additional sanctions. No member of Batterymarch's Compliance Department or Legg Mason's Code of Ethics Review Committee may review his or her own transaction.

     F. REVIEW. Whenever Legg Mason's Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code relating to the Legg Mason Funds that merits remedial action, it will report no less frequently than quarterly to the Boards of Directors of the applicable Legg Mason Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of the relevant Legg Mason Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by Legg Mason's Code of Ethics Review Committee in relation to the case. Legg Mason's Code of Ethics Review Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Directors.

     G. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, Batterymarch's Compliance Department may grant exceptions to the requirements of the Code on a case-by-case basis if it finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions relating to the Legg Mason Funds must be in writing and must be reported as soon as practicable to Legg Mason's Code of Ethics Review Committee and to any relevant Legg Mason Funds' Board of Directors at their next regularly scheduled meeting after the exception is granted.

     H. INQUIRIES REGARDING THE CODE. Batterymarch's Compliance Department will answer any questions about this Code or any other compliance-related matters.


VIII. DEFINITIONS

     When used in the Code, the following terms have the meanings set forth below:

     "401(K) PLAN" means Batterymarch's 401(k) plan, the Batterymarch Financial Management Profit Sharing and Retirement Plan.

     "ACCESS PERSON" means each Supervised Person who has access to nonpublic information regarding clients' purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. A Supervised Person who has access to nonpublic information regarding the portfolio holdings of Monitored Funds is also an Access Person.

     Batterymarch's   Compliance   Department   has   designated  the  following
Supervised Persons as Access Persons:

     (1) Every officer and employee of Batterymarch (or employee of a company in a control relationship with any of the foregoing), who in connection with his or her regular functions, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by a Client Account;

     (2) Every natural person in a control relationship with Batterymarch or a Client Account who obtains information concerning recommendations made to a Client Account with regard to the purchase or sale of a Covered Security, prior to its dissemination or prior to the execution of all resulting trades; and

     (3) Such other persons as Batterymarch's Compliance Department or Legg Mason's Legal and Compliance Department shall designate.

     Non-employee directors of Batterymarch are not considered to be Access Persons since they do not have access to nonpublic information regarding clients' purchase or sale of securities, are not involved in making securities recommendations to clients and do not have access to such recommendations that are nonpublic.

     Any uncertainty as to whether an individual is an Access Person should be brought to the attention of Batterymarch's Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 204A-1(e)(1) promulgated under the Investment Advisers Act of 1940, as amended.

     "AUTOMATIC INVESTMENT PLAN" means a program in which regular purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation without affirmative action by the Access Person. Examples are as follows:

     DIVIDEND REINVESTMENT PLANS ("DRIPS"). The automatic investment of dividends under a DRIP is deemed to be pursuant to an Automatic Investment Plan. Optional cash purchases (i.e., the right to buy additional shares through the DRIP) are not considered Automatic Investment Plans unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

     PAYROLL DEDUCTIONS. Deductions from payroll directly into an investment account are deemed to be done pursuant to an Automatic Investment Plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

     BANK ACCOUNT DRAFTS OR DEPOSITS. Automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an Automatic Investment Plan, provided that, in either case:

     o There is documentation with the investment account indicating the drafts or deposits are to be executed according to an express schedule, and
     o At least two drafts or deposits were executed according to the schedule.

     AUTOMATIC MUTUAL FUND EXCHANGE PROGRAMS. Automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an Automatic Investment Plan.

     AUTOMATIC MUTUAL FUND WITHDRAWAL PROGRAMS. Automatic withdrawals of a fixed dollar

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

amount out of one mutual fund are deemed to be made pursuant to an Automatic Investment Plan.

     ASSET ALLOCATION ACCOUNTS. Asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories. Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Code, both the investment of new money into, and periodic rebalancings within, an asset allocation account are deemed to be done pursuant to an Automatic Investment Plan. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset allocation accounts.

     COLLEGE SAVINGS PLANS. Many jurisdictions have college savings plans (often referred to as "529" plans) that provide a tax-advantaged means of investing for future college expenses. These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an Automatic Investment Plan. A college savings plan could qualify as an Automatic Investment Plan if it meets the requirements for an asset allocation account, bank account draft or a payroll deduction.

     "BATTERYMARCH" means Batterymarch Financial Management, Inc.

     "BATTERYMARCH AFFILIATE" means any company that controls, is controlled by, or is under common control with Batterymarch.

     "BATTERYMARCH'S COMPLIANCE DEPARTMENT" means the compliance department of Batterymarch and the persons designated in Appendix 1.

     "BATTERYMARCH-MANAGED FUND" means an Investment Company or other pooled investment vehicle managed by Batterymarch.

     "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any profit derived from a transaction in the subject Covered Securities.

     An Access Person is deemed to have a Beneficial Interest in the following:

          (1)  Any Covered Security owned individually by the Access Person;

          (2) Any Covered Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

          (3) Any Covered Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

               a. the Covered Security is held in an account over which the Access

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

                    Person has decision-making authority (for example, the Access Person acts as trustee, executor, or guardian); or

               b. the Covered Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

     The following is guidance on the application of this definition to some common situations.

     FAMILY MEMBERS. An Access Person is presumed to have a Beneficial Interest in any Covered Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide Batterymarch's Compliance Department with satisfactory assurances that the Access Person has no material Beneficial
Interest in the Covered Security and exercises no control over investment decisions made regarding the Covered Security. It will be difficult to rebut this presumption if, with respect to the other person, the Access Person commingles any assets or shares any expenses, provides or receives any financial support, influences investment decisions, includes them as a dependent for tax purposes or as a beneficiary under an employee benefit plan or is in any way financially codependent. Any attempt to disclaim Beneficial Interest with respect to Immediate Family members who share the same household as the Access Person must be based upon countervailing facts that an Access Person can prove in writing.

     PARTNERSHIPS. If an Access Person is a general partner in a general or limited partnership, the Access Person is deemed to own his or her proportionate share of the securities owned by the partnership. An Access Person's "proportionate share" is the greater of such person's share of profits or share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

     SHAREHOLDERS OF CORPORATIONS. An Access Person is not deemed to own the securities held by a corporation in which the Access Person is a shareholder unless the Access Person is a controlling shareholder or the Access Person has or shares investment control over the corporation's portfolio.

     TRUSTS. Generally, parties to a trust will be deemed to have a Beneficial Interest in the securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. "Investment control" is the power to direct the disposition of the securities in the trust.

     DERIVATIVE SECURITIES. An Access Person is deemed to have a Beneficial Interest in any security the Access Person has the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

     Access Persons may use the Certification of No Beneficial Interest form (Appendix 8) to rebut the presumption of Beneficial Interest in any Covered Securities.

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

     Any uncertainty as to whether an Access Person has a Beneficial Interest in a Covered Security should be brought to the attention of Batterymarch's Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

     "CLIENT ACCOUNT" means any separate or commingled account for which Batterymarch serves as an investment manager, adviser or sub-adviser, including Investment Companies and other collective funds.

     "CLOSED-END INVESTMENT COMPANY" means an Investment Company that has a fixed number of shares and is often listed on a major stock exchange. Unlike Open-End Investment Companies, Closed-End Investment Companies do not stand ready to issue and redeem shares on a continuous basis.

     "CODE" means this Code of Ethics, as amended.

     "CODE OF ETHICS REVIEW COMMITTEE" means the Legg Mason committee that has oversight responsibility for issues relating to personal securities trading and investment activity.

     "COMPLIANCE COMMITTEE" means the Batterymarch committee that is responsible for establishing and monitoring Batterymarch's compliance policies and procedures in accordance with Rule 206(4)-7 of the Investment Advisers Act of 1940, as amended. Batterymarch's Compliance Committee consists of Batterymarch's Chief Compliance Officer and Supervisors.

     "COVERED SECURITY" includes stock, obligations otherwise convertible into stock and all derivative instruments of the foregoing, such as options and warrants. Also, includes Closed-End Investment Companies, such as exchange-traded funds, and Private Placements. A Covered Security does not include futures or options on futures or Open-End Investment Companies not registered under the Investment Company Act of 1940, but the purchase and sale of such instruments and funds are nevertheless subject to the reporting requirements of the Code.

     Unless expressly exempted from the preclearance or reporting requirements of the Code, all securities transactions are considered Covered Securities under the provisions of the Code.

     "COVERED SECURITIES TRANSACTION" means a purchase or sale of Covered Securities in which an Access Person has or acquires a Beneficial Interest.

     "EQUIVALENT SECURITY" means any security issued by the same entity as the issuer of a subject Covered Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, the Options Clearing Corporation or a similar entity issues them.

     "EXEMPT SECURITY" means any security that is expressly exempted from the preclearance or reporting requirements of the Code, where applicable.

     "FIXED INCOME INVESTMENT" means any security that pays a fixed rate of return and is not traded by Batterymarch on behalf of the Client Accounts (e.g., government, corporate and municipal bonds). Convertible securities are not considered Fixed Income Investments.

     "IMMEDIATE FAMILY" of an Access Person means any of the following persons:

     (1)  An employee's spouse;

     (2) Children (including stepchildren, foster children, sons-in-law and daughters-in-law);

     (3)  Grandchildren;

     (4)  Parents (including step-parents, mothers-in-law and fathers-in-law);

     (5)  Grandparents; and

     (6) Siblings (including brothers-in-law, sisters-in-law and step-brothers and sisters). Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that Batterymarch's Compliance Department determines could lead to possible conflicts of interest, diversions of corporate opportunity or appearances of impropriety which this Code is intended to prevent.

     "INDEX FUND" means an investment company or managed portfolio that contains securities of an index in proportions designed to replicate the return of the index.

     "INITIAL  PUBLIC   OFFERING"  means  the  first  offering  of  a  company's
securities to the public through an allocation by the underwriter.

     "INVESTMENT CLUB" means a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club.

     "INVESTMENT COMPANY" means a company that issues securities that represent an undivided interest in the net assets held by the company. An Investment
Company may be a "CLOSED-END INVESTMENT COMPANY" or an "OPEN-END INVESTMENT COMPANY." A mutual fund is an Open-End Investment Company registered under the Investment Company Act of 1940.

     "INVESTMENT COMPANY ACT OF 1940" is legislation passed by Congress requiring registration and regulation of investment companies by the Securities and Exchange Commission. The Act sets the standards by which mutual funds and other investment vehicles of investment companies operate.

     "INVESTMENT PERSONNEL" and "INVESTMENT PERSON" mean each Portfolio Manager and any other Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions.

     "INVESTMENT TEAM" means the group of Portfolio Managers responsible for the management of Client Accounts invested under similar mandates.

     "LEGG MASON" means Legg Mason, Inc., the parent company of Batterymarch.

     "LEGG MASON FUND" means an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is part of the Legg Mason Family of Funds, including, but not limited to, each or all of the series in the Legg Mason Income Trust, Inc., Legg Mason Cash Reserve Trust, Legg Mason Tax Exempt Trust, Inc., Legg Mason Tax Free Income Fund, Legg Mason Value Trust, Inc., Legg Mason Special Investment Trust, Inc., Legg Mason Focus Trust, Inc., Legg Mason Global Trust, Inc., Legg Mason Investors Trust, Inc., Legg Mason Light Street Trust, Inc., Legg Mason Investment Trust, Inc., and Legg Mason Charles Street Trust, Inc.

     From time to time, Legg Mason will publish a list of the Legg Mason Funds. This list will be posted in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL. Access Persons should rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Legg Mason Funds.

     "LEGG  MASON'S  LEGAL  AND  COMPLIANCE  DEPARTMENT"  means  the  Legal  and
Compliance Department of Legg Mason Wood Walker, Incorporated and the persons designated in Appendix 1.

     "MONITORED FUND" means an Investment Company or other pooled investment vehicle managed by Batterymarch (a "Batterymarch-Managed Fund") or an Open-End Investment Company registered under the Investment Company Act of 1940 (i.e., a mutual fund) in which a Batterymarch Affiliate serves as an investment adviser, sub-adviser or principal underwriter. From time to time, Legg Mason will publish a list of the Monitored Funds. This list will be posted in Batterymarch's COMPLIANCE PROGRAM POLICIES AND PROCEDURES MANUAL. Access Persons should rely on the latest version of this list, rather than attempt to determine for themselves the identity of the Monitored Funds.

     "MONITORED FUND TRANSACTION" means a purchase or sale of shares, units, limited partnership interests or other evidences of ownership interests of Monitored Funds in which an Access Person has or acquires a Beneficial Interest.

     "NON-DISCRETIONARY ACCOUNT" means an account for which an Access Person has no direct or indirect control over the investment decision-making process.

     "OPEN-END INVESTMENT COMPANY" means an Investment Company that continually creates new shares on demand. The opposite of a Closed-End Investment Company, which issues a limited number of shares, which are then traded on a stock exchange.

     "OPTION" means a security that gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. Any Access Person who buys/sells an option is generally deemed to have purchased/sold the underlying security when the option was purchased/sold.

     (1)  Call options

          (a) If an employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

          (b) If an employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

     (2)  Put options

          (a) If an employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

          (b) If an employee sells a put option, the employee is considered to have purchased the underlying security on the date the option was sold.

     "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Client Account. Generally, this will be portfolio managers and research analysts who make recommendations or decisions regarding the purchase or sale of securities for the Client Accounts.

     "PRECLEARANCE OFFICER" means the person designated as a Preclearance Officer in Appendix 1 hereof or such person's designee(s).

     "PRIVATE PLACEMENT" means an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933. Such offerings are exempt from registration because they do not constitute a public offering. Private Placements can include limited partnerships, certain co-operative investments in real estate, commingled investment vehicles such as hedge funds and investments in family-owned businesses.

     "RESTRICTED PERIOD" means the period beginning five trading days before the expected release of Legg Mason, Inc.'s quarterly earnings and continuing for two trading days following the quarterly earnings release.

     "SHORT SALE" means the sale of a security that is not owned by the seller at the time of the trade.

     "SUPERVISED PERSONS" include:

     (1) Directors and officers of Batterymarch (or other persons occupying a similar status or performing similar functions);

     (2)  Employees of Batterymarch; and

     (3) Any other person who provides advice on behalf of Batterymarch and is subject to Batterymarch's supervision and control.

     "SUPERVISOR(S)" means, either collectively or individually, Batterymarch's Chief Executive Officer and President.

VIII.   APPENDICES TO THE CODE

The following appendices are attached to and are a part of the Code:

Appendix 1.   CONTACT PERSONS;

Appendix 2.   ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS OR AMENDMENT TO CODE;

Appendix 3.   PERSONAL HOLDINGS REPORT;

Appendix 4.   TRADE AUTHORIZATION REQUEST FORM;

Appendix 5.   LEGG MASON FUND OR BATTERYMARCH-MANAGED FUND TRADE AUTHORIZATION
              REQUEST FORM;

Appendix 6.   CERTIFICATION OF ACCESS PERSON'S DESIGNEE;

Appendix 7.   FORM LETTER TO BROKER, DEALER OR BANK;

Appendix 8.   CERTIFICATION OF NO BENEFICIAL INTEREST;

Appendix 9.   NEW ACCOUNT(S) REPORT;

Appendix 10.  TRANSACTION REPORT.

                                   APPENDIX 1
                                 CONTACT PERSONS

PRECLEARANCE OFFICERS

     Philip E. Channen

DESIGNEES OF PRECLEARANCE OFFICERS

     Denise A. Larson
     Jeffrey S. Morandi

BATTERYMARCH'S COMPLIANCE DEPARTMENT

     Philip E. Channen
     Denise A. Larson
     Jeffrey S. Morandi

LEGG MASON'S LEGAL AND COMPLIANCE DEPARTMENT

     Gregory T. Merz
     Ronald A. Holinsky
     Christopher D. Marzullo
     Richard M. Wachterman

LEGG MASON'S CODE OF ETHICS REVIEW COMMITTEE

     Gregory T. Merz
     Edward A. Taber, III
     Richard M. Wachterman
     Mark R. Fetting
     Jennifer W. Murphy
     Deepak Chowdhury

                                   APPENDIX 2
                 ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS OR
                             AMENDMENT TO THE CODE


I acknowledge that I have received the Code of Ethics dated February 1, 2005 and represent that:

1. I have read the Code of Ethics and I understand that it applies to me and to all Covered Securities and to all Monitored Funds in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Covered Securities and Monitored Funds owned by members of my Immediate Family and that Covered Securities Transactions and Monitored Fund Transactions effected by members of my Immediate Family may therefore be subject to this Code. I have also read the definitions of "Batterymarch-Managed Funds," "Covered Securities," "Legg Mason Funds" and "Monitored Funds" and understand such definitions and the distinctions between them.

2. In accordance with Section IV.A. of the Code, I will obtain prior written authorization for all Covered Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under Section IV.D.1. of the Code.

3. In accordance with Section V.A. of the Code, I will obtain prior written authorization for all transactions in the Legg Mason Funds and Batterymarch-Managed Funds in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under Section V.C.1. of the Code.

4. In accordance with Sections VI.D. and VI.E. of the Code, I will report all new accounts opened on a quarterly basis that may hold Covered Securities or hold Monitored Funds in which I have a Beneficial Interest and provide at least quarterly transaction reports in all Covered Securities Transactions and Monitored Fund Transactions in which I have or acquire a Beneficial Interest.

5. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

6.   I will comply with the Code of Ethics in all other respects.

7. I am not subject to any of the disciplinary events listed in Item 11 of Form ADV, Part 1.



---------------------------------
Access Person's Name


-------------------------------                       ----------------------
Access Person's Signature                             Date

                                   APPENDIX 3
                            PERSONAL HOLDINGS REPORT


1. In accordance with Section VI.C. of the Code, the following is a list of all Covered Securities and Monitored Funds in which I have a Beneficial
     Interest:

     A. PROVIDE THE INFORMATION REQUESTED BELOW FOR EACH ACCOUNT THAT YOU MAINTAIN WITH A BROKER, DEALER, BANK OR MUTUAL FUND. INDICATE "NONE" IF APPROPRIATE.

-------------------------------------------------------------------------------
       NAME OF BROKER,
       DEALER, BANK OR             ACCOUNT TITLE            ACCOUNT NUMBER
         MUTUAL FUND
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


                     (ATTACH A SEPARATE SHEET IF NECESSARY)


     B. ATTACH THE MOST RECENT ACCOUNT STATEMENT FOR EACH ACCOUNT IDENTIFIED ABOVE. THE INFORMATION CONTAINED IN THIS PERSONAL HOLDINGS REPORT AND IN EACH ACCOUNT STATEMENT MUST BE CURRENT AS OF A DATE NO MORE THAN FORTY-FIVE (45) CALENDAR DAYS PRIOR TO THE DATE THIS REPORT IS SUBMITTED.

     C. IF YOU OWN BENEFICIAL INTERESTS IN COVERED SECURITIES OR MONITORED FUNDS THAT ARE NOT LISTED ON AN ATTACHED ACCOUNT STATEMENT, LIST THEM BELOW. INCLUDE PRIVATE EQUITY INVESTMENTS. INDICATE "NONE" IF APPROPRIATE.

-------------------------------------------------------------------------------
NAME OF BROKER,                                                 NUMBER OF
DEALER, BANK         ACCOUNT    ACCOUNT     NAME OF SECURITY/   SHARES/
OR MUTUAL FUND       TITLE      NUMBER      MONITORED FUND      PRINCIPAL AMOUNT
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                      (ATTACH SEPARATE SHEET IF NECESSARY)


2.   I certify that the information on this form is accurate and complete.



---------------------------------
Access Person's Name


---------------------------------                 ----------------------
Access Person's Signature                         Date

                                   APPENDIX 4
                                COVERED SECURITY
                        TRADE AUTHORIZATION REQUEST FORM


1.   Name of Access Person: _________________________

2.   Account Title and Number: ____________________________

3.   Name of Covered Security and ticker or CUSIP/SEDOL: _________________

4.   Maximum number of shares or units to be purchased or sold: ____________

5.   Name of broker to effect transaction: ________________


6.   Check applicable boxes: Purchase [ ] Sale [ ]   Market Order [ ]
                             Limit Order [ ]    Limit Price: ___________
                                                (sales only)

     Any other relevant trade details: _______________________________

7. In connection with the foregoing transaction, I hereby make the following representations and warranties:

     (a) I do not possess any material nonpublic information regarding the Covered Security or the issuer of the Covered Security.

     (b) I am not aware that any Client Account or any client account managed by an affiliate of Batterymarch has an open order to buy or sell the Covered Security or an Equivalent Security.

     (c) By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Client Account or any client account managed by an affiliate of Batterymarch to profit by the market effect of such transaction.

     (d)  The  Covered  Security  is not being  acquired  in an  Initial  Public
          Offering.

     (e) The Covered Security is not being acquired in a Private Placement or, if it is, I have reviewed Section IV.C.2.e. of the Code and have attached hereto a written explanation of such transaction.

     (f) (Investment Personnel Only.) If I am purchasing the Security, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold the Covered Security or an Equivalent Security in the prior 60 calendar days if the same or an Equivalent Security has been held by a Client Account at any time on or between the dates of the Covered Securities Transactions by me.

     (g) (Investment Personnel Only.) If I am selling the Security, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased the Covered Security or an Equivalent Security in the prior 60 calendar days if the same or an Equivalent Security has been held by a Client Account at any time on or between the dates of the Covered Securities Transactions by me.

     (h) I understand that if this trade is authorized, the length of the trade authorization approval will not extend beyond the close of business on the trading day after the authorization is granted (as stated in Section IV.A.4. of the Code). If the order is not placed within that period, a new authorization must be obtained before the order is placed.

     (i) Once this order is executed, I understand that I must satisfy the transaction and periodic statement reporting requirements as stated in
          Section VI.E. and VI.F. (as applicable) of the Code. IF THIS ORDER IS NOT EXECUTED, I AGREE TO NOTIFY THE PRECLEARANCE OFFICER.

     (j) I believe that the proposed trade fully complies with the requirements of the Code.

-----------------------------     ----------------------    ----------------
Access Person's Signature         Date                      Time

===============================================================================
                         TRADE AUTHORIZATION OR DENIAL
                   (to be completed by Preclearance Officer)

-----------------------------     ----------------------    ----------------
Name of Preclearance Officer      Date                      Time


-----------------------------
Signature of Preclearance Officer       [ ] Approved           [ ] Denied
===============================================================================

                                   APPENDIX 5
                  LEGG MASON FUND AND BATTERYMARCH-MANAGED FUND
                           TRADE AUTHORIZATION REQUEST

1.   Name of Access Person: __________________________________

2. Name of person executing trade (if not listed above) and such person's relationship to Access Person _____________________________________________

3.   Account Title: ___________________________________

4.   Account Number: _____________________

5. Legg Mason Fund or Batterymarch-Managed Fund to be purchased or sold: ___________________________

6. Maximum number of shares or $ ________________ amount to be purchased or sold: ________________

7.   Name of broker to effect transaction: ______________________

8.   Check applicable boxes: Purchase [ ]   Sale [  ]

9. In connection with the foregoing transaction, I hereby make the following representations and warranties:

(a) If I am requesting authorization for a sale, I have not purchased shares of the same Legg Mason Fund or Batterymarch-Managed Fund within 60 calendar days.

(b) By entering this order, I am not using my knowledge of the portfolio holdings of a Legg Mason Fund or Batterymarch-Managed Fund in an effort to profit through short-term trading of such Fund.

(c) I believe that the proposed trade fully complies with the requirements of the Code and the policies outlined in the Prospectus of the Fund.

-----------------------------     ----------------------    ----------------
Access Person's Signature         Date                      Time

===============================================================================
                         TRADE AUTHORIZATION OR DENIAL
                   (to be completed by Preclearance Officer)

-----------------------------     ----------------------    ----------------
Name of Preclearance Officer      Date                      Time


-----------------------------
Signature of Preclearance Officer       [ ] Approved           [ ] Denied
===============================================================================

                                   APPENDIX 6
                    CERTIFICATION OF ACCESS PERSON'S DESIGNEE

     The undersigned hereby certifies that the Access Person named on the attached Trade Authorization Request Form for Access Persons (a) directly instructed me to complete the attached form on his or her behalf, (b) to the best of my knowledge, was out of the office at the time of such instruction and has not returned, and (c) confirmed to me that the representations and warranties contained in the attached Form are accurate.



                                             --------------------------------
                                             Access Person's Designee


                                             --------------------------------
                                             Print Name


                                             --------------------------------
                                             Date

                                   APPENDIX 7
              SAMPLE INSTRUCTION LETTER TO BROKER, DEALER, OR BANK

(Date)

(Broker Name)
(Address)

Re:      (Account Name)
         (Account No.)

To Whom It May Concern:

In connection with my existing brokerage account(s) with your firm, please be advised that my employer should be noted as an "Interested Party" with respect to the account(s). They should, therefore, be sent copies of all trade confirmations and account statements relating to my account on a regular basis.

Please send the requested documentation for the referenced account(s) directly to:

                     Batterymarch Financial Management, Inc.
                           Attn: Compliance Department
                        200 Clarendon Street, 49th Floor
                           Boston, Massachusetts 02116

Thank you for your cooperation.

If you have any questions, please contact me.


                                Sincerely,


                                (Name of Access Person)

                                   APPENDIX 8
                     CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code of Ethics and I understand that it applies to me and to all Covered Securities and Monitored Funds in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Covered Securities and Monitored Funds owned by members of my Immediate Family and that Covered Securities Transactions and Monitored Fund Transactions effected by members of my Immediate Family may therefore be subject to this Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household of which I wish to rebut the presumption of having a Beneficial Interest:

                      RELATIONSHIP OF
                      IMMEDIATE FAMILY
NAME                  MEMBER              BROKERAGE FIRM         ACCOUNT NUMBER








I certify that with respect to each of the accounts listed above (INITIAL APPROPRIATE BOXES):


    [ ] I do not own individually or jointly with others any of the securities/funds held in the account.


    [ ] I do not possess or exercise decision making authority over the account.



    [ ] I do not act as a broker or investment adviser representative for the account.


I agree that I will notify Batterymarch's Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.




                                             --------------------------------
                                             Access Person's Designee


                                             --------------------------------
                                             Print Name


                                             --------------------------------
                                             Date

                                   APPENDIX 9
                              NEW ACCOUNT(S) REPORT

I  recently  opened  the  following  account(s)  in  which  I have a  Beneficial
Interest:

--------------------------------------------------------------------------------
DATE               NAME OF BROKER, DEALER,
OPENED             BANK, OR MUTUAL FUND        ACCOUNT TITLE     ACCOUNT NUMBER
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                            ------------------------------------
                                            Access Person's Name  (PLEASE PRINT)


                                            ------------------------------------
                                            Access Person's Signature


                                            ------------------------------------
                                            Date

                                 Exhibit p(viii)

                               THE CODE OF ETHICS
                                       OF
                        NORTHERN TRUST INVESTMENTS, N.A.

         This Code of Ethics (the "Code") has been adopted by Northern Trust Investments, N.A. ("NTI") in compliance with Rule 17j-1(c)(1) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the "Advisers Act").

         The purpose of the Code is to establish general principles governing the conduct of NTI employees in connection with NTI's services as an investment adviser and to establish procedures to enhance compliance with those general principles.

I.       GENERAL PRINCIPLES

         These principles emphasize NTI's fiduciary duty to clients and the obligation of NTI employees to uphold that fundamental duty.

         All NTI directors, officers and employees are subject to the following:

         A.     The duty at all times to place the interests of clients first;

         B. The requirement that all personal securities transactions be conducted in such a manner as to be consistent with this Code and to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility;

         C. The principle that NTI employees should not take inappropriate advantage of their positions;

         D. The fiduciary principle that information concerning the identity of security holdings and financial circumstances of clients is confidential;

         E.     The   principle    that    independence    in   the   investment
                decision-making process is paramount; and

         F. The duty to preserve NTI's reputation for honesty, integrity, and professionalism.

         These general principles govern the conduct of all directors, officers, and employees of NTI, whether or not the conduct also is covered by more specific standards and procedures set forth below.

         Failure to comply with this Code may result in disciplinary action, including termination of employment.

II.      SCOPE OF THE CODE

         A.     Persons Covered by the Code

         This Code applies to all NTI employees.  For purposes of this Code:

               1.    SUPERVISED PERSONS include:

                    a.   Directors   and  officers  of  NTI  (or  other  persons
                         occupying  a  similar  status  or  performing   similar
                         functions);

                    b.   Employees of NTI;

                    c. Any other person who provides advice on behalf of NTI and is subject to NTI's supervision and control; or

                    d. Any other persons designated by the Chief Compliance Officer.

         2.    ACCESS PERSONS include any Supervised Person who:

                    a. Has access to nonpublic information regarding any clients' purchase or sale1 of securities, or nonpublic information regarding the portfolio holdings of any investment company registered under the 1940 Act advised or sub-advised by NTI or affiliates of NTI;

                    b. Is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic; or

                    c.   Is a director or officer of NTI.

                    In addition, "Access Person" means (a) any employee of NTI (and any director, officer, general partner or employee of any company in a control relationship to NTI) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by an investment company registered under the 1940 Act that NTI advises or sub-advises, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and
                    (b) any natural person in a control relationship to NTI who obtains information concerning the recommendations made to an investment company registered under the 1940 Act with regard to the purchase or sale of a Covered Security by an investment company registered under the 1940 Act that NTI advises or sub-advises.

--------
1 The terms "purchase or sale" should be interpreted broadly to include any other type of acquisition or disposition by a client, such as the exercise of options.

               3.   INVESTMENT PERSONS include any Supervised Person who:

                    a. Makes investment decisions for clients (i.e., portfolio managers);

                    b.   Provides  information or advice to portfolio  managers;
                         or

                    c. Helps execute and/or implement the portfolio manager's decisions (i.e., securities analysts and traders).

         B.    Accounts Covered by the Code

               1.   COVERED ACCOUNTS include:

                    a.   All accounts in the name of the person;

                    b.   All accounts of the person's spouse;

                    c. All accounts of any minor children or other relatives (by marriage or otherwise) living in the person's home; and

                    d. All accounts in which any of the foregoing persons had any beneficial ownership2 interest or over which he or she exercises control or investment influence.

         C.    Securities Covered by the Code

               1. COVERED SECURITY means any stock, bond, future, investment contract or any other instrument that may be considered a "security," (including securities issued by Northern Trust Corporation). The term "Covered Security" is very broad and includes:

                    a.   Options on securities, on indexes and on currencies;

                    b. All kinds of limited partnerships (e.g., LLC, LLP, etc.);


                    c. Foreign unit investment trusts and foreign mutual funds;

                    d. Private investment funds, hedge funds, and investment clubs;


2 A person is a  "beneficial  owner" of a security for purposes of the
Code if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A pecuniary interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. An indirect pecuniary interest includes, but is not limited to: (1) securities held by members of a person's immediate family sharing the same household; (2) a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; (3) a person's right to dividends that is separated or separable from the underlying securities; (4) a person's interest in securities held by a trust; and (5) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

                    e.   Closed-end mutual funds and unit investment trusts; and

                    f. Shares of open-end mutual funds registered under the 1940 Act that are advised or sub-advised by NTI or affiliates of NTI, except money market funds. [URL]

               2.   Covered Security does not include:

                    a.   Direct  obligations  of  the  U.S.   government  (e.g.,
                         treasury securities);

                    b. Bankers acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

                    c. Shares issued by money market funds registered under the 1940 Act; and

                    d. Shares of open-end mutual funds registered under the 1940 Act that are not advised or sub-advised by NTI or affiliates of NTI.

III.     STANDARDS OF BUSINESS CONDUCT

         All Supervised Persons are subject to the following standards of business conduct:

         A. COMPLIANCE WITH LAWS AND REGULATIONS. Supervised Persons must comply with applicable federal securities laws:

               1. Supervised Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

                    a.   To defraud such client in any manner;

                    b. To mislead such client, including by making a statement that is untrue or omits material facts;

                    c. To engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon such client;

                    d. To engage in any manipulative practice with respect to such client; or

                    e. To engage in any manipulative practice with respect to securities, including price manipulation.

         B. CONFLICTS OF INTEREST. As a fiduciary, NTI has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients. In addition,

               Supervised Persons should avoid situations that have even the appearance of conflict or impropriety.

               1. CONFLICTS AMONG CLIENT INTERESTS. Conflicts of interest may arise where NTI or its Supervised Persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which Supervised Persons have made material personal investments, accounts of close friends or relatives of Supervised Persons). This Code prohibits inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.

               2. COMPETING WITH CLIENT TRADES. This Code prohibits Access Persons from using knowledge about pending or currently considered transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities.

         C. INSIDER TRADING. Supervised Persons are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information, as well as communicating material nonpublic information to others in violation of the law. Supervised Persons are subject to and must comply with the Northern Trust Corporation Statement of Confidential Information and Securities Trading.

         D. GIFTS AND ENTERTAINMENT. Supervised Persons are subject to and must comply with the policy on Gifts, Bequests, Meals, Entertainment and Loans from clients or vendors contained in the Northern Trust Corporation Guidelines Relating to Standards of Conduct.

         E. POLITICAL CONTRIBUTIONS AND CHARITABLE AND COMMUNITY ACTIVITIES. Supervised Persons are subject to and must comply with the policies on Political Contributions and Charitable and Community Activities contained in the Northern Trust Corporation Guidelines Relating to Standards of Conduct.

         F. CONFIDENTIALITY. All client information is confidential. Supervised Persons must keep all information concerning clients (including former clients) in strict confidence, including the client's identity (unless the client consents), the client's financial circumstances, the client's security holdings and advice furnished to the client by NTI.

               Supervised Persons are prohibited from sharing information with persons employed by affiliated entities, except for legitimate business purposes.

         G. SERVICE ON A BOARD OF DIRECTORS. An Access Person should not serve as a member of a board of directors of a publicly held company. Exceptions to this policy require the written approval of the Access Person's business unit President or in the case of a business unit President his or her immediate supervisor.

IV.      PERSONAL SECURITIES TRANSACTIONS.

         Access  Persons must strictly  comply with the  following  policies and
         procedures  regarding  personal  securities   transactions  in  Covered
         Accounts.

         A. INITIAL PUBLIC OFFERINGS. All Access Persons are prohibited from acquiring any securities in an initial public offering. Access Persons may only acquire securities in the secondary market not sooner than the first business day after the initial public offering date.

         B. LIMITED OR PRIVATE OFFERINGS - PRE-CLEARANCE. Access Persons must obtain written approval from the Chief Compliance Officer ("CCO") prior to any acquisition of securities in a limited offering (e.g., private placement). The CCO will take into account, among other factors, whether the investment opportunity should be reserved for clients, and whether the opportunity is being offered to an Access Person by virtue of his or her position with NTI.

               1. Access Persons who have been approved to acquire securities in a private placement are required to disclose that investment in writing to the Chief Investment Officer ("CIO") when the Access Person plays a part in the subsequent consideration of an investment in the issuer on behalf of a client; and

                     In such circumstances, the decision to purchase securities of the issuer for the client must be approved in writing by the CIO. The CIO determination shall be forwarded to the Investment Compliance Department.

         C.    BLACKOUT PERIODS.

               1. No Access Person shall engage in a securities transaction when the Access Person knows at the time of the transaction that such security is being considered for purchase or sale by an open-end mutual fund advised or sub-advised by NTI or affiliates of NTI.

               2. Investment Persons, and any other Access Persons designated by the CCO, are prohibited from executing a transaction in any Covered Security until a pending "buy" or "sell" order on the Chicago Central Trading Desk in the same (or a related) Covered Security is executed or withdrawn.

               3. Investment Persons are prohibited from purchasing or selling a security during the period beginning seven (7) calendar days before and ending seven (7) calendar days after the day on which a client account managed, or co-managed, by that Investment Person has purchased or sold that same security.

               4. No Investment Person, or any other Access Person designated by the CCO, shall purchase or sell any Covered Security for a period of five (5) business days after the Covered Security has been added to the Guidance List or any change to the internal rating on the Covered Security on the Guidance List.

               5. Transactions in equity securities of companies with market capitalization of $50 billion or more at the time of purchase or sale are not subject to the blackout periods or pending buy and sell order restrictions noted herein.
                    However, such transactions are still subject to the pre-clearance requirement.

               6.   The  prohibitions  set forth in C.1., 2., 3. and 4. above do not apply where the client account purchases or sells Covered Securities for the purpose of replicating a broad-based index. Such transactions are still subject to pre-clearance requirements.

         D. SHORT-TERM TRADING. Access Persons are generally discouraged from engaging in short-term speculative trading, excessive trading and trading which interferes with the Access Person's job responsibilities. Access Persons are subject to the trading restrictions set forth in the prospectus of any registered investment company advised or sub-advised by NTI or an affiliate of NTI.

         E. TRADING IN NORTHERN TRUST CORPORATION SECURITIES. Supervised Persons are subject to and must comply with the Northern Trust Corporation Statement of Confidential Information and Securities Trading.

V.       COMPLIANCE PROCEDURES

         A. PERSONAL SECURITIES TRANSACTION PROCEDURES AND REPORTING.

               1. PRE-CLEARANCE PROCEDURES. Investment Persons, and any other Access Persons designated by the CCO, are required to obtain pre-clearance for a transaction in a Covered Security (except open-end mutual funds registered under the 1940 Act advised or sub-advised by NTI or affiliates of NTI).

                    a. A request for approval shall be submitted on the prescribed form to the CCO or designee;


                    b. Each approval for a proposed transaction shall be valid until 3 p.m. Central Standard Time on the first day the financial markets are open for trading following the day of approval;

                    c.   The CCO or designee  shall  obtain  approval  for their
                         requested   transaction   from  the  NTGI  Director  of
                         Investment Compliance or designee;

                    d. PRE-CLEARANCE EXEMPTIONS. Investment Persons, and any other Access Persons designated by the CCO, need not pre-clear:

                         i. Purchases or sales over which an Investment Person, or any other Access Person designated by the CCO, has no direct or indirect influence or control, as approved by the Ethics Committee;

                         ii.  Securities issued by Northern Trust Corporation;

                         iii. Purchases  or  sales   pursuant  to  an  Automatic
                              Investment Plan, a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (including a dividend reinvestment plan);

                         iv. Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired;

                         v. Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

                         vi.  Registered open-end investment company shares;

                         vii. Exchange   traded   funds  that  are  based  on  a
                              broad-based index;

                         viii Futures and options on  currencies  or on a broad-
                              based index; and

                         ix.  Other non-volitional events.

               2.   REPORTING REQUIREMENTS.

                    a. HOLDINGS REPORTS. All Access Persons must submit to the CCO or designee a report of all holdings of Covered Securities in Covered Accounts within 10 days of becoming an Access Person and thereafter on an annual basis. Each Holdings Report must include:

                         i. The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

                         ii. The name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the Access Person's direct or indirect benefit; and

                         iii. The date the report is submitted.

                         The information supplied must be current as of a date no more than 45 days before the annual report is submitted. For new Access Persons, the information must be current as of a date no more than 45 days before the individual became an Access Person.

                    b. QUARTERLY TRANSACTION REPORTS. All Access Persons must submit to the CCO or designee a Quarterly Transaction Report no later than 30 days after the end of each calendar quarter covering all transactions in Covered Securities during the quarter.3 The Quarterly Transaction Report must include information about each transaction involving a Covered Security where the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. The Quarterly Transaction Report must include:

                         i. The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each Covered Security involved;

                         ii. The nature of the transaction (e.g., purchase, sale);

                         iii. The price at which the transaction was effected;

                         iv. The name of the broker, dealer or bank with or through which the transaction was effected; and

                         v. The date the Quarterly Transaction Report is submitted.

                    c. BROKERAGE ACCOUNT REPORTS. All Access Persons must disclose the following information about any brokerage account opened containing Covered Securities held for the direct or indirect benefit of the Access Person:

                         i. The name of the broker, dealer or bank with which the Access Person established the account;

                         ii.  The date the account was established; and

                                     - 9 -
----------
3 Access Persons are reminded that Covered Securities include shares in open-end mutual funds registered under the 1940 Act that are advised or sub-advised by NTI or affiliates of NTI, except money market funds.

                         iii. The  date  the   Brokerage   Account   Report   is
                              submitted.

                    d. REPORTING EXEMPTIONS. Access Persons need not report transactions that would duplicate information contained in broker trade confirmations or account statements that NTI holds in its records so long as NTI receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

               3. DUPLICATE BROKERAGE CONFIRMATIONS AND STATEMENTS. All Access Persons are required to direct their brokers to provide to the CCO or designee duplicate copies of confirmations of all transactions in Covered Securities and copies of periodic statements for all Covered Accounts.

         B. CERTIFICATION OF COMPLIANCE. NTI will provide a copy of the Code to all Supervised Persons.

               1. INITIAL CERTIFICATION. All Supervised Persons are required to certify in writing that they have (a) received a copy of this Code; (b) read and understand all provisions of this Code; and (c) agreed to comply with the terms of this Code.

2. ANNUAL CERTIFICATION. All Supervised Persons shall annually certify that they have read, understood and complied with this Code. In addition, Supervised Persons are required to certify they made all of the reports required by the Code and have not engaged in any prohibited conduct.

         C. INVESTMENT COMPANY REPORTING. NTI shall annually submit this Code to the board of directors/trustees of any investment company it advises or sub-advises, as well as a written report that describes any issues arising under this Code since the last report. The report shall include information about material violations of this Code, sanctions imposed in response to such violations and a discussion of whether any material waivers were granted during the period. NTI shall also certify that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Code. Any material amendments to this Code will be promptly submitted to the boards.

VI.      RECORDKEEPING AND ADMINISTRATION

         A.    NTI shall preserve in an easily accessible place:

               1. A copy of the current Code in effect and a copy of any predecessor Code for a period of five years after it was last in effect;

               2. A record of any violation of the Code and any action taken as a result of such violation, for a period of five years from the end of the fiscal year in which the violation occurred;

               3. A copy of each report (or broker confirmations and statements provided in lieu thereof) made by an Access Person for a period of five years from the end of the fiscal year in which the report was made, the first two years in an easily accessible place;

               4. A list of all Supervised Persons who are, or within the prior five (5) years have been, required to make reports and a list of all Supervised Persons responsible for reviewing such reports; and

               5. A copy of each report furnished to the board of any investment company pursuant to Rule 17j-1(c)(2)(ii) of the Investment Company Act of 1940, describing issues arising under the Code and certifying that NTI has adopted procedures reasonably designed to prevent Access Persons from violating this Code.

               6. A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities in initial public offerings and Limited Offerings, for at least five years after the end of the fiscal year in which the approval was granted.

               7. A record of all written acknowledgements for each person who is currently, or within the past five years was, required to acknowledge their receipt of this Code and any amendments thereto. All acknowledgements for a person must be kept for the period such person is a Supervised Person of NTI and until five years after the person ceases to be a Supervised Person of NTI.

         B. REPORTING VIOLATIONS. All Supervised Persons must report violations of this Code promptly to the CCO or designee. Retaliation against any Supervised Person who reports a violation is prohibited and constitutes a further violation of the Code.

         C. SANCTIONS. Any violation of this Code may result in any disciplinary action that NTI deems appropriate, including but not limited to a warning, fines, disgorgement, suspension of trading privileges, demotion or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

         D. FURTHER INFORMATION REGARDING THIS CODE. All questions or interpretation of provisions of this Code shall be submitted in writing to and resolved by the Ethics Committee and the General Counsel of Northern Trust Corporation or his designee ("Legal
               Counsel"). Pending resolution of any issue submitted to the Ethics Committee and Legal Counsel, any uncertainty about the scope of any provision of this Code should be resolved in favor of a broader rather than narrower interpretation. The Ethics Committee and Legal Counsel also reserve the right in appropriate circumstances to grant waivers from any requirement under this Code.

Dated:  February 1, 2005

                                     - 11 -